As filed with the Securities and Exchange Commission on December 15, 2016

Registration No. 333-204811

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 19)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: (687) 367-0809

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Mark Elliott

Chief Executive Officer

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: 404-891-1122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum	Stephen A. Weiss
David C. Fischer	Jeffrey Rinde
Tahra T. Wright	CKR Law, LLP
Loeb & Loeb LLP	1330 Avenue of the Americas
345 Park Avenue	New York, NY 10019
New York, NY 10154	(212) 259-7300
(212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Class A common stock, par value $0.0001 per share (1) (2)	$7,000,000	$402.00	(2)
Total	$7,000,000	$402.00	(2)

(1) Assumes the sale of 1,000,000 shares of Class A common stock being offered by the Registrant at an offering price of $7.00 per share. Estimated pursuant to Rule 457(o) under the Securities Act.

(2) Previously paid.

(3) In addition, pursuant to Rule 416 under the Securities Act, the Class A common stock registered hereby also includes an indeterminate number of additional shares of Class A common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions which occur during this continuous offering.

(4) There is no current market for the securities. Although the registrant’s common stock has a par value of $0.0001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $7.00 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED December 15, 2016

1,000,000 Shares of Class A
Common Stock
BOXLIGHT CORPORATION

This prospectus relates to an initial offering of shares of Class A common stock of Boxlight Corporation, a Nevada corporation (the “Company” or “we”, “us”), par value $0.0001 per share. We may offer and sell from time to time up to 1,000,000 shares of our Class A Common Stock at a fixed price of $7.00 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management and/or controlling stockholders will attempt to sell our Class A common stock pursuant to this prospectus directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the shares of Class A common stock on our behalf, management and controlling shareholder will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended. 1,000,000 shares of our Class A common stock will be offered at a fixed price of $7.00 per share for a period of 120 days from the effective date of this prospectus. The offering shall terminate on the first to occur of - (i) when the offering of 1,000,000 shares is fully subscribed for, (ii) April __, 2017 (120 days from the date of this prospectus), or (iii) earlier than April __, 2017 if we decide to terminate the offering prior to such date.

	Offering Price Per Share	Commissions (1)		Proceeds to Company Before Expenses
Common Stock	$7.00	Not Applicable	(1)	$7,000,000
Total	$7.00	Not Applicable	(1)	$7,000,000

(1) Our management and controlling stockholders may, from time to time, engage the services of one or more broker/dealers who are registered with the SEC to assist us in the sale of such shares. In such event, we may pay commissions to such broker/dealers which we estimate would be approximately 7% of the gross proceeds we receive from sales of our Class A common stock that are initiated by them. Accordingly, for example, if all 1,000,000 shares were sold through broker/dealers, our proceeds before expenses would be reduced to $6,510,000.

There is currently no public market for our Class A common stock and there can be no assurance that a market for such shares will develop either during or upon completion of this offering. In the event that during or upon completion of this offering, we meet the initial listing requirements under Nasdaq Rule 5505(a) and Rule 5505(b)(i), we will seek to list our Class A common stock on the Nasdaq Capital Markets under the symbol “BOXL”. Among other Nasdaq Capital Markets initial listing requirements, we would need to have at least 300 round lot holders of our Class A common stock and a minimum $15,000,000 in market value of our publicly traded shares (as defined). There is no assurance that we will be able to meet all Nasdaq listing requirements or that Nasdaq will approve our initial listing application. If we are unable to list our Class A common stock on the Nasdaq Capital Markets, such shares will trade on the OTCQB or OTCQX exchanges of the OTC Markets. For further information, see “Summary of the Offering on page __ of this prospectus and “Risk Factors” on page __ of this prospectus.

K Laser International Co., Ltd. recently purchased, for $1,000,003, a total of 178,572 shares of our Class A common stock in a private placement at a price of $5.60 per share, and may consider the purchase, for up to $1,000,000, as many as 142,857 additional shares out of the 1,000,000 shares of Class A common stock offered by us in this initial public offering at $7.00 per share. In October 2016, we issued an aggregate of 208,207 additional restricted shares of our Class A common stock to 6 individuals, including our Chief Executive Officer, in exchange for their cancellation of a total of $236,830 indebtedness and other obligations we owed to such persons. In October and November 2016, the Company issued additional 18,016 and 33,865 shares of Class A common stock , respectively, in private placements at $1.055 and $5.91 per share , respectively .

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

The date of this prospectus is December 15 , 2016.

What the Classroom Can Be.

DNA structure
Whole-Class Learning
Assessment for Learning
Improved Student Outcomes
STEM
Collaborative Learning

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS

Through share exchanges, cash payments and note issuances, Boxlight Corporation, a Nevada corporation formed on September 18, 2014 (“Boxlight Parent”), acquired the following three companies: (a) through Boxlight Holdings, Inc., a wholly-owned subsidiary of Boxlight Parent, we acquired on July 18, 2016 from Everest Display Inc (“EDI”), a Taiwan corporation and its subsidiary, 100% of the shares of Boxlight, Inc., a Washington State corporation and 100% of the shares of Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica Servicios, S.A. DE C.V, both corporations organized under the laws of Mexico (collectively, the “Boxlight Group”), (b) from a trust affiliated with certain of our principal stockholders, we acquired as of April 1, 2016, 100% of the membership interests of Mimio LLC (“Mimio”) and (c) from Vert Capital Corp, formerly the principal stockholder of Boxlight Parent, we acquired as of May 12, 2016, 100% of the membership interests of Genesis Collaboration LLC, a Georgia limited liability company (“Genesis”).

Throughout this prospectus, unless otherwise designated or the context suggests otherwise, all references to

●	“we,” “our,” “Company” or “us” in this prospectus means BOXL and our subsidiaries, the Boxlight Group, Mimio and Genesis.

●

shares (other than preferred shares), Class A common stock, Class B common stock and per share data reflect a series of reverse stock splits and a stock split of BOXL’s outstanding capital stock that were consummated during 2015, along with a 1.0844 stock split consummated in May, 2016, a .9373041 stock split consummated on October 10, 2016, a 1.07727 stock split consummated on October 12, 2016, and a .948207171 stock split consummated on December 13, 2016.

EXPLANATORY NOTE

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, market acceptance of our products; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider important in making your investment decision. You should read the following summary together with the more detailed information regarding us and our Class A common stock being sold in the offering, including the risks of investing in our Class A common stock discussed under “Risk Factors,” beginning on page 11 and our historical and pro forma combined financial statements and the related notes appearing elsewhere in this prospectus, before making an investment decision.

For convenience, in this prospectus, unless the context suggests otherwise, all references to “Boxlight Parent” means only Boxlight Corporation, a Nevada corporation, and references to “BOXL,” “we,” “our,” “our company,” “Company” or “us” means Boxlight Parent, and our wholly-owned subsidiaries, Mimio, the Boxlight Group, and Genesis. All references to (i) “Mimio” means Mimio LLC, a Delaware limited liability company; (ii) the “Boxlight Group” means collectively, Boxlight, Inc., a Washington state corporation, Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica Servicios, S.A. DE C.V, both corporations organized under the laws of Mexico; and (iii) “Genesis” means Genesis Collaboration LLC, a Georgia limited liability company.

All references to shares of Series A preferred stock, Series B preferred stock and Series C preferred stock, and all references to shares (other than preferred stock), common stock, Class A common stock, Class B common stock and per share data refer to securities of Boxlight Parent and reflect a series of reverse stock splits of Boxlight Parent’s outstanding common stock that were consummated during 2015 and 2016, including along with a 1.072268908 forward stock split consummated in October 2016 and a 0.948207171 stock split consummated on December 13, 2016.

Boxlight Corporation

Boxlight Parent was incorporated in Nevada on September 18, 2014 for the purpose of becoming a technology company that sells interactive educational products. In May 2016, under an agreement effective as of April 1, 2016, Boxlight Parent acquired 100% of the membership interest in Mimio and on May 12, 2016, Boxlight Parent acquired 100% of the membership interests of Genesis. On July 18, 2016, Boxlight Holdings, Inc., a newly formed Delaware subsidiary of Boxlight Parent acquired 100% of the capital stock of the Boxlight Group.

We are a technology company primarily focused on the education and learning industry. Our goal is to transform the way both teachers and students, from kindergarten through secondary school (K-12) and universities utilize visual images, computer graphics and dynamic interactive curricula to learn. We intend to achieve our goals by enabling our customers to deploy interactive teaching approaches using visual images and customary graphic display products on multiple surfaces, such as chalk boards, marker boards, blank walls or whiteboards. By providing interactive visual imaging we expect to enhance learning experiences in schools, government and businesses by bringing life to lessons and presentations. Research suggests that interactive whiteboards, and specifically interactive visual imaging can positively affect student engagement, motivation, understanding and review processes and accommodate students with different learning styles, including those who have special needs. We believe that both in the classroom and in the board room technology and interactive teaching products have demonstrated that they materially advance learning and communication.

Through the acquisitions of Mimio, the Boxlight Group and Genesis we seek to become a single source, world-leading innovator, manufacturer and integrator of interactive products for schools and universities, as well as for the instruction and professional development markets for business and governmental agencies. We intend to develop new products and expand the scope of our sales and marketing efforts to school districts, corporations and governmental agencies throughout the United States as well as in Europe, Asia, Africa and Latin America. In addition, we intend to further develop our technology by incorporating existing classroom management tools and software to establish a platform that will enable our clients to interact with each other to share presentations, lesson plans and other interactive learning techniques. Acquiring Genesis allows us to combine a traditional value added reseller and our products and technologies with sales and support teams representing multiple education and learning solution vendors and suppliers. We believe that as a result of the acquisitions, we represent a unique vertically integrated interactive technology company capable of providing products, sales and distribution and service and support to our customers.

For the year ended December 31, 2015, Boxlight Parent retrospectively adjusted for the acquisitions of Mimio and Genesis incurred a consolidated loss of approximately $2,260,000 on total revenues of $3,377,000 and the Boxlight Group incurred a combined loss of approximately $536,000 on combined revenues of approximately $12,075,000. For the nine months ended September 30, 2016, Boxlight Parent incurred a consolidated loss of approximately $343,000 on total revenues of $15,371,000.

Mimio

Mimio designs, produces and distributes a range of Interactive classroom technology products primarily targeted at the global K-12 education market. Mimio’s core products include interactive projectors, interactive flat panel displays, interactive touch projectors, touchboards, and MimioTeach which can turn any whiteboard interactive in 30 seconds. Mimio’s product lines also include an accessory document camera, teacher pad for remote control, and an assessment system. Its MimioStudio Instructional Software enables the creation, editing, and presentation of interactive instructional lessons and activities. MimioStudio can also be operated using MimioPad as a full-featured remote control on a mobile device such as an iPad or tablet which includes a display screen that fully replicates the front-of-classroom display.

Mimio was founded in July 2013 and maintains its headquarters is in Boston, Massachusetts. Manufacturing is outsourced to manufacturers located in Taiwan and China. Mimio products have been deployed in over 600,000 classrooms in dozens of countries. Mimio’s software is provided in over 30 languages.

The Boxlight Group

The Boxlight Group sells an expanding product line of projectors, interactive LED flat panels, display devices, audio solutions, and mobile carts and stands to the education and learning technology markets. The Boxlight Group also distributes to these markets interactive whiteboards, tablets and enabling software solutions produced by third parties.

Since launching its patented interactive projectors in 2007, the Boxlight Group has sold them to public schools in the United States and in 49 other countries, as well as to the Department of Defense International Schools in approximately 3,000 classrooms in 20 countries, the Job Corp, the Library of Congress, the Center for Disease Control, the Federal Emergency Management Agency, nine foreign governments and the City of Moscow and numerous Fortune 500 companies, including Verizon, GE Healthcare, Pepsico, First Energy, ADT, Motorola, First Data and Transocean, and custom built nearly 4,000 projectors for the Israeli Defense Forces. The Boxlight Group Parent intends to expand the Boxlight Group’s marketing efforts in both the United States as well as in Europe, Asia, Africa and Latin America after the acquisition.

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Boxlight Group Products

ProjectoWrite Interactive Projectors:

The Boxlight Group sells and distributes a suite of patented, award-winning interactive projectors that offer a wide variety of features and specifications to suit the varying needs of instructors, teachers and presenters. With an interactive projector, any wall, whiteboard or other flat surface becomes interactive. A teacher, moderator or student can use the included pens or fingers as a mouse to write or draw images displayed on the surface. As with interactive whiteboards, interactive projectors accommodate multiple users simultaneously. Images that have been created through the projected interactive surface can be saved as computer files. The Boxlight Group’s new ProjectoWrite 12 series, launched in February 2016, allows the simultaneous use of up to ten simultaneous points of touch.

External Interactive Devices:

The Boxlight Group sells and distributes OutWrite interactive modules that employ a patented complementary metal oxide silicon, or CMOS camera, to make any non-interactive short-throw or standard-throw projector interactive. The OutWrite modules feature a preview window when connected via USB cable to allow simple setup and calibration. The Boxlight Group has sold an interactive module that includes an embedded Android device. The OutWrite device allows for the same touch emulation with interactive pens as the P5 interactive projectors.

Interactive LED Flat Panels:

The Boxlight Group offers the HD 55”, 65” and 4k 75” and 84” ProColor series of interactive LED panels. All models include an optional computer slot for the inclusion of an onboard Windows 8 and 10 computer. ProColor Interactive LED panels utilize infrared blocking technology, offering 10 points of touch for simultaneous interaction by multiple users. ProColor’s built-in speakers add room-filling sound to the display’s vivid colors.

Peripherals and Accessories

The Boxlight Group also offers a line of peripherals and accessories, including amplified speaker systems, non-interactive projectors, mobile carts, installation accessories and adjustable wall-mount accessories that complement its entire line of interactive projectors, LED flat panels and standard projectors. The height and tilt adjustable DeskBoard mobile cart, which won the Best of ISTE in June 2014 for Best Hardware product, can be used as an interactive screen or interactive desktop with its P12 ultra-short throw interactive projectors.

Boxlight Group Supplier

The Boxlight Group does not manufacture any of the products it sells and distributes. The products sold and distributed by the Boxlight Group are primarily manufactured by and purchased from Everest Display Technologies, Inc., a Taiwan corporation (“EDI”) and its direct and indirect subsidiaries. On July 18, 2016, Boxlight Holdings Inc., a wholly-owned subsidiary of Boxlight Parent acquired 100% of the equity of the Boxlight Group, and EDI and/or its subsidiary received 270,000 shares of Series C preferred stock. Such Series C preferred stock shall be automatically convertible into 22.221% of our “fully-diluted common stock” (as defined) upon completion of this offering.

Genesis

Genesis is a traditional value-added reseller with sales and support teams representing multiple education and learning solution technologies, vendors and suppliers. Genesis is either a premier partner or an exclusive partner throughout the United States in several key geographic markets for various education solution providers.

The Education and Learning Technology Market

The global education industry is undergoing a significant transition, as primary and secondary school districts, colleges and universities, as well as governments, corporations and individuals around the world are increasingly recognizing the importance of using technology to more effectively provide information to educate students and other users in knowledge-based societies. “Smart education” denotes a range of technologies employed to enhance the delivery and administration of education across various segments such as K-12, higher education, enterprise, government and healthcare. This market is broadly segmented by four major parameters, namely; product type, application type, e-learning modes, and geography.

According to a market research report, “Smart Education and Learning Market: Advanced Technologies, Digital Models, Adoption Trends and Worldwide Market Forecast (2012-2017),” the global smart education and learning market is expected to reach $220.0 billion by 2017 at a compounded annual growth rate (CAGR) of 20.3% from 2012 to 2017. The market for education and learning software is estimated to reach $37.2 billion, and the market for education and learning hardware is estimated to reach $12.1 billion by 2017. In 2011, North America accounted for about 60% of global revenue and is expected to grow at a CAGR of 15.2% from 2012 to 2017. In the United States, the K-12 education sector represents one of the largest industry segments. According to a September 2011 report to the President from the Counsel of Economic Advisors, the U.S. education market accounted for over $638 billion of expenditures, or about 4.4% of the 2011 U.S. gross domestic product, as measured by National Center for Educational Statistics for the 2010-2011 school year. According to a November 2013 study by Bank of America Merrill Lynch, total global spending on corporate eLearning was $25.5 billion in 2012 and expected to reach $32.1 billion by 2015 and $37.5 billion by 2017— an 8% CAGR between 2012 and 2017.

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Our Opportunity

We believe that as a result of our acquisitions of the Boxlight Group, Mimio and Genesis, we are strongly positioned to become a leading manufacturer and provider of interactive educational products in the global learning and educational market—based on our existing products and those we intend to develop either alone or in collaboration with other technology companies. We believe that close connection between levels of educational attainment, evolving educational standards, personal career prospects and economic growth will increase the demand for our interactive educational products. Some of the factors that may impact our opportunity include:

Growth in U.S. K-12 Market Expenditures. Partially due to the recent recovery from the world-wide recession that resulted in significant cuts in 2011 and 2012 federal, state and local educational budgets, significant resources are again being devoted to primary and secondary education in the United States. As set forth in the Executive Office of the President, Council of Economic Advisers’ report, Unleashing the Potential of Educational Technology, U.S. education expenditure has been estimated at approximately $1.3 trillion, with K-12 education accounting for close to half ($625 billion) of this spending.

International Catalysts Driving Adoption of Learning Technology. According to Ambient Insights 2012 Snapshot of the Worldwide and US Academic Digital Learning Market, substantial growth in revenues for eLearning products in the academic market segment are anticipated throughout the world due to several convergent catalysts, including, population demographics, such as significant growth in numbers of 15-17 year old students and women in education in emerging markets; government-funded education policies mandating country-wide deployment of digital learning infrastructures; large scale digitization efforts in government and academic markets; significant increases in the amount of digital learning content; migration to digital formats by major educational publishers and content providers; mass purchases of personal learning devices and strong demand for learning platforms, content and technology services; and the rapid growth of part-time and fulltime online student enrollments.

Trends in Tech-Savvy Education. While industries from manufacturing to health care have adopted technology to improve their results, according to Trends in Tech-Savvy Education (Stanford Graduate School of Business), education remains heavily reliant on “chalk and talk” instruction conducted in traditional settings; however, that is starting to change as schools and colleges adopt virtual classrooms, data analysis, online games, highly customized coursework, and other cutting-edge tools to help students learn.

Increasing Focus on Accountability and the Quality of Student Education. U.S. K-12 education has come under significant political scrutiny in recent years. An independent task force report published in March of 2012 by the Council on Foreign Relations, a non-partisan membership organization and think tank, observed that American students rank far behind global leaders in international tests of literacy, math and science, and concluded that the current state of U.S. education severely impairs the United States’ economic, military and diplomatic security as well as broader components of America’s global leadership.

New Technologies. In addition to white boards and interactive projectors, other technologies are being adapted for educational uses on the Internet, mobile devices and through cloud-computing, which permit simultaneous sharing of digital files and programs among multiple computers or other devices through a virtual network. Handheld devices, including smartphones, tablets, e-readers and digital video technologies, are now fundamental to the way students communicate.

Demand for Interactive Projectors is on the Rise. As a complete system, interactive projectors are considerably less expensive than interactive whiteboards or interactive flat panel displays, placing them at a distinct advantage in price sensitive markets. According to FutureSource, an industry publication, “sales of interactive projectors are expected to grow steadily from 2014 to 2017 with a CAGR at 10.3% worldwide.”

Our Strategic Goals

We believe that our future success will depend upon many factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address.

●	Investing in research and development. We believe that, following consummation of this offering, our performance will be significantly dependent on the investments we make in research and development and that we must continually develop and introduce innovative products, enhance existing products and effectively stimulate customer demand for existing and future products.

●	Investing in sales and marketing. We intend to invest significant resources in our marketing, advertising and brand management efforts.

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●	Expanding our technology base. Our long-term growth will depend in part on our ability to continually expand our product and technology offerings. We intend to do so, both through our internal research and development initiatives, as well as through strategic acquisition opportunities and joint ventures that may develop.

●	Developing an integrated sales and distribution strategy through acquisitions and joint ventures. In addition to Genesis, we believe there are opportunities for us to acquire a number of value added resellers that are focused on the education and learning technologies market segments, have gained the trust and support of local school districts and governmental agencies, and are located in geographically strategic areas throughout the United States and internationally. We believe that, with adequate capital and infrastructure, we can materially increase our revenues and scope by acquiring or joint venturing with a number of these companies. Our vision is to bring together many of these education focused resellers into a cohesive network that will provide proven sales and sales-related services and support across the United States and internationally.

●	Developing strategic partnerships and alliances. We currently work with a variety of major software and hardware solution providers, with whom we are developing embedded solutions to offer buffered content inside our projectors to allow smooth content streaming across multiple platforms. We intend to further existing and develop additional strategic partnerships and alliances.

Selected Risks Associated With Our Business

Investment in our Class A common stock is subject to a number of risks, which are more fully described starting on page 11 of this prospectus. These risks include:

●	We have incurred pro forma combined losses for the nine months ended September 30, 2016 and the year ended December 31, 2015;

●

We may be unable to pay the $1,460,508 remaining balance due to Skyview Capital LLC on December 15, 2016 under the restated Skyview Note; which default could result in the note holder’s foreclosure on the assets of our Mimio subsidiary which could ultimately lead to our bankruptcy and the loss of subscribers’ entire investment in our Class A common stock;

●

We have significant short-term debt and other obligations and the proceeds of this offering may not be sufficient to enable us to sufficiently reduce such obligations and avoid defaults to our lenders and other creditors, including certain key vendors;

●	Our operating results and working capital requirements are subject to seasonal fluctuations;

●	We operate in highly competitive industries;

●	We need to develop new, and enhance existing products and technologies to remain competitive;

●	Future sales of interactive projectors and displays may slow or decrease as a result of market saturation;

●	We use resellers and distributors to promote and sell our products;

●	We may not be able to obtain patent protection on new products and may suffer if we face claims of patent infringement; and

●	We may not be able to integrate our recent acquisitions or manage our acquisition strategy effectively.

Our History and Acquisitions

In April 2013, Vert Capital Corp, formerly our principal stockholder, acquired, through a newly formed Delaware subsidiary, all of the outstanding shares of capital stock of a Georgia company that primarily distributed whiteboards to school districts, which business was discontinued in the first quarter of 2014. On October 31, 2013, Vert Capital’s subsidiary acquired all of the outstanding membership interests of Genesis, in exchange for 1,000,000 shares of Series B preferred stock of the Delaware subsidiary.

Boxlight Parent was incorporated in Nevada on September 18, 2014, for the purpose of becoming a technology company that sells interactive educational products into the education market.

Terms of the Mimio Acquisition.

Effective April 1, 2016, pursuant to a membership interest purchase agreement, Boxlight Parent acquired 100% of the membership interest in Mimio, from Mim Holdings, Inc., a Delaware corporation wholly-owned by a trust established for the benefit of members of the families of affiliates of VC2 Partners LLC, in exchange for a four percent $2,000,000 unsecured convertible promissory note due March 31, 2019 (the “Marlborough Note”), and the assumption of an original six percent $3,425,000 senior secured note of Mim Holdings due July 3, 2016 that was payable to Skyview Capital, LLC, (“Skyview”), the former equity owner of Mimio (the “Skyview Note”). For purposes of the membership interest purchase agreement, the sale to Boxlight Parent, was deemed to have been consummated as of April 1, 2016.

The Skyview Note was originally issued by Mim Holdings to Skyview on November 4, 2015 as payment for the acquisition of 100% of the membership equity of Mimio. On July 5, 2016, Skyview, Boxlight Parent and Mim Holdings entered into an amendment, effective as of June 30, 2016 and, on August 3 , 2016, both parties entered into a second amendment to the original Mimio purchase agreement. Under the terms of the August 1, 2016 amendment;

●

Total amount payable to Skyview was increased to $4,010,508, to include additional fee of $350,000 to extend the maturity date to December 15, 2016. On August 3, 2015 and September 29, 2016, we paid $50,000 and a $2,500,000 installment payment, respectively , under the Skyview Note out of the proceeds of a senior secured debt financing.

●	We may be unable to pay the $1,460,508 remaining balance due on December 15, 2016 under the restated Skyview Note, which default could result in the note holder’s foreclosure on the assets of our Mimio subsidiary;

●	Skyview agreed to subordinate its lien and security interest on the Mimio assets and right to payment of the final installment of the restated Skyview Note to the priority lien and security interest of our senior secured asset based lender; and

●	The restated Skyview Note is now guaranteed by Boxlight Parent, Mim Holdings, VC2 Partners LLC, the former owner of Mim Holdings, and Vert Capital Corp.

On September 29, 2016, the Boxlight Group and Mimio, as borrowers, entered into a maximum $5,000,000 senior secured line of credit facility with Crestmark Bank (“Crestmark”) secured by a first priority lien and security interest on the assets of both Mimio and the Boxlight Group. On September 29, 2016, upon closing of the credit facility, based on an advance formula of up to 85% of our eligible accounts receivable and $350,000 of inventory, a total of $2,911,390 was advanced by Crestmark. Such advance, together with available cash reserves and proceeds from the sale of $1,000,003 of our Class A common stock to K Laser, were used to retire the $350,266 outstanding balance owed under an existing senior secured note issued in July 2016 to Hitachi Capital America Corp. and to pay the September 30, 2016 installment of $2,500,000 due to Skyview Capital under the Skyview Note. All outstanding advances under the Crestmark line of credit facility bear interest at the rate of 2.25% in excess of the prime rate of interest as published by the Wall Street Journal, subject to a minimum 5.75% rate per annum. All advances under the Crestmark line of credit are payable on demand. Boxlight Parent has guaranteed all obligations under the Crestmark line of credit and secured its guaranty by a lien on the assets of Boxlight Parent. A number of our creditors, including Skyview Capital, EDI , Mim Holdings and Mark Elliott, our Chief Executive Officer, have agreed to subordinate their claims to the prior payment and lien of Crestmark. Although we were able to pay the $2,500,000 installment due on September 30, 2016 under the Skyview Note, there can be no assurance that we will be able to pay the $1,460,508 remaining principal balance plus accrued interest payable on December 15, 2016. See “Risk Factors” on page 11.

Prior to the sale of Mimio to Boxlight Parent, VC2 Partners LLC (the former owner of Mim Holdings) assigned its equity in Mim Holdings to the Marlborough Brothers Family Trust (the “Marlborough Trust”). The Marlborough Trust was established for the benefit of members of the families of Adam Levin and Michael Pope. Mr. Pope is the President and a member of our board of directors, and members of the families of Messrs. Levin and Pope, are beneficiaries of other trusts who are principal stockholders of Boxlight Parent. See “Principal Stockholders” on page 66 of this Prospectus.

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The Marlborough Note is convertible by the holder into Class A common stock of Boxlight Parent at a per share conversion price equal to 55% of the initial offering price per share of BOXL common stock offered to the public under the registration statement of which this prospectus is a part. Accordingly, and assuming a $7.00 per share initial offering price of the shares offered hereby, the $2,000,000 Marlborough Note would be convertible into an aggregate of 519,481 shares of our Class A common stock, based on a $3.85 per share conversion price. The Marlborough Note has full-ratchet anti-dilution protection and is pre-payable at the Company’s election during the first 180 days after issuance at premiums of 25% to 45%. Under various circumstances, including a change in control of the Company or a default on the note, at the holder’s option, the Company must prepay the Marlborough Note with a 50% premium.

Acquisition of the Boxlight Group

On July 18, 2016, we acquired 100% of the equity of the Boxlight Group in accordance with the terms of a share purchase agreement, dated May 12, 2016, with Everest Display, Inc., a Taiwan corporation (“EDI”) and its subsidiary, Guang Feng International Ltd. (“Guang Feng”), the former shareholder of the Boxlight Group.

Under the terms of the share purchase agreement, Boxlight Holdings, Inc., a newly formed Delaware subsidiary of Boxlight Parent acquired the equity of the Boxlight Group. The purchase price was paid by delivery of 270,000 shares of Boxlight Parent Series C Preferred Stock, that has a stated or liquidation value of $20.00 per share. Upon completion of this offering and subject to the listing of our Class A common stock on the Nasdaq Capital Market or other securities exchange acceptable to EDI, the Series C Preferred Stock shall automatically, and without any further action on the part of the holders or Boxlight Parent, convert into shares of Class A common stock as defined by the agreement. Such newly converted shares of Class A common stock to be issued to EDI or its subsidiary, (including certain bonus shares of Class A common stock representing 8% of the shares issuable upon conversion of the Series C Preferred Stock), will total 2,055,872 shares of Boxlight Parent Class A common stock, representing approximately 22.22% of our fully-diluted common stock as defined by the agreement. Hank Nance, our Chief Operating Officer, will receive 89,247 of these shares.

Effective July 6, 2016, the Company entered into a loan and security Agreement with Hitachi Capital America Corp. (“Hitachi”). The agreement allows the Company to borrow up to $2,500,000 based on eligible accounts receivable and inventory at an interest rate equal to one and three quarters (1.75%) in excess of the prime rate. The loan is due and payable on demand. Under the terms of the Hitachi loan agreement, we applied $1,000,000 of the initial funding to pay EDI $1,000,000 in reduction of the Boxlight Group’s outstanding accounts payable. The Hitachi loan is secured by all assets of Boxlight Inc. and guaranteed by Boxlight Parent. We retired the outstanding amount payable to Hitachi on September 29, 2016, out of the proceeds of the line of credit financing received from Crestmark.

Under the terms of the EDI share purchase agreement, as amended on September 28, 2016, the parties agreed that the Boxlight Group and Boxlight Parent will settle and pay approximately $5.75 million of accrued accounts payable owed to EDI on May 12, 2016, in the manner set forth below.

●	$1,000,000 was paid at the closing of the Boxlight Group acquisition out of the net proceeds of the Hitachi financing;

●

An additional $1,500,000 of the $5.75 million owed to EDI was to be paid by the Boxlight Group in in six monthly installments of $250,000 each, commencing 30 days after the initial $1,000,000 payment referred to above. However, in view of the fact that such installment payments cannot be presently made by our Boxlight Group under the subordination agreement between EDI and Crestmark Bank, we and EDI agreed that the “net proceeds” Boxlight Parent may receive from the sale of 1,000,000 shares of Class A common stock offered hereby shall be applied, first, to prepay the $1,460,508 principal balance due under the Skyview Note, and second to prepay the balance of the $1,500,000 installment obligation owed to EDI referred to above. We agreed with EDI that “Net Proceeds” means professional fees estimated at approximately $300,000, plus any commissions or underwriting fees that may be payable by Boxlight Parent to brokers, placement agents or underwriters who assist us in sell the shares of Class A common stock in this offering’;

●	$2,000,000 of the unpaid balance of our account payable is settled with a 4% non-negotiable convertible promissory note of Boxlight Parent payable to EDI, together with accrued interest, due on March 31, 2019 (the “EDI Note”). Following completion of this offering, the EDI Note is convertible to shares of our Class A common stock at a conversion price equal to 80% of the initial per share offering price of the Class A common stock offered under this prospectus (estimated at $5.60 or 80% of our anticipated $7.00 initial offering price per share). Under the terms of the EDI Note, we have the option, in lieu of issuing our Class A common stock to prepay, within 72 hours of the first conversion notice, the entire unpaid principal amount of the EDI Note plus accrued interest thereon.

●	the remaining balance of the accrued accounts payable shall be paid over time in the ordinary course of our business.

For so long as we and the Boxlight Group comply with the above arrangements to settle and pay the accounts payable, EDI and its affiliates shall continue to supply products to us and provide payment terms to us which are no less favorable than those provided to other credit-worthy customers. In addition, EDI and its affiliates have orally agreed in principle to provide Boxlight Parent and all of our subsidiaries, including the Boxlight Group and Mimio with a 10% price reduction on all units of products sold to us and our subsidiaries.

After this offering and subject to customary conditions, EDI and the other holders of our Class A Common Stock will be entitled to have shares registered for resale under the Securities Act, if Boxlight Parent files a resale registration statement for the account of any other stockholder or if otherwise permitted by any subsequent underwriter of our securities.

As provided in our agreement with EDI, we intend to apply the first $1,460,508 of the net proceeds we may receive in this offering to retire the balance owed under the Skyview Note and the next $1,500,000 of net proceeds to reduce our accounts payable owed to EDI. In addition to our remaining obligation to EDI, we are indebted to other vendors and service providers in the aggregate amount of approximately $2,089,000 which $1,217,000 has been outstanding for more than 90 days. There can be no assurance that we will receive sufficient net proceeds from this offering or from private placements of our securities to retire or sufficiently reduce our obligations to Skyview, EDI and our other creditors. See “Use of Proceeds” on page -- and “Risk Factors” on page -- of this prospectus.

Acquisition of Genesis

Effective as of September 30, 2014, Vert Capital’s inactive Delaware subsidiary Logical Choice Corporation (“LCC - Delaware”) distributed 100% of Genesis’s membership interests to Vert Capital, and, on January 31, 2015, BOXL, Vert Capital, and the former members of Genesis entered into an agreement whereby Boxlight Parent will acquire 100% of the outstanding equity of Genesis from Vert Capital upon consummation of this offering. On May 9, 2016, the parties amended such agreement and Vert Capital contributed the Genesis membership interests to Boxlight Parent. Accordingly, Boxlight Parent now owns 100% of the equity of Genesis.

In connection with Boxlight Parent’s acquisition from Vert Capital of 100% of the equity of Genesis, other than one share of common stock of LCC - Delaware retained by Vert Capital, each of Vert Capital and the four former members of Genesis returned to treasury all of their ownership equity in LCC - Delaware, and the former members of Genesis received 1,000,000 shares of Boxlight Parent Series B Preferred Stock which, upon consummation of this offering, will automatically convert into 370,040 shares of our Class A common stock, or such other number of shares as will represent 4.0% of fully diluted common stock as defined in purchase agreement.

As a result of the above transactions, we acquired 100% of the equity interest of Genesis in exchange for 4.0% of our Class A fully-diluted common stock, to be issued to the former Genesis members upon automatic conversion of the 1,000,000 shares of Series B preferred stock. At the same time, Vert Capital and the former Genesis members returned to LCC - Delaware’s treasury all but one share of capital stock of LCC - Delaware, leaving Vert Capital as LCC - Delaware’s sole stockholder. Vert Capital will not transfer this one share of capital stock of LCC – Delaware. Therefore, we have no interest and will have no interest in LCC – Delaware and no interest in Vert Capital.

An aggregate of 250,000 shares of BOXL’s non-voting convertible Series A preferred stock originally intended to be issued to Vert Capital, to be held in trust for the benefit of the existing holders of Series A preferred stock in LCC-Delaware will, as of the effective date of this prospectus be automatically converted into 398,406 shares of our Class A common stock and distributed to the 63 former holders of LCC-Delaware preferred stock. Such 398,406 share of our Class A common stock will be being registered for resale under a separate registration statement and prospectus for the benefit of certain selling stockholders, to be filed with the SEC following completion of the offering of our 1,000,000 shares of Class A common stock contemplated by this prospectus, but such shares shall be restricted on resale for a period of one year from the date of this prospectus.

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In summary, we have issued the following shares of our capital stock in connection with the acquisitions of Mimio, the Boxlight Group and Genesis:

●	in exchange for 100% of the shares of the Boxlight Group, a total of 270,000 shares of our Series C preferred stock were issued to EDI and its affiliates, which, upon our listing of our Class A common stock on the Nasdaq Capital Market or other securities exchange acceptable to EDI, will automatically convert into 1,903,586 shares of our Class A common stock, or 20.575% of our fully-diluted common stock before giving effect to this offering, certain conversion of payable to our Class A common stock and our private placement in October and November 2016. An additional 152,287 Class A shares are designated as bonus shares and will be issued to senior management and senior employees who have worked for EDI and its direct and indirect subsidiaries for more than 10 years, including Henry (“Hank”) Nance, our Chief Operating Officer, will receive approximately 59% of the bonus shares. In addition, we have also agreed to grant employee stock options entitling the Boxlight Group employees to purchase upon full vesting, at the offering price of our Class A common stock, an additional 185,020 shares of our Class B common stock or such other number of shares as represents 2.0% of our fully diluted common stock (the “Boxlight Group Options”). Class B common stock is identical to Class A common stock, except that Class B common stock carries no vote, other than as required by law. Our Class B common stock will automatically convert into shares of Class A common stock upon any public or private sale by any holder of Class B common stock. Mr. Nance, who is a senior executive employee of the Boxlight Group, will receive approximately 44% of the Boxlight Group Options. Under the terms of the share purchase agreement, the term “fully-diluted common stock” excludes shares of our Class A common stock sold in this offering or in the private placements consummated in October and November, 2016. The fully-diluted common stock also excludes shares issued for settlement of outstanding payable.

●	On September 28, 2016, we sold to K Laser, the principal stockholder of EDI, an aggregate of 178,572 shares of our Class A common stock at a purchase price of $5.60 per share and received net proceeds of $1,000,003. Such shares are deemed to be “restricted securities” under Rule 144 promulgated under the Securities Act of 1933, as amended.

●	a total of 1,000,000 shares of our Series B preferred stock were issued to the four former members of Genesis, which will automatically convert into 370,040 shares of Class A common stock or such other number of shares as represents 4.0% of our fully-diluted common stock as defined in the purchase agreement; and

●	A total of 270,000 shares of Boxlight Parent Series A Preferred stock that are convertible into 398,406 shares of our Class A common stock are being held in trust by Vert Capital and will be converted and distributed to the 63 former holders of LCC-Delaware Series A Preferred Stock, and will be registered for resale within one year from the date of this prospectus.

In addition, in exchange for a transfer to Boxlight Inc. of the “Boxlight” and “Boxlight Display” trademarks, we have agreed to issue to the current owner of such trademarks a number of Class A common shares as determined by dividing $250,000, by the initial per share offering price of our Class A common stock.

For the purpose of the acquisition agreements, fully diluted common stock includes all outstanding Boxlight Parent common stock and all shares issuable upon conversion of preferred stock and exercise of all warrants and options to purchase BOXL common stock that would be outstanding after giving effect to the acquisitions of the Boxlight Group and Genesis and the exchange transaction referred to in the immediately preceding paragraph. However, such term does not include any of the shares of Class A common stock or securities convertible into or exercisable for Class A common stock (“Common Stock Equivalents”) that are issuable upon conversion of the Marlborough Note, or the EDI Note, any shares of Class A common stock being offered under this prospectus, or any shares of Class A common stock or Common Stock Equivalents issued or issuable in connection with any one or more private placements, provided that the proceeds are used to reduce indebtedness and for working capital. As of the date of this prospectus, after giving pro forma effect to the conversion of all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, all shares of Class A common stock issued in the private placements described below, and exercise of all stock options and warrants, there would be outstanding an aggregate of 10,716,231 shares of Boxlight Parent Class A common stock. None of the shares to be issued to EDI and its affiliates, to K Laser or to the members of Genesis and issued in trust for the benefit of the LCC - Delaware Series A preferred holders will be registered under the Securities Act, in reliance upon the exemption from registration set forth in Section 4(a)(2) under the Securities Act.

Upon consummation of this offering, our organizational structure will be as set forth below. All subsidiaries are wholly owned.

Private Placements and Nasdaq Initial Listing Requirements.

In September 2016, Boxlight Parent sold an aggregate of 178,572 shares of our Class A common stock to K Laser at a price of $5.60 per share, for a total of $1,000,003 in net proceeds to us. The per share sales price is intended to be 80% of the initial price per share of Class A common stock offered to the public under this prospectus. Accordingly, the 178,572 share of Class A common stock are subject to increase in the event that the initial offering price of the shares offered under this prospectus is less than $7.00. The $5.60 price and the number of shares sold in the private placement will not change if the initial per share offering price under this prospectus shall be greater than $7.00. The private placement was conducted through the efforts of our management and with the assistance of K Laser and its affiliates. No commissions or other compensation was paid in connection with such private placement. The $1,000,003 of net proceeds of such private placement were used, together with the proceeds of the Crestmark financing, to retire prior senior secured indebtedness to Hitachi and pay the $2,500,000 installment due under the Skyview Note. In addition, Boxlight Parent also sold additional 51,879 shares of Class A common stock for $54,715 in October 2016.

In October, 2016, Boxlight Parent issued to 5 accredited investors (including Mark Elliott, our Chief Executive Officer) an aggregate of 204,652 additional shares of our Class A common stock at a price of $1.055 per share. The purpose of the issuances of these $1.055 Shares was intended to reduce debt and related obligations aggregating $215,830 that was owed to such individuals. In October 2016, Boxlight Parent issued additional 3,556 shares at $5.91 per share to settle accounts payable of $21,000.

Although we believe that we meet all of the initial requirements to list our Class A common stock on the Nasdaq Capital Market, there can be no assurance that the Nasdaq Stock Market will agree to list our Class A common stock on the Nasdaq Capital Market. Even if our shares are so listed, there is no assurance that we will be able to meet the continuing requirements to maintain the listing of our Class A common stock on the Nasdaq Capital Market. If we are unable to list our Class A common stock on the Nasdaq Capital Market or, if listed, we are unable to meet the ongoing maintenance requirements for continued listing, our Class A common stock will trade on the OTCQB or OTCQX Market Exchange, which may have a material adverse effect on the liquidity and future trading prices of our shares. See “Risk Factors” on page 10.

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Other Transactions

On December 16, 2015, we executed a Business Consulting Services Agreement with Falcon Capital LLC, in which we issued 103,347 shares of our Class A common stock as compensation for financial advisory and business consulting services, including, but not limited to international corporate advisory for European capital markets and strategy to be rendered for a period of twelve months after consummation of this offering.

Our Corporate Information

Our principal executive offices are located at 1045 Progress Circle, Lawrenceville, GA 30043. Our telephone number is 678-367-0809. Our website address is www.boxlightcorp.com. These are textual references only. We do not incorporate the information on, or accessible through, any of our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

Our Status as an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Certain specified reduced reporting and other regulatory requirements are available to public companies that are emerging growth companies. These provisions include:

●	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

●	reduced disclosure about our executive compensation arrangements.

We have elected to take advantage of the exemption from the adoption of new or revised financial accounting standards until they would apply to private companies.

We will continue to be an emerging growth company until the earliest of:

●	the last day of our fiscal year in which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;

●	the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act;

●	the date on which we have, during the prior three-year period, issued more than $1,000,000,000 in non-convertible debt; or

●	the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC, which means the market value of our common stock that is held by non-affiliates (or public float) exceeds $700 million as of the last day of our second fiscal quarter in our prior fiscal year.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in our prior fiscal year.

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The Offering

Class A common stock we are offering	1,000,000 shares of Class A common stock

Public offering price	$7.00 per share of Class A common stock

Common stock outstanding before this offering(1)	4,612,688 shares of Class A common stock

Common stock outstanding upon automatic conversion of Series B Preferred Stock and Series C Preferred Stock and issuance of EDI transaction bonus shares	7,047,600 shares of Class A common stock

Common stock outstanding after this offering(2)(4)	8,278,752 shares of Class A common stock.

Amount of the offering	Up to $7,000,000 (3)

Minimum purchase	Not applicable

Duration of the offering

The shares of Class A common stock will be offered for a period of 120 days from the effective date of this prospectus. The offering shall terminate on the first to occur of (i) the date when the sale of all 1,000,000 shares is completed, (ii) ______, 2017, or 120 days following the date of this prospectus, or (iii) when our board of directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,000,000 shares registered under the Registration Statement of which this Prospectus is part. We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering.

Use of proceeds (3)

We estimate that if we receive maximum net proceeds from the sale of all 1,000,000 shares of our Class A common stock that we are seeking to sell in this offering, after deducting offering expenses payable by us at closing (excluding brokerage commissions, if any), of approximately $6,700,000 (3).

We intend to use the net proceeds of this offering:

●	First, to reduce or retire the $1,460,508 balance due under the Skyview Note;

●	second, to reduce our account payable owed to EDI by $1,500,000;

●	To reduce other indebtedness and accounts payable, including approximately $900,000 of indebtedness owed to Vert Capital; and

●	The balance, to the extent available, for working capital.

Proposed Nasdaq Capital Market Listing Symbol	“BOXL”

Risk factors	See “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

(1) The number of shares of our Class A common stock prior to and to be outstanding immediately after this offering is based on 4,612,688 shares of our Class A common stock outstanding as of December 13, 2016, including a total of 260,085 shares of Class A common stock sold in a private placement and issued in exchange for debt and related obligations; both of which were consummated in October and November, 2016.

(2) The number of shares of our Class A common stock outstanding immediately after the completion of this offering assumes the sale of all 1,000,000 shares of Class A common stock being offered by Boxlight Parent pursuant to this prospectus, plus:

●	2,055,872 shares of our Class A common stock to be issued to the stockholders of EDI and its affiliates upon conversion of 270,000 shares of Series C Preferred Stock following completion of this offering and our listing of our Class A common stock on the Nasdaq Capital Markets or other securities exchange acceptable to EDI (inclusive of 152,287 bonus shares), or a total of 22.22% of our fully-diluted Class A common stock as defined in the purchase agreement and before giving effect to this offering.

●	370,040 shares of Class A common stock issuable upon automatic conversion of 1,000,000 shares of Series B Preferred Stock to be issued to the former members of Genesis, or such other number of shares as represents 4.0% of our fully-diluted common stock as defined in the purchase agreement and before giving effect to this offering.

●	231,152 shares of our Class A common stock to be issued to our legal counsel, Loeb & Loeb LLP upon consummation of this offering as partial compensation for services rendered in relation to this initial public offering.

(3) Assumes the sale of all 1,000,000 shares of Class A common stock at a selling price of $7.00 per share, and no payment of selling commissions. If we were to pay commissions to registered broker/dealers of up to 7% on all 1,000,000 shares offered hereby, our maximum net proceeds would be reduced to approximately $6,210,000

(4) The number of shares of our common stock outstanding after this offering excludes:

●

864,235 shares of Class B common stock issuable upon exercise of options granted under the 2014 Stock Incentive Plan and 1,341,183 additional shares reserved for issuance thereunder, which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by any holder of Class B common stock.

●	185,020 shares of Class B common stock issuable upon exercise of stock options granted under the BOXL Option Plan for the Boxlight Group employees.

●	519,481 shares of Class A common stock issuable upon conversion of our $2,000,000 Mimio purchase note at $3.85 , assuming a $7.00 per share offering price of the shares offered under this prospectus.

●	357,143 shares of Class A common stock issuable upon conversion of our $2,000,000 EDI Note at $5.60 per share, assuming a $7.00 per share offering price of the shares offered under this prospectus.

●	398,406 shares of Class A common stock issued to the holders of Series A Preferred Stock of LCC-Delaware upon automatic conversion of our Series A Preferred Stock.

●

820,717 shares of Class A common stock issuable upon exercise of outstanding warrants with an exercise price equal to 110% of the initial per share offering price of shares offered to the public in this offering.

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RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should consider carefully the following risks and other information included in this prospectus before you decide whether to buy our Class A common stock. The following risks may adversely affect our business, financial condition, and operating results. As a result, the trading price of our Class A common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business, Operations and Financial Condition

We have incurred a loss for the nine months ended September 30, 2016 and the year ended December 31, 2015 on a pro forma combined basis.

For the nine months ended September 30, 2016 and the year ended December 31, 2015, on a pro forma basis and assuming the acquisitions of Mimio, the Boxlight Group, and Genesis were completed on January 1, 2015, we had a combined loss of $1,681,000 and $3,621,000, respectively. Although we believe that this loss is primarily the result of the significant reductions in global national, state and local educational budgets and purchases due to the world-wide economic recession, there can be no assurance that our losses will not continue in the future, even if expenditures for the products and solutions we sell and distribute increase.

Our pro forma results may not be indicative of our future performance or financial condition.

The unaudited pro forma combined financial information in this prospectus may not be indicative of what our operating results would have been for the periods presented had the acquisitions of Genesis, the Boxlight Group or Mimio taken place on the dates indicated or of our future operating results. In addition, the unaudited pro forma combined statements of operations included in this prospectus reflect amortization of the preliminary estimates of the values of assets acquired, and those values could differ materially once we complete our final valuations of these assets.

We may not be able to pay our short-term obligations when due.

We are obligated to make a $1,460,508 payment on or before December 15, 2016 under a six percent $3,960,508 restated note payable to Skyview Capital LLC, the former owner of Mimio under a membership interest purchase agreement dated as of May 28, 2015, as amended. The Skyview Note is secured by a lien and security interest on the assets and properties of our Mimio subsidiary and by the unconditional guaranty of Boxlight Parent, Mim Holdings, VC2 Partners LLC, and Vert Capital Corp. If we are unable to pay the balance of the Skyview Note on the December 15, 2016 maturity date, it could result in the foreclosure of the assets of our Mimio subsidiary, judgments against Boxlight Parent and the ultimate bankruptcy of our company which could cause investors in this offering to lose their entire investment.

Even if we are successful in obtaining sufficient proceeds from this offering to pay the $1,460,508 balance due on December 15, 2016 under the Skyview Note and to reduce $1,500,000 of outstanding accounts payable owed to EDI, such proceeds may not be sufficient to enable us to pay other debt obligations, including additional indebtedness and accounts payable owed to EDI and other vendors and service providers. Unless we are able to obtain sufficient debt or equity financing from this offering or from one or more lenders or other private sources, we could also default in the payment of the $2,000,000 EDI Note due in March 2019 and our other obligations owed to EDI and other vendors. There can be no assurance that we will be able to raise additional debt or equity financing in an amount sufficient to enable us to retire the Skyview Note and meet our other obligations. In the event that the Skyview Note is not paid in full on its December 15, 2016 final maturity date, Skyview or any other holder of the Skyview Note may bring suit against us and foreclose on all of the assets and business of our Mimio subsidiary. Such action would have a material adverse effect on our business and future prospects.

We have other substantial indebtedness and accounts payable.

As of September 30, 2016, our consolidated indebtedness and accounts payable over 90 days old (including the Skyview Note balance and obligations to EDI and other vendors) are approximately $5,586,000 . Even if we are successful in retiring the Skyview note and the $1,500,000 payments owed to EDI, our outstanding short-term obligations will still be approximately $2,625,000 . Accordingly, unless we are successful in selling all or a significant percentage of the 1,000,000 shares offered by the Company Prospectus, we will be required, following completion of this offering, to seek additional debt or equity financing. There can be no assurance that such financing will be available. Even if we are successful in obtaining additional debt or equity financing following completion of this offering, it is likely that the terms thereof will not be as attractive to us as the sale of the Class A common stock in this offering. To the extent that such financing is at purchase prices, conversion prices or exercise prices that are lower than the offering price of the shares offered hereby, the equity interests of all of the Boxlight Parent stockholders, including purchasers of shares in this offering, could be substantially diluted.

We may not be able to manage our acquisition strategy effectively.

Our growth strategy includes acquiring assets and technologies or companies that have services, products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on potential acquisition targets, and there is no guarantee that we will complete any acquisition that we pursue.

The process of integrating any acquired business may create unforeseen operating difficulties and expenditures and is itself risky. The acquisitions to be completed upon consummation of this offering and any future acquisitions will be subject to a number of challenges, including:

●	diversion of management time and resources as well as a shift of focus from operating the businesses to issues related to integration and administration, which could result in the potential disruption of our ongoing business;

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the need to integrate each company’s accounting, management, information, human resources and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

●	the need to implement controls, procedures and policies appropriate for a larger public company at companies that prior to acquisition had lacked such controls, procedures and policies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	difficulties in managing operations in widely disparate time zones;

●

potential unknown liabilities associated with acquired businesses, including liability for activities of the acquired company before the acquisition, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities;

●	difficulty retaining key alliances on attractive terms with partners and suppliers;

●	declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships, future prospects or the direction or culture of the business;

●	in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and

●	in some cases, the need to transition operations, end-users, and customers onto our existing platforms.

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Failure to manage expansion effectively may affect our success in executing our business plan and may adversely affect our business, financial condition and results of operation. We may not realize the anticipated benefits of any or all of our acquisitions, or may not realize them in the time frame expected. Future acquisitions or mergers may require us to issue additional equity securities, spend our cash, or incur debt, and amortization expenses related to intangible assets or write-offs of goodwill, any of which could adversely affect our results of operations.

We generate a substantial majority of our revenue on a pro forma basis from the sale of our display products, and any significant reduction in sales of these products would materially harm our business.

For the year ended December 31, 2015, on a pro forma basis and assuming the acquisitions of Mimio, the Boxlight Group and Genesis were completed on January 1, 2015, we generated approximately 53% of our revenue from sales of our interactive display products, consisting of projectors, interactive projectors and interactive flat panels. A decrease in demand for our interactive displays would significantly reduce our revenue. If any of our competitors introduces attractive alternatives to our interactive displays, we could experience a significant decrease in sales as customers migrate to those alternative products.

Our business is subject to seasonal fluctuations, which may cause our operating results to fluctuate from quarter-to-quarter and adversely affect our working capital and liquidity throughout the year.

The revenues and operating results of the Boxlight Group, Mimio, and Genesis normally fluctuate as a result of seasonal variations in our business, driven largely by the purchasing cycles of the educational market. Traditionally, the bulk of expenditures by school districts occur in the second and third calendar quarters after receipt of budget allocations. We expect quarterly fluctuations in our revenues and operating results to continue. These fluctuations could result in volatility and adversely affect our cash flow. As our business grows, these seasonal fluctuations may become more pronounced. As a result, we believe that sequential quarterly comparisons of our financial results may not provide an accurate assessment of our financial position.

Our working capital requirements and cash flows are subject to fluctuation, which could have an adverse effect on our financial condition.

Our working capital requirements and cash flows have historically been, and are expected to continue to be, subject to quarterly and yearly fluctuations, depending on a number of factors. Factors which could result in cash flow fluctuations include:

●	the level of sales and the related margins on those sales;

●	the collection of receivables;

●	the timing and size of purchases of inventory and related components; and

●	the timing of payment on payables and accrued liabilities.

If we are unable to manage fluctuations in cash flow, our business, operating results and financial condition may be materially adversely affected. For example, if we are unable to effectively manage fluctuations in our cash flows, we may be unable to make required interest payments on our indebtedness.

We operate in a highly competitive industry.

We are engaged in the interactive education industry. The combined operation will face substantial competition from developers, manufacturers and distributors of interactive learning products and solutions, including interactive projectors, interactive whiteboards and micro-computer data logging products and any new product we may offer in the future. The industry is highly competitive and characterized by frequent product introductions and rapid technological advances that have substantially increased the capabilities and use of interactive projectors, interactive whiteboards, and micro-computer based logging technologies and combinations of them. We face increased competition from companies with strong positions in certain markets we serve, and in new markets and regions we may enter. These companies manufacture and/or distribute new, disruptive or substitute products that compete for the pool of available funds that previously could have been spent on interactive displays and associated products.

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Many of these competitors have, and our potential competitors may have, significantly greater financial and other resources than we do and have spent, and may continue to spend, significant amounts of resources to try to enter or expand their presence in the market. In addition, low cost competitors have appeared in China and other countries. We may not be able to compete effectively against these current and future competitors. Increased competition or other competitive pressures have and may continue to result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

Some of the Boxlight Group’s customers are required to purchase equipment by soliciting proposals from a number of sources and, in some cases, are required to purchase from the lowest bidder. While we attempt to price our products competitively based upon the relative features they offer, our competitors’ prices and other factors, we are often not the lowest bidder and may lose sales to lower bidders.

Competitors may be able to respond to new or emerging technologies and changes in customer requirements more effectively and faster than we can or devote greater resources to the development, promotion and sale of products than we can. Current and potential competitors may establish cooperative relationships among themselves or with third parties, including through mergers or acquisitions, to increase the ability of their products to address the needs of customers. If these interactive display competitors or other substitute or alternative technology competitors acquire significantly increased market share, it could have a material adverse effect on our business, financial condition or results of operations.

If we are unable to continually enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner, our business will be harmed.

The market for interactive learning and collaboration solutions is still emerging and evolving. It is characterized by rapid technological change and frequent new product introductions, many of which may compete with, be considered as alternatives to or replace our interactive displays. For example, we have recently observed significant sales of tablet computers by competitors to school districts in the U.S. whose technology budgets could otherwise have been used to purchase interactive displays. Accordingly, our future success will depend upon our ability to enhance our products and to develop, introduce and sell new technologies and products offering enhanced performance and functionality at competitive prices and in a timely manner.

The development of new technologies and products involves time, substantial costs and risks. Our ability to successfully develop new technologies will depend in large measure on our ability to maintain a technically skilled research and development staff and to adapt to technological changes and advances in the industry. The success of new product introductions depends on a number of factors, including timely and successful product development, market acceptance, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of components in appropriate quantities and costs to meet anticipated demand, the risk that new products may have quality or other defects and our ability to manage distribution and production issues related to new product introductions. If we are unsuccessful in selling the new products that we develop and introduce, or any future products that we may develop, we may carry obsolete inventory and have reduced available working capital for the development of other new technologies and products.

If we are unable, for any reason, to enhance, develop, introduce and sell new products in a timely manner, or at all, in response to changing market conditions or customer requirements or otherwise, our business will be harmed.

We may not be successful in our strategy to increase sales in the business and government market.

The majority of our revenue has been derived from sales to the education market. Our business strategy contemplates expanding our sales in both the education market, as well as to the business and government training sectors. However, to date, there has not been widespread adoption of interactive displays and collaboration solutions in the business and government market, and these solutions may fail to achieve wide acceptance in this market. Successful expansion into the business and government markets will require us to augment and develop new distribution and reseller relationships, and we may not be successful in developing those relationships. In addition, widespread acceptance of our interactive solutions may not occur due to lack of familiarity with how our products work, the perception that our products are difficult to use and a lack of appreciation of the contribution they can make in the business and government markets. In addition, the Boxlight Group’s brand is less recognized in these markets as compared to the education market. A key part of our strategy to grow in the business and government market is to develop strategic alliances with companies in the unified communications and collaboration sector, and there can be no assurance that these alliances will help us to successfully grow our sales in this market.

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Furthermore, our ability to successfully grow in the business and government market depends upon revenue and cash flows derived from sales to the education market. As the education market represents a significant portion of our revenue and cash flow, we utilize cash from sales in the education market for our operating expenses. If we cannot continue to augment and develop new distributor and reseller relationships, market our brand, develop strategic alliances and innovate new technologies, which results in decreased revenue from the education market, we may not be successful in our strategy to grow in the business and government market.

As a result of market saturation, our future sales of interactive displays in developed markets may slow or decrease.

Futuresource Consulting Ltd. estimates that, as of December 31, 2012, approximately 47% of classrooms in the U.S., 85% of classrooms in the U.K., and 53% of classrooms in Australia already had an interactive display. As a result of the high levels of penetration in developed markets, the education market for interactive displays in the U.S., U.K. and Australia may have reached saturation levels. Future sales growth in those markets and other developed markets with similar penetration levels may, as a result, be difficult to achieve, and our sales of interactive displays may decline in those countries. If we are unable to replace the revenue and earnings we have historically derived from sales of interactive displays to the education market in these developed markets, whether through sales of additional products, sales in other underserved markets, such as Africa, Latin America and Asia, sales in the business and government market or otherwise, our business, financial condition and results of operations may be materially adversely affected.

We face significant challenges growing our sales in foreign markets.

For our products to gain broad acceptance in all markets, we may need to develop customized solutions specifically designed for each country in which we seek to grow our sales and to sell those solutions at prices that are competitive in that country. For example, while our hardware requires only minimal modification to be usable in other countries, our software and content require significant customization and modification to adapt to the needs of foreign customers. Specifically, our software will need to be adapted to work in a user-friendly way in several languages and alphabets, and content that fits the specific needs of foreign customers (such as, for example, classroom lessons adapted to specific foreign curricula) will need to be developed. If we are not able to develop, or choose not to support, customized products and solutions for use in a particular country, we may be unable to compete successfully in that country and our sales growth in that country will be adversely affected. We cannot assure you that we will be able to successfully develop or choose to support customized solutions for each foreign country in which we seek to grow our sales or that our solutions, if developed, will be competitive in the relevant country.

Growth in many foreign countries will require us to price our products competitively in those countries. In certain developing countries, we have been and may continue to be required to sell our products at prices significantly below those that we are currently charging in developed countries. Such pricing pressures could reduce our gross margins and adversely affect our revenue.

Our customers’ experience with our products will be directly affected by the availability and quality of our customers’ Internet access. We are unable to control broadband penetration rates, and, to the extent that broadband growth in emerging markets slows, our growth in international markets could be hindered.

In addition, we will face lengthy and unpredictable sales cycles in foreign markets, particularly in countries with centralized decision making. In these countries, particularly in connection with significant technology product purchases, Mimio, the Boxlight Group and Genesis have experienced recurrent requests for proposals, significant delays in the decision making process and, in some cases, indefinite deferrals of purchases or cancellations of requests for proposals. If we are unable to overcome these challenges, the growth of our sales in these markets would be adversely affected, and we may incur unrecovered marketing costs, impairing our profitability.

Our suppliers may not be able to always supply components or products to us on a timely basis and on favorable terms, and as a result, our dependency on third party suppliers has adversely affected our revenue and may continue to do so.

We do not manufacture any of the products we sell and distribute, and therefore rely on our suppliers for all products and components and depend on obtaining adequate supplies of quality components on a timely basis with favorable terms. Some of those components, as well as certain complete products that we sell are provided to us by only one supplier or contract manufacturer. We are subject to disruptions in our operations if our sole or limited supply contract manufacturers decrease or stop production of components and products, or if such suppliers and contract manufacturers do not produce components and products of sufficient quantity. Alternative sources for our components are not always available. Many of our products and components are manufactured overseas, so they have long lead times, and events such as local disruptions, natural disasters or political conflict may cause unexpected interruptions to the supply of our products or components. In addition, we do not have written supply agreements with our suppliers. Although we are endeavoring to enter into written agreements with certain of our suppliers, we cannot assure that our efforts will be successful.

For the nine months ended September 30, 2016, we purchased approximately 14% of our products and components from Everest Display, Inc. Although such supplier has indicated a willingness to provide us with a 10% price reduction on items we purchase from them in the future, there can be no assurance that such price reduction will, in fact, be implemented, or that such price reduction will materially improve our gross profit margin on such products and components that we sell. Even if such 10% price reduction is implemented, such supplier may elect to raise its prevailing unit prices on products we purchase which would have the effect of reducing or even eliminating the anticipated improvement in our gross profit margin.

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We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively.

Our success depends in large part on continued employment of senior management and key personnel who can effectively operate our business, as well as our ability to attract and retain skilled employees. Competition for highly skilled management, technical, research and development and other employees is intense in the high-technology industry and we may not be able to attract or retain highly qualified personnel in the future. In making employment decisions, particularly in the high-technology industry, job candidates often consider the value of the equity awards they would receive in connection with their employment. Our long-term incentive programs may not be attractive enough or perform sufficiently to attract or retain qualified personnel.

If any of our employees leaves us, and we fail to effectively manage a transition to new personnel, or if we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, financial condition and results of operations could be adversely affected.

Our success also depends on our having highly trained financial, technical, recruiting, sales and marketing personnel. We will need to continue to hire additional personnel as our business grows. A shortage in the number of people with these skills or our failure to attract them to our company could impede our ability to increase revenues from our existing products and services, ensure full compliance with federal and state regulations, or launch new product offerings and would have an adverse effect on our business and financial results.

We may have difficulty in entering into and maintaining strategic alliances with third parties.

Mimio, the Boxlight Group and Genesis have entered into and we may continue to enter into strategic alliances with third parties to gain access to new and innovative technologies and markets. These parties are often large, established companies. Negotiating and performing under these arrangements involves significant time and expense, and we may not have sufficient resources to devote to our strategic alliances, particularly those with companies that have significantly greater financial and other resources than we do. The anticipated benefits of these arrangements may never materialize, and performing under these arrangements may adversely affect our results of operations.

We use resellers and distributors to promote and sell our products.

Substantially all our sales are made through resellers and distributors. Industry and economic conditions have the potential to weaken the financial position of our resellers and distributors. Such resellers and distributors may no longer sell our products, or may reduce efforts to sell our products, which could materially adversely affect our business, financial condition and results of operations. Furthermore, if our resellers’ and distributors’ abilities to repay their credit obligations were to deteriorate and result in the write-down or write-off of such receivables, it would negatively affect our operating results and, if significant, could materially adversely affect our business, financial condition and results of operations.

In addition, our resellers and most of our distributors are not contractually required to sell our products exclusively and may offer competing interactive display products, and therefore we depend on our ability to establish and develop new relationships and to build on existing relationships with resellers and distributors. We cannot assure that our resellers and distributors will act in a manner that will promote the success of our products. Factors that are largely within the control of those resellers and distributors but are important to the success of our products include:

●	the degree to which our resellers and distributors actively promote our products;

●	the extent to which our resellers and distributors offer and promote competitive products; and

●	the quality of installation, training and other support services offered by our resellers and distributors.

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In addition, if some of our competitors offer their products to resellers and distributors on more favorable terms or have more products available to meet their needs, there may be pressure on us to reduce the price of our products, or those resellers and distributors may stop carrying our products or de-emphasize the sale of our products in favor of the products of these competitors. If we do not maintain and continue to build relationships with resellers and distributors our business will be harmed.

A former affiliate is in liquidation.

In April 2013, Vert Capital, acquired through LCC – Delaware, all of the outstanding shares of Logical Choice Technologies, Inc., a Georgia corporation (“LCT”). LCT is in liquidation, and all of its creditors may not be paid. Although LCT’s liabilities are solely its own, LCT creditors may claim that they are owed money by our Company. The aggregate obligations owed by LCT consist of approximately $4.0 million in accounts payable owed to certain former suppliers to LCT. Substantially all of these accounts payable were incurred by LCT prior to Vert’s acquisition of LCT in April 2013, and neither Vert Capital nor BOXL assumed or otherwise agreed to guarantee any of these accounts payable. However, creditors may nonetheless seek to collect from BOXL or its subsidiaries by alleging that we are successors in interest to LCT and therefore obligated for its debts. Although, we believe that any such claim, if made, would have no merit, or, at most, limited exposure to BOXL, defending such a claim would divert resources that otherwise would be used in our business.

If we are held liable for such amounts owed by LCC- Delaware, payment of such amounts would be made from working capital, which may have an adverse effect on our financial condition.

In addition, the inactive status of LCC-Delaware will not have any impact on the liquidation of LCT. However, if we were held liable for amounts owed by LCC- Delaware, payment of such amounts could have an adverse impact on our financial condition.

Risks Related to our Industry and Regulations

Decreases in, or stagnation of, spending or changes in the spending policies or budget priorities for government funding of schools, colleges, universities, other education providers or government agencies may have a material adverse effect on our revenue.

Our customers include primary and secondary schools, colleges, universities, other education providers. and, to a lesser extent, government agencies, each of which depends heavily on government funding. The effect of the worldwide recession of 2008 and subsequent sovereign debt and global financial crisis have resulted in substantial declines in the revenues and fiscal capacity of many national, federal, state, provincial and local governments. Many of those governments have reacted to the decreases in revenues and could continue to react to the decreases in revenue by cutting funding to educational institutions. If our products are not a high priority expenditure for such institutions, or if such institutions allocate expenditures to substitute or alternative technologies, we could lose revenue.

Any additional decrease in, stagnation of or adverse change in national, federal, state, provincial or local funding for primary and secondary schools, colleges, universities, or other education providers or for government agencies that use our products could cause our current and prospective customers to further reduce their purchases of our products, which could cause us to lose additional revenue. In addition, a specific reduction in governmental funding support for products such as ours could also cause us to lose revenue.

If our products fail to comply with consumer product or environmental laws, it could materially affect our financial performance.

Because we sell products used by children in classrooms and because our products are subject to environmental regulations in some jurisdictions in which we will do business, we will be required to comply with a variety of product safety, product testing and environmental regulations, including compliance with applicable laws and standards with respect to lead content and other child safety and environmental issues. If our products do not meet applicable safety or regulatory standards, we could experience lost sales, diverted resources and increased costs, which could have a material adverse effect on our financial condition and results of operations. Events that give rise to actual, potential or perceived product safety or environmental concerns could expose us to government enforcement action or private litigation and result in product recalls and other liabilities. In addition, negative consumer perceptions regarding the safety of our products could cause negative publicity and harm our reputation.

Risks Related to our Foreign Operations

We are subject to risks inherent in foreign operations.

Sales outside the United States represented approximately 15% of our combined revenues for the year ended December 31, 2015 (on a pro forma basis and assuming the acquisitions of Mimio, the Boxlight Group and Genesis were completed on January 1, 2015). We intend to selectively pursue international market growth opportunities, which could result in those international sales accounting for a more significant portion of our revenue. We have committed, and may continue to commit, significant resources to our international operations and sales and marketing activities. While we have experience conducting business outside of the United States, we may not be aware of all the factors that may affect our business in foreign jurisdictions.

We are subject to a number of risks associated with international business activities that may increase costs, lengthen sales cycles and require significant management attention. International operations carry certain risks and associated costs, such as the complexities and expense of administering a business abroad, complications in compliance with, and unexpected changes in regulatory requirements, foreign laws, international import and export legislation, trading and investment policies, exchange controls, tariffs and other trade barriers, difficulties in collecting accounts receivable, potential adverse tax consequences, uncertainties of laws, difficulties in protecting, maintaining or enforcing intellectual property rights, difficulty in managing a geographically dispersed workforce in compliance with diverse local laws and customs, and other factors, depending upon the country involved. Moreover, local laws and customs in many countries differ significantly and compliance with the laws of multiple jurisdictions can be complex, difficult and costly. We cannot assure that risks inherent in our foreign operations will not have a material adverse effect on our business.

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We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery of or other prohibited payments to foreign officials for the purpose of obtaining or retaining business and requires that we maintain adequate financial records and internal controls to prevent such prohibited payments. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur in countries where we do business. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new business, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Our worldwide operations will subject us to income taxation in many jurisdictions, and we must exercise significant judgment to determine our worldwide financial provision for income taxes. That determination ultimately is an estimate, and, accordingly, we cannot assure that our historical income tax provisions and accruals will be adequate.

We are subject to income taxation in the United States and numerous other jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our tax estimates are reasonable, we cannot assure that the final determination of any tax audits and litigation will not be materially different from that which is reflected in our historical income tax provisions and accruals. Should additional taxes be assessed against us as a result of an audit or litigation, there could be a material adverse effect on our current and future results and financial condition.

Certain of our subsidiaries provide products to, and may from time to time undertake certain significant transactions with, us and our other subsidiaries in different jurisdictions. In general, cross border transactions between related parties and, in particular, related party financing transactions, are subject to close review by tax authorities. Moreover, several jurisdictions in which we will operate have tax laws with detailed transfer pricing rules that require all transactions with nonresident related parties to be priced using arm’s-length pricing principles and require the existence of contemporaneous documentation to support such pricing. A tax authority in one or more jurisdictions could challenge the validity of our related party transfer pricing policies. Because such a challenge generally involves a complex area of taxation and because a significant degree of judgment by management is required to be exercised in setting related party transfer pricing policies, the resolution of such challenges often results in adjustments in favor of the taxing authority. If in the future any taxation authorities are successful in challenging our financing or transfer pricing policies, our income tax expense may be adversely affected and we could become subject to interest and penalty charges, which may harm our business, financial condition and operating results.

If we are unable to ship and transport components and final products efficiently and economically across long distances and borders our business would be harmed.

We transport significant volumes of components and finished products across long distances and international borders. Any increases in our transportation costs, as a result of increases in the price of oil or otherwise, would increase our costs and the final prices of our products to our customers. In addition, any increases in customs or tariffs, as a result of changes to existing trade agreements between countries or otherwise, could increase our costs or the final cost of our products to our customers or decrease our margins. Such increases could harm our competitive position and could have a material adverse effect on our business. The laws governing customs and tariffs in many countries are complex, subject to many interpretations and often include substantial penalties for non-compliance. Disputes may arise and could subject us to material liabilities and have a material adverse effect on our business.

If our procedures to ensure compliance with export control laws are ineffective, our business could be harmed.

Our extensive foreign operations and sales are subject to far reaching and complex export control laws and regulations in the United States and elsewhere. Violations of those laws and regulations could have material negative consequences for us including large fines, criminal sanctions, prohibitions on participating in certain transactions and government contracts, sanctions on other companies if they continue to do business with us and adverse publicity.

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We will be exposed to fluctuations in foreign currencies that may materially adversely affect our results of operations.

Our reporting currency is the U.S. dollar. Boxlight Latin America uses the Peso as functional currencies to report revenue and expenses. We will be exposed to foreign exchange rate fluctuations when we translate the financial statements of the Boxlight Group into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the translation of the Boxlight Group’s financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we may have certain monetary assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. To the extent the U.S. dollar strengthens against the Pesos, the translation of foreign currency denominated transactions will result in reduced revenue, operating expenses and net income for our Mexican operations. Similarly, to the extent the U.S. dollar weakens against the Pesos, the translation of the foreign currency denominated transactions will result in increased revenue, operating expenses and net income for our Mexican operations. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

We monitor our foreign exchange exposures, and these activities mitigate, but do not eliminate, our exposure to exchange rate fluctuations. As a result, exchange rate fluctuations may materially adversely affect our operating results in future periods.

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Risks Related to Our Intellectual Property and Technology

Defects in our products can be difficult to detect before shipment. If defects occur, they could have a material adverse effect on our business.

Mimio products are highly complex and sophisticated and, from time to time, have contained and may continue to contain design defects or software “bugs” or failures that are difficult to detect and correct in advance of shipping.

The occurrence of errors and defects in our products could result in loss of, or delay in, market acceptance of our products, including harm to our brand, and correcting such errors and failures in our products could require significant expenditure of capital by us. In addition, we are rapidly developing and introducing new products, and new products may have higher rates of errors and defects than our established products. The Boxlight Group has historically provided product warranties for between one and five years, and the failure of our products to operate as described could give rise to warranty claims. The consequences of such errors, failures and other defects and claims could have a material adverse effect on our business, financial condition, results of operations and our reputation.

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We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business.

Our commercial success depends to a significant degree upon our ability to develop new or improved technologies and products, and to obtain patents or other intellectual property rights or statutory protection for these technologies and products in the United States and other countries. We will seek to patent concepts, components, processes, designs and methods, and other inventions and technologies that we consider to have commercial value or that will likely give us a technological advantage. Mimio and the Boxlight Group own rights in patents and patent applications for technologies relating to interactive displays and other complementary products in the United States and other countries such as Germany, Mexico, Israel, Japan, Taiwan and China. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow them to use the inventions that they create exclusively. Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around their patents or develop products similar to Mimio and Boxlight Group products that are not within the scope of their patents. Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent. The statutory protection term of certain of the Mimio and Boxlight Group’s material patents may expire soon and, thereafter, the underlying technology of such patents can be used by any third party including competitors.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of the United States. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management’s attention from other business matters. We cannot assure that any of the issued patents or pending patent applications of Mimio and the Boxlight Group provide any protectable, maintainable or enforceable rights or competitive advantages to us.

In addition to patents, we will rely on a combination of copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights in the United States, Mexico, Australia, Malaysia, Canada, Turkey and China. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

●	misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;

●	our confidentiality agreements will not be honored or may be rendered unenforceable;

●	third parties will independently develop equivalent, superior or competitive technology or products;

●	disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or

●	unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could

●	adversely affect our relationships with current or future distributors and resellers of our products;

●	adversely affect our reputation with customers;

●	be time-consuming and expensive to evaluate and defend;

●	cause product shipment delays or stoppages;

●	divert management’s attention and resources;

●	subject us to significant liabilities and damages;

●	require us to enter into royalty or licensing agreements; or

●	require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies and products unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

Our business may suffer if it is alleged or determined that our technology or another aspect of our business infringes the intellectual property of others.

The markets in which we will compete are characterized by the existence of a large number of patents and trade secrets and also by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Also, third parties may make infringement claims against us that relate to technology developed and owned by one of our suppliers for which our suppliers may or may not indemnify us. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations, and determining the extent such of such obligations could require additional litigation. Claims of intellectual property infringement against us or our suppliers might require us to redesign our products, enter into costly settlements or license agreements, pay costly damage awards or face a temporary or permanent injunction prohibiting us from marketing or selling our products or services. If we cannot or do not license the infringed intellectual property on reasonable terms or at all, or substitute similar intellectual property from another source, our revenue and operating results could be adversely impacted. Additionally, our customers and distributors may not purchase our offerings if they are concerned that they may infringe third party intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management’s attention and resources, damage our reputation and cause us to incur significant expenses. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

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If we are unable to anticipate consumer preferences and successfully develop attractive products, we might not be able to maintain or increase our revenue or achieve profitability

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to change demands and preferences of customers in a timely manner. If we are unable to introduce new products or technologies in a timely manner or our new products or technologies are not accepted by our customers, our competitors may introduce more attractive products which would adversely impact our competitive position. Failure to respond in a timely manner to changing consumer preferences could lead to, among other things, lower revenues and excess inventory positions of outdated products.

We may be unable to keep pace with changes in technology as our business and market strategy evolves.

We will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

Risks Related to This Offering and Our Class A Common Stock

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. All subscription payments from the sale of our Class A common stock offered under this prospectus will be paid to Boxlight Corporation and retained in our corporate bank account if the subscription agreements are in good order and the investor is accepted as an investor by the Company. Once payments are received and subscription agreements are approved, payments by investors may be used by us for the purposes set forth in this prospectus. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our management and/or controlling stockholders do not have any prior experience conducting a best-effort offering nor any type of offering and as a result of this we may not be able to raise sufficient funds to continue operations successfully.

Our management and/or controlling shareholders do not have any experience conducting a best-effort offering nor any type of offering. Consequently, we may not be able to raise any funds successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

The offering price and other terms of this offering have been arbitrarily determined and may not be indicative of future market prices.

The offering price was not established in a competitive market, but was arbitrarily determined by us. The offering price bears no relationship to our assets, book value, historical results of operations or any other established criterion of value, and may not be indicative of the fair value of our Class A common stock. The trading price of the Class A common stock that will prevail in the market in the future may be higher or lower than the price per share the investors pay in the offering.

The public market may not agree with the determination of the offering price, in which case investors may not be able to sell their shares at or above the offering price, thereby resulting in losses on sale. The market price of the Class A common stock will fluctuate significantly in response to a variety of factors, some of which are beyond our control, such as changes in earnings estimates or recommendations by securities analysts, industry developments and general market conditions and other factors, including factors unrelated to our own operating performance or the condition or prospects of the industry in which we operate.

Further, the stock market in general, and securities of small-cap companies in particular, have experienced extreme price and volume fluctuations since 2008. Continued market fluctuations could result in volatility in the price of our Class A common stock and a decline in the value of our Class A common stock. Additionally, price volatility might be more severe if the trading volume of our Class A common stock is low.

There has been no public market for our Class A common stock, and an active market may not develop or be sustained, which could limit your ability to sell shares of our Class A common stock.

There currently is no public market for our Class A common stock, and our Class A common stock will not be traded in the open market prior to this offering. Although we intend to list the Class A common stock on a national securities exchange in connection with this offering, an adequate trading market for the Class A common stock may not develop or be sustained after this offering.

There can be no assurance that we will be able to list our Class A common stock on Nasdaq Capital Markets or other national securities exchange.

During or following completion of this offering we will seek to list our Class A common stock on the Nasdaq Capital Markets under the symbol “BOXL”. In order to list our Class A common stock we must meet the initial listing requirements under Nasdaq Rule 5505(a) and Rule 5505(b)(i). Among other requirements, we would need to have stockholders’ equity of at least $5,000,000, not less than 300 round lot holders of our Class A common stock and a minimum $15,000,000 in market value of our publicly traded shares (defined as shares held by all stockholders, other than our officers, directors and holders of 10% or more of our outstanding Class A common stock). There is no assurance that we will be able to meet such listing requirements or that our shares will trade on the Nasdaq Capital Market or any other national securities exchange.

If we do not list our Class A common stock on an acceptable national securities exchange our outstanding Series C Preferred Stock may not be converted into our Class A common stock.

Under our agreement with EDI, if our Class A common stock does not get listed on the Nasdaq Capital Market or other securities exchange acceptable to EDI, the 270,000 shares of Series B preferred stock issued to EDI and its subsidiary in connection with our July 18, 2016 acquisition of the Boxlight Group will not be automatically converted into Class A common stock. Such Series B preferred stock has a liquidation value of $5,400,000 and if not converted into our Class A common stock, will continue to have a $5,400,000 priority over holders of our Class A common stock in connection with any liquidation or sale of our Company.

Future sales of our Class A common stock could adversely affect our share price, and any additional capital raised by us through the sale of equity or convertible debt securities may dilute your ownership in us and may adversely affect the market price of our Class A common stock.

Assuming the sale of all 1,000,000 shares of Class A common stock offered hereby, we believe that our existing working capital, expected cash flow from operations and other available cash resources will enable us to meet our working capital requirements for at least the next 12 months. However, the development and marketing of new products and the expansion of distribution channels require a significant commitment of resources. From time to time, we may seek additional equity or debt financing to finance working capital requirements, continue our expansion, develop new products or make acquisitions or other investments. In addition, if our business plans change, general economic, financial or political conditions in our industry change, or other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business, as well as our conclusions as to the adequacy of our available sources of capital, could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. If additional funds are raised through the issuance of equity shares, preferred shares or debt securities, the terms of such securities could impose restrictions on our operations and would reduce the percentage ownership of our existing stockholders. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business or to develop new business at the rate desired and our results of operations may suffer.

The market price of our Class A common stock may be volatile, which could cause the value of your investment to fluctuate and possibly decline significantly.

The market price of our Class A common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Class A common stock. You may not be able to resell your shares at or above the current price due to a number of factors such as those listed under “Risk Factors”. Some of the factors that could negatively affect our share price or result in fluctuations in the price of our stock include:

●	our operating and financial performance and prospects;

●	our quarterly or annual earnings or those of other companies in our industry;

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●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our Class A common stock or the stock of other companies in our industry;

●	the failure of analysts to cover our Class A common stock;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	announcements by third parties or governmental entities of significant claims or proceedings against us;

●	new laws and governmental regulations, or other regulatory developments, applicable to our industry;

●	changes in general conditions in the United States and global economies or financial markets, including those resulting from war, incidents of terrorism or responses to such events;

●	changes in government spending levels on education;

●	changes in key personnel;

●	sales of common stock by us, members of our management team or our stockholders;

●	the granting or exercise of employee stock options or other equity awards;

●	the volume of trading in our Class A common stock; and

●	the realization of any risks described in this section under the caption “Risk Factors.”

Furthermore, the stock market has recently experienced volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our Class A common stock, regardless of our actual operating performance.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Purchasers in this offering will experience immediate and substantial dilution in net tangible book value.

The initial public offering price per share is expected to be substantially higher than the net tangible book value per share of our outstanding common stock. Purchasers in this offering will experience immediate dilution in the net tangible book value of their shares. Based on an assumed initial public offering price of $7.00 per share, the mid-point of the range set forth on the cover of this prospectus, dilution per share in this offering will be $_____ per share. See “Dilution.”

Our Articles of Incorporation, Bylaws and Nevada law may have anti-takeover effects.

Our Articles of Incorporation authorizes the issuance of common stock and preferred stock. Each share of Class A common stock entitles the holder to one vote on all matters to be voted upon by stockholders, and the Class B common stock has no vote, except as required by law. In addition, our board of directors (“Board”) has the authority to issue additional shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The ability of our Board to issue additional shares of preferred stock could make it more difficult for a third party to acquire a majority of our voting stock. Other provisions of our Bylaws also may have the effect of discouraging, delaying or preventing a merger, tender offer or proxy contest, which could have an adverse effect on the market price of our Class A common stock.

In addition, certain provisions of Nevada law applicable to our company could also delay or make more difficult a merger, tender offer or proxy contest involving our company, including Sections 78.411 through 78.444 of the Nevada Revised Statutes, which prohibit a Nevada corporation from engaging in any business combination with any “interested stockholder” (as defined in the statute) for a period of two years unless certain conditions are met. In addition, our senior management is entitled to certain payments upon a change in control and certain of the stock options and restricted shares we have granted provide for the acceleration of vesting in the event of a change in control of our company.

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Two trusts hold a significant percentage of our Class A common stock, and their interests may not align with the interests of our other stockholders.

The trustees of two family trusts have dispositive and voting power over the Class A common stock totaling approximately 25.8% of our issued and outstanding common stock on a fully diluted basis after giving effect to this offering. In addition, upon conversion of our Series B preferred stock, stockholders of EDI and other EDI affiliates, including K Laser will own approximately 21% of our issued and outstanding common stock on a fully diluted basis after giving effect to this offering. This significant concentration of share ownership may adversely affect the trading price of our Class A common stock because investors often perceive a disadvantage in owning shares in a company with one or several controlling stockholders. This concentration of ownership may have the effect of delaying or preventing a change in control of our company which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Class A common stock. Furthermore, our directors and officers, as a group, have the ability to significantly influence or control the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. Although our directors owe fiduciary duties to us and our shareholders, including the duties of loyalty, our directors that serve as directors, officers, partners or employees of companies that we do business with also owe fiduciary duties or other obligations to such other companies or to the investors in their funds. The duties owed to us could conflict with the duties such directors owe to these other companies or investors.

The conversion provisions and other terms of a $2,000,000 convertible note to an affiliated entity is dilutive to purchasers in this offering may adversely affect the market price of our Class A common stock .

In connection with the acquisition of Mimio by Boxlight Parent, we issued a $2,000,000 note payable to Mim Holdings, Inc., the former stockholder of Mimio. The note is convertible by the holder into shares of Class A common stock of Boxlight Parent at a per share conversion price equal to 55% of the initial offering price per share of BOXL common stock offered to the public under the registration statement of which this prospectus is a part. Accordingly, and assuming a $7.00 per share initial offering price of the shares offered hereby, the $2,000,000 Mim Holdings note would be convertible into an aggregate of 519,481 shares of our Class A common stock, based on a $3.85 per share conversion price. The note also contains a number of penalty provisions in the event we are late in delivering shares upon conversion of the note. Such penalty provisions provide that if we do not deliver conversion shares via DWAC or a certificate or certificates within three trading days of a conversion notice, we would be obligated to pay the holder of the note in cash, an amount per trading day for each trading day until such shares are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to (i) 1% of the aggregate principal amount of the note requested to be converted for the first 5 trading days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day thereafter. In addition, the holder of the note would retain the right to pursue actual damages for our failure to deliver certificates representing shares of Common Stock upon conversion within the specified period. Mim Holdings is owned by the Marlborough Brothers Family Trust, a trust established for the benefit of members of the families of Adam Levin and Michael Pope. Mr. Pope is the President and a member of our board of directors.

If fully converted into our Class A common stock, the holder would own approximately 6.3% of our outstanding shares of Class A common stock calculated based on 8,278,753 shares outstanding after this offering. In addition, the conversion and other terms of the $2,000,000 note will dilute the interests of purchasers of our Class A common stock in this offering and may ultimately depress the future market price of our Class A common stock.

The market for shares traded in the over-the-counter market has experienced numerous frauds and abuses which could adversely impact investors in our stock.

Unless we are able to list our shares of Class A common stock on the Nasdaq Capital Market, the NYSE: Nynex Exchange or on the QTCQB or OTCQX exchanges of the OTC Markets Group, our Class A common stock would trade on the OTC pink sheets. Securities that trade on such exchange are frequent targets of fraud or market manipulation, both because of their generally low prices and because reporting requirements are less stringent than those of Nasdaq or other national stock exchanges.

Patterns of fraud and abuse include:

·	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

·	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

·	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our management and/or controlling stockholders, who will receive no commissions. There is no guarantee that they will be able to sell any of the shares of Class A common stock.

We will have broad discretion in applying a portion of the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our Class A common stock.

Subject to our obligation to pay approximately $3,000,000 to retire the Skyview Note and reduce our obligations to EDI, our management will have considerable discretion in the application of the proceeds received by us from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We may use the net proceeds for corporate purposes that do not improve our profitability or increase our Class A common stock price.

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our Class A common stock rests with our board of directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations. Investors in our Class A common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our Class A common stock to earn a return on their investment.

If securities or industry analysts do not publish research or reports about us, or if they adversely change their recommendations regarding our Class A common stock, then our stock price and trading volume could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts publish about us, our industry and our market. If no analyst elects to cover us and publish research or reports about us, the market for our Class A common stock could be severely limited and our stock price could be adversely affected. In addition, if one or more analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more analysts who elect to cover us adversely change their recommendations regarding our Class A common stock, our stock price could decline.

We will incur increased costs as a result of being a publicly-traded company.

As a company with publicly-traded securities, we will incur additional legal, accounting and other expenses. For example, the Sarbanes-Oxley Act of 2002 (or SOX), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules promulgated by the SEC and the national securities exchange on which our Class A Common Stock will be listed require us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations will increase our legal and financial compliance costs.

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We may be exposed to risks relating to evaluations of controls required by Sarbanes-Oxley Act of 2002.

Pursuant to Sarbanes-Oxley Act of 2002, our management will be required to report on, and our independent registered public accounting firm may in the future be required to attest to, the effectiveness of our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States of America, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

If our internal controls and accounting processes are insufficient, we may not detect in a timely manner misstatements that could occur in our financial statements in amounts that could be material.

As a public company, we will have to devote substantial efforts to the reporting obligations and internal controls required of a public company, which will result in substantial costs. A failure to properly meet these obligations could cause investors to lose confidence in us and have a negative impact on the market price of our shares. We expect to devote significant resources to the documentation, testing and continued improvement of our operational and financial systems for the foreseeable future. These improvements and efforts with respect to our accounting processes that we will need to continue to make may not be sufficient to ensure that we maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required, new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations in the United States or result in misstatements in our financial statements in amounts that could be material. Insufficient internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares and may expose us to litigation risk.

As a public company, we will be required to document and test our internal control procedures to satisfy the requirements of Section 404 of Sarbanes-Oxley, which requires annual management assessments of the effectiveness of our internal control over financial reporting. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet our deadline for compliance with Section 404. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal control over financial reporting, then investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to some other public companies.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of this offering;

●	the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

●	the date on which we are deemed a “large accelerated filer” as defined under the federal securities laws.

For so long as we remain an “emerging growth company”, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

●	submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

●	include detailed compensation discussion and analysis in our filings under the Exchange Act and instead may provide a reduced level of disclosure concerning executive compensation.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period, which allows us to delay the adoption of new or revised accounting standards until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to public companies that comply with new or revised accounting standards.

Because of these exemptions, some investors may find our Class A common stock less attractive, which may result in a less active trading market for our Class A common stock, and our stock price may be more volatile.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated offering expenses payable by us, will be approximately $6,700,000 if we are able to sell all 1,000,000 shares of Class A common stock at an average price of $7.00 per share within 120 days following the date of this prospectus. Alternatively, if we use the services of registered broker/dealers and pay a 7% commission on sales of all 1,000,000 shares, the net proceeds from such sales will be only $6,210,000. There is no minimum number of shares that we must sell within such period and all proceeds from such sales will be retained by us.

The following table reflects the application of such net proceeds based on the sale of 25%, 50%, 75% and 100% of the 1,000,000 shares of Class A common stock offered hereby:

Percentage Sold	25%	50%	75%	100%

No. of Class A shares	250,000	500,000	750,000	1,000,000
Gross proceeds	$1,750,000	$3,500,000	$5,250,000	$7,000,000
Net proceeds (1)	$1,465,000	$2,955,000	$4,425,000	$6,210,000

Use of Proceeds	To pay all or part of the $1,460,508 balance due under the Skyview Note.	To (a) pay the Skyview Note and (b) reduce the accounts payable owed to EDI by $1,500,000.	To (a) pay the Skyview Note, (b) reduce the accounts payable owed to EDI by $1,500,000, and (c) to, reduce other debt and pay accounts payable, including $27,000 per month payable to Loeb & Loeb under an agreement with such counsel and about $900,000 owed to Vert Capital.	To (a) pay the Skyview Note, (b) reduce the accounts payable owed to EDI by $1,500,000, (c) to, reduce other debt and pay accounts payable including $27,000 per month payable to Loeb & Loeb under an agreement with such counsel, and about $900,000 owed to Vert Capital, and (d) the balance for working capital.

(1)	Assumes payment of 7% commissions on all sales, and $162,500 in payment of counsel fees on the sale of 25% of the Class A common stock offered and $300,000 of counsel fees and other expenses on sales of 50%, 75% and 100% of the Class A common stock offered hereby

There can be no assurance that we will sell a sufficient number of shares to retire the Skyview Note; failing which Skyview may accelerate the Skyview note, which would also result in a default to Crestmark Bank, our senior lender. This could lead to a foreclosure on all of our assets securing our senior debt, including the assets of our Mimio subsidiary, which would result in the termination of our business operations. See Risk Factors” elsewhere in this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A common stock, and we currently do not anticipate paying any cash dividends for the foreseeable future. Instead, we anticipate using all of our earnings, if any, for working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. Any future determination relating to dividend policy will be made at the discretion of our Board and will depend on a number of factors, including, but not limited to, our future earnings, capital requirements, financial condition, future prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2016  on:

●	an actual basis;

●	on a proforma as adjusted basis giving effect to the sale of 1,000,000 shares of Class A common stock by us in this offering at the initial public offering price of $7.00 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(in thousands)	September 30, 2016
	Actual	IPO	Proforma After IPO

Cash and cash equivalents	$828	$-	$828

Short-term debt	$6,570	$-	$6,570
Long-term debt	$4,027	$-	$4,027

Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value; 250,000 shares authorized, 0 actual shares and 250,000 pro forma shares	-	-	-
Series B Convertible Preferred stock, $0.0001 par value; 1,000,000 shares authorized, 1,000,000 actual shares and 0 pro forma shares	-	-	-
Series C Convertible Preferred stock, $0.0001 par value; 270,000 shares authorized, 270,000 actual shares and 0 pro forma shares	-	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 4,361,602 actual shares and 7,018,667 pro forma shares	-	-	-
Additional paid-in capital	12,891	-	12,891
Accumulated deficit	(3,770)	-	(3,770)
Other comprehensive loss	(12)		(12)
Total stockholders’ equity	9,109	-	9,109
Total capitalization (including current maturities of long-term debt)	$1,488	$-	$1,488

The pro forma number of shares of our Class A common stock outstanding after this offering includes:

●	in connection with the acquisition of the Boxlight Group, 1,903,586 shares of our Class A common stock to be issued to EDI and its affiliates, upon consummation of this offering, and subject to the listing of our Class A common stock on the Nasdaq Capital Market or other securities exchange acceptable to EDI or 20.575% of our fully-diluted common stock as defined in the purchase agreement and before giving effect to this offering; and 152,287 bonus shares of Class A common stock that will be issued to senior EDI management and employees.

●	in connection with the acquisition of Genesis, 370,040 shares of Class A common stock issued to the former members of Genesis upon conversion of their 1,000,000 shares of Series B Preferred Stock or such other number of shares as represents 4.0% of our fully-diluted common stock as defined in the purchase agreement and before giving effect to this offering.

●	231,152 shares of our Class A common stock to be issued to our legal counsel, Loeb & Loeb LLP upon consummation of this offering as partial compensation for services rendered in relation to this initial public offering.

The pro forma number of shares of our Class A common stock outstanding after this offering excludes:

●	1,000,000 shares of Class A common stock being offered pursuant to this prospectus.

●	73,266 and 109,915 shares of Class A common stock issued to Mr. Elliott (Chief Executive Officer) and Dr. Seymour Silverstein, respectively, for settlement of accounts payable and note payable.

●	25,025 shares issued to settle outstanding accounts payable to a third party in October 2016.

●	51,879 shares of Class A common stock issued at private placement in October and November 2016.

●	864,235 shares of Class B common stock issuable upon exercise of options granted under the BOXL 2014 Stock Incentive Plan and 1,341,183 additional shares reserved for issuance thereunder, which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by any holder of Class B common stock.

●	820,717 shares of Class A common stock issuable upon exercise of outstanding warrants with an exercise price equal to 110% of the initial per share offering price of shares offered to the public in this offering.

●	519,481 shares of Class A common stock issuable upon conversion of our $2,000,000 Mimio purchase note at $3.85 , assuming a $7.00 per share offering price.

●	357,143 shares of Class A common stock issuable upon conversion of our $2,000,000 EDI Note at $5.60 per share, assuming a $7.00 per share offering price of the shares offered under this prospectus.

●	398,406 shares of our Class A common stock issuable upon conversion of 250,000 shares of Series A preferred stock that we will offer to the holders of Series A preferred stock of LCC - Delaware. Such 250,000 shares of Series A preferred stock will automatically convert into 398,406 shares of our Class A common stock on a date which shall be one year from the date of this prospectus.

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DILUTION

Purchasers of our Class A common stock in this offering will experience an immediate dilution to the extent of the difference between the initial public offering price and the pro forma, as adjusted, net tangible book value per share immediately after this offering.

Assuming the sale of all 1,000,000 shares of Class A common stock offered hereby at an assumed initial public offering price of $7.00 per share and after deducting maximum commissions to registered broker/dealers of $490,000 an other estimated offering expenses payable by us, our pro forma, as adjusted, net tangible book value at September 30, 2016 would have been $___ million or $___ per share. This represents an immediate increase in pro forma, as adjusted, net tangible book value per share of $___ to the existing stockholders (including the Boxlight Group and Mimio stockholders) and dilution in pro forma, as adjusted, net tangible book value per share of $___to new investors who purchase shares in the offering. The following table illustrates this per share dilution to new investors:

Assumed initial public offering price per share		$7.00

Net tangible book value per share before the offering, at September 30, 2016	$
Increase in net tangible book value per share attributable to the offering
Pro forma, as adjusted, net tangible book value per share, giving effective to the offering	$

Dilution per share to new investors	$

A $1.00 increase (decrease) in the assumed initial public offering price of $___ per share of our Class A common stock, the mid-point of the price range set forth on the cover page of this prospectus, would increase our pro forma as adjusted, net tangible book value after this offering by $___ million and dilution per share to new investors in this offering by $___ per share, assuming the number of shares of Class A common stock offered by us, as set forth on the cover page of this prospectus, remains the same. The information discussed above is illustrative only and may change based on the actual initial public offering price and other terms of the offering determined at pricing.

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unaudited PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements were prepared by applying certain pro forma adjustments to the historical financial statements of Boxlight Corporation (“BOXL”). The pro forma adjustments give effect to the following transactions (the “Transactions”):

●	Our acquisition of Mimio LLC;

●	Our acquisition of the shares of Boxlight, Inc. and the other members of the Boxlight Group

The unaudited pro forma combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 give effect to the Transactions as if each of them had occurred on January 1, of each period.

These pro forma combined financial statements include adjustments for our acquisitions closed prior to this offering, assuming our initial public offering price is $7.00 per share.

We determined that each acquisition shown involved the acquisition of a business, considering the guidance in Rule 11-01 (d) of Regulation S-X, and individually, as well as in aggregate, met the significance test of Rule 3-05 of Regulation S-X.

The historical financial statements of Mimio and the Boxlight Group appear elsewhere in this prospectus.

We have based the pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma combined financial statements in the notes to the unaudited pro forma combined financial statements. In many cases, we based these assumptions on preliminary information and estimates. The actual adjustments to our pro forma combined financial statements will depend upon a number of factors and additional information that will be available on or after the closing date of this offering. Accordingly, the actual adjustments that will appear in our financial statements will differ from these pro forma adjustments, and those differences may be material.

On May 8, 2016 and April 1, 2016, Boxlight Parent acquired Genesis Collaboration LLC (“Genesis”) and Mimio, respectively. The acquisitions of Mimio and Genesis were considered transfers of businesses between entities under common control, and therefore the assets acquired and liabilities assumed were transferred at historical cost of the ultimate parent, Vert Capital Corp. (“Vert Capital”). Because the acquisitions were common control transactions in which Boxlight Parent acquired businesses, the historical financial statements of Boxlight Parent have been retrospectively adjusted to reflect the results of operations, financial position, and cash flows of Mimio and Genesis as if Boxlight Parent owned Mimio and Genesis for all periods presented from the date Mimio, Genesis and Boxlight Parent were under common control. Mimio and Genesis were acquired by Vert Capital on November 4, 2015 and October 31, 2013, respectively. As a result, the operating results of Mimio for the nine months ended September 30, 2016 and the period from November 4, 2015 to December 31, 2015 and the operating results of Genesis for the nine months ended September 30, 2016 and the year ended December 31, 2015 were added to the retroactively adjusted operating results of Boxlight Parent.

We accounted for the acquisition of the Boxlight Group using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America, with BOXL being considered the acquiring entity. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, net of liabilities, based on their estimated fair values as of the acquisition date. We completed the acquisition of Boxlight Group on July 18, 2016 and we are working on finalizing valuation of Boxlight Group. The estimated purchase price and fair value of those assets to be acquired and liabilities assumed is preliminary. Once we complete our final valuation process for our acquisitions, we may report changes to the value of the assets acquired and liabilities assumed, as well as the amount of goodwill, and those changes could differ materially from what we present here.

These unaudited pro forma combined financial statements do not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the assumed dates, nor do they purport to project our results of operations or financial condition for any future period or future date. You should read these unaudited pro forma combined financial statements in conjunction with “Capitalization,” “Selected Historical Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical financial statements, including the related notes thereto, appearing elsewhere in this prospectus.

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Boxlight Corporation

(f/k/a Logical Choice Corporation)

Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2016

(in thousands, except share and per share data)	Boxlight Group	Boxlight Parent*	Pro Forma Adjustments		Pro Forma Combined

Revenues	$6,340	$15,371	(1,187	)(1)	$20,524
Cost of revenues	5,040	9,485	(1,187	)(1)	13,338
Gross profit	1,300	5,886	-		7,186

Operating expenses:
General and administrative	2,110	4,538	(33	)(1)(2)	6,615
Research and development	-	847	-		847
Depreciation and amortization	24	163	315	(3)	502
Total operating expenses	2,134	5,548	282		7,964

Loss from operations	(834)	338	(282)		(778)

Other income (expense):
Interest expense	(26)	(690)	(78	)(6)(7)	(794)
Other income (expense), net	(85)	9	(33	)(1)	(109)
Total other income (expense)	(111)	(681)	(111)		(903)

Loss before income taxes	(945)	(343)	(393)		(1,681)
Income tax expense	-	-	-	(5)	-
Net loss	$(945)	$(343)	(393)		$(1,681)

Net loss per common share- basic and diluted		$(0.08)			$(0.25)
Weighted average number of common shares outstanding - basic and diluted.		4,185,637	2,425,912	(4)	6,611,549

*Financial information has been retrospectively adjusted for the acquisitions of Mimio and Genesis.

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Boxlight Corporation

(f/k/a Logical Choice Corporation)

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2015

(in thousands, except share and per share data)	Boxlight Group	Boxlight Parent*	Mimio (7)	Pro Forma Adjustments		Pro Forma Combined

Revenues	$12,075	$3,377	$12,441	$(777	)(1)		$27,116
Cost of revenues	8,745	2,277	6,055	(777	)(1)		16,300
Gross profit	3,330	1,100	6,386	-			10,816

Operating expenses:
General and administrative	3,710	2,942	4,887	-	(2)		11,539
Research and development	-	208	1,606	-			1,814
Depreciation and amortization	22	-	-	581	(3)		603
Total operating expenses	3,732	3,150	6,493	581			13,956

Loss from operations	(402)	(2,050)	(107)	(581)			(3,140)

Other income (expense):
Interest expense	-	(99)	-	(281	)(6)		(380)
Other income, net	(129)	(111)	144	-			(96)
Total other income (expense)	(129)	(210)	144	(281)			(476)

Loss before income taxes	(531)	(2,260)	37	(862)			(3,616)
Income tax expense	(5)	-	-	-	(5)		(5)
Net loss	$(536)	$(2,260)	$37	$(862)			$(3,621)

Net loss per common share- basic and diluted		$(0. 55)				$	(0.56)
Weighted average number of common shares outstanding - basic and diluted.		4,083,645		2,425,912	(4)		6,509,557

*Financial information has been retrospectively adjusted for the acquisitions of Mimio and Genesis.

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Basis of Presentation – The pro forma eliminates transactions among the Boxlight Group, Mimio (for the period before Vert Capital’s acquisition of Mimio) and Boxlight Parent.

(2) Stock Option Expense – We account for stock-based compensation using the fair value method, which requires the measurement and recognition of compensation expense for all share-based payment awards based on their estimated fair values. This method requires companies to estimate the fair value of stock-based compensation on the date of grant using an option pricing model. We use the Black-Scholes option pricing model to measure stock-based compensation. The Black-Scholes model determines the fair value of share-based payment awards based on the fair value of the underlying common stock on the date of grant and is affected by assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the fair value of the underlying common stock, expected volatility over the term of the awards and actual and projected employee stock option exercise behaviors. The assumptions used in calculating the fair value of the stock-based awards represent management judgment. As a result, if factors change and different assumptions are used, the stock-based compensation expense could be materially different in the future. Compensation expense relating to employee stock awards is recorded on a straight-line basis.

Determining the fair value of stock-based awards on the grant date requires the use of estimates and assumptions, including the fair value of our Class A common stock, exercise price of the stock option, expected volatility, expected life, risk-free interest rate and dividend rate. We estimate the expected volatility of our stock options by taking the average historical volatility of a group of comparable publicly traded companies over a period equal to the expected life of the options. As a result, we used the simplified method, as provided under SAB Topic 14.D, “Share-Based Payment,” to calculate the expected term estimate based on the options’ vesting terms and contractual terms. The risk-free interest rate is the estimated average interest rate based on U.S. Treasury zero-coupon notes with terms consistent with the expected life of the awards. The expected dividend yield is zero as we do not anticipate paying any recurring cash dividends in the foreseeable future.

According to our share purchase agreement with the Boxlight Group, dated May 12, 2016, we may grant the employees of the Boxlight Group 10-year options to purchase 185,020 share of our Class B common shares, which represent on an aggregate basis 2% of the fully-diluted common stock as defined by the agreement with Boxlight. The full terms of the stock option have not been determined. As a result, we did not provide an estimate of the stock-based compensation related to these options. These options vest annually in equal installments over a 4-year period commencing one year after the closing date of our acquisition of Boxlight Group.

(3) Amortization of Intangible Assets – We amortize intangible assets over their estimated useful lives. We based the estimated useful lives of acquired intangible assets on the amount and timing in which we expect to receive an economic benefit. We assigned these intangible assets a useful life of 10 years based upon a number of factors, including contractual agreements, consumer awareness and economic factors (including known technological advances, effects of obsolescence, demand, competition, and the period of expected future cash flow that would be associated with the intangibles) pertaining to the combined companies. We believe the level of consumer awareness of our products will contribute to the continuation of purchases stemming from the customer relationships we will obtain in these acquisitions.

The estimates of fair value and weighted-average useful lives could be impacted by a variety of factors including legal, regulatory, contractual, competitive, economic or other factors. Increased knowledge about these factors could result in a change to the estimated fair value of these intangible assets and/or the weighted-average useful lives from what we have assumed in these unaudited pro forma combined financial statements. In addition, the combined effect of any such changes could result in a significant increase or decrease to the related amortization expense estimates.

The amortization of intangible assets of our acquisitions assumes that the assets were acquired on January 1, 2015 and amortized over the period associated with the statements of operations. For the nine months ended September 30, 2016 and the year ended December 31, 2015, the pro forma adjustments for the amortization expenses related to intangibles acquired was $315,000 and $581,000, respectively.

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(4) Weighted Average Outstanding Shares – On a pro forma basis, we consider all shares to be issued in connection with the acquisition of Boxlight Group and Genesis transactions to have been issued and outstanding at the beginning of the periods presented. Following is a breakdown for all shares to be issued to different parties pursuant to the Transactions:

	For the Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
Boxlight Group shareholders	2,055,872	2,055,872
Genesis members	370,040	370,040
Total shares to be issued	2,425,912	2,425,912
Boxlight Corporation’s weighted average outstanding shares	4,185,637	4,083,645
Proforma weighted average outstanding shares	6,611,549	6,509,557

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These share amounts have been calculated based on the percentages of total fully diluted outstanding shares the party would receive as defined in the purchase agreements and based on the results of the acquisitions. Total fully diluted outstanding shares as defined by the agreement, is temporarily assumed to be 9,757,273 shares for pro forma disclosure purposes and will be updated to the final result when the offering price is set. The fully diluted outstanding shares include all shares issued and outstanding for the acquisitions and for cash, all shares issuable upon exercise of warrants and options previously granted by BOXL that would have a dilutive or anti-dilutive effect and stock options to be granted to Boxlight Group’s employees according to the purchase agreement between Boxlight Group and BOXL. The fully-diluted shares do not include 230,453 shares issued in our private placements in October 2016 and 208,206 shares issued in October 2016 to settled outstanding debt.

(5) We have not reflected any pro forma adjustments to reflect the tax impact of the pro forma adjustments, as we believe that the tax impact would not be material.

(6) Issuance of Long-term and Short-term Debt for the Acquisition of Mimio – On May 5, 2016, pursuant to a membership interest purchase agreement, dated as of April 1, 2016, Boxlight Parent acquired 100% of the membership interest in Mimio from Mim Holdings, Inc. in exchange for a 4% $2,000,000 unsecured convertible promissory note due March 31, 2019 and the assumption of a 6% $3,425,000 senior secured note of Mim Holdings due July 3, 2016 that is payable to Skyview Capital, LLC, (“Skyview”), the former equity owner of Mimio (the “Skyview Note”). For the nine months ended September 30, 2016 and the year ended December 31, 2015 the pro forma adjustment for the interest expenses related to the notes was $78,000 and $285,000, respectively.

(7) Mimio income and expense for the period from January 1, 2015 to November 2, 2015 – The pro form combined balance was adjusted to include Mimio’s operating results for the period from January 1, 2015 to November 2, 2015. Mimio was acquired by a company controlled by Vert Capital on November 3, 2015 and subsequently acquired by Boxlight Parent . The acquisition by Boxlight Parent is considered as a common control transaction, whereby the operating results of Mimio for the period from November 3, 2015 to December 31, 2015 were included in Boxlight Parents’ retroactively adjusted balances.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA, a non-GAAP financial measure of earnings. EBITDA represents net income before income tax expense (benefit), interest income, interest expense, depreciation and amortization. Our management uses EBITDA as a financial measure to evaluate the profitability and efficiency of our business model. We use this non-GAAP financial measure to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measure that is derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangibles assets from acquisitions. Investors should consider our non-GAAP financial measure in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

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The following table contains reconciliations of net losses to EBITDA for the periods presented.

Reconciliation of net loss for the nine months ended

September 30, 2016 to EBITDA

(in thousands)	Boxlight Group	Boxlight Parent	Pro Forma Adjustments	Pro Forma Combined
Net loss	$(945)	$(343)	$(393)	$(1,681)
Depreciation and amortization	24	163	315	502
Interest expense	26	690	78	794
EBITDA	$(895)	$510	$-	$(385)

Reconciliation of net loss for the year ended

December 31, 2015 to EBITDA

(in thousands)	Boxlight Group	Boxlight Parent	Mimio	Pro Forma Adjustments	Pro Forma Combined
Net income (loss)	$(536)	$(2,260)	$37	$(862)	$(3,621)
Depreciation and amortization	22	-	-	581	603
Interest expense	-	99	-	281	380
Income tax expense	5	-	-	-	5
EBITDA	$(509)	$(2,161)	$37	$-	$(2,633)

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The following table contains reconciliations of net losses to adjusted EBITDA for the periods presented.

Reconciliation of net loss for the nine months ended

September 30, 2016 to Adjusted EBITDA

(in thousands)	Boxlight Group	Boxlight Parent	Pro Forma Adjustments	Pro Forma Combined
Net income (loss)	$(945)	$(343)	$(393)	$(1,681)
Depreciation and amortization	24	163	315	502
Interest expense	26	690	78	794
Stock compensation expense	-	-	-	-
Non-recurring IPO expenses	-	205	-	205
Adjusted EBITDA	$(895)	$715	$-	$(180)

Reconciliation of net loss for the year ended

December 31, 2015 to Adjusted EBITDA

(in thousands)	Boxlight Group	Boxlight Parent	Mimio	Pro Forma Adjustments	Pro Forma Combined
Net income (loss)	$(536)	$(2,260)	$37	$(862)	$(3,621)
Depreciation and amortization	22	-	-	581	603
Interest expense	-	99	-	281	380
Income tax expense	5	-	-	-	5
Stock compensation expense	-	-	-	-	-
Non-recurring IPO expenses	-	1,012	-	-	1,012
Adjusted EBITDA	$(509)	$(1,149)	$37	$-	$(1,621)

Key business metrics

In addition to the measures presented in our pro forma combined financial statements, we use the following key metrics to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions.

(in thousands)	Nine months ended September 30, 2016	Year ended December 31, 2015
Key business metrics:
Projectors	7,864	13,700
Flat Panels	1,159	681
Adjusted EBITDA	$(180)	$(1,621)

●	Units shipped. Units shipped represents the number of individual units that are shipped during a reporting period, net of any returns. We carry a variety of projectors and other peripherals which vary by model. We monitor units shipped on a monthly basis, as it is a key indicator of revenue trends for a reporting period. We use units shipped to help optimize our fulfillment operations and shipment allocations to better maintain operating efficiencies and improve customer satisfaction.

●	Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted after excluding the impact of: provision (benefit) for income taxes, interest income, interest expense, depreciation and amortization, non-recurring IPO expense, and stock option expense. We will use Adjusted EBITDA as a key measure to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Overview

We are a visual display technology company that is seeking to become a world leading innovator, and integrator of interactive products for schools, as well as for business and government conferencing. We currently design, produce and distribute interactive projectors and distribute interactive LED flat panels in the education market. We also distribute science, technology, engineering and math (or “STEM”) data logging products to the educational market.

To date, we have generated substantially all of our revenue from the sale of our software and expanding product line of projectors, LED panels, interactive whiteboards and display devices to the educational market.

Acquisition Strategy and Challenges

Our growth strategy includes acquiring assets and technologies of companies that have products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets, and there is no guarantee that we will complete any acquisition that we pursue.

We believe we can achieve significant cost-savings by merging the operations of the companies we acquire and after their acquisition leverage the opportunity to reduce costs through the following methods:

●	Staff reductions – consolidating resources, such as accounting, marketing and human resources.

●	Economies of scale – improved purchasing power with a greater ability to negotiate prices with suppliers.

●	Improved market reach and industry visibility – increase in customer base and entry into new markets.

As a result, we believe that an analysis of the historical costs and expenses of our Target Sellers prior to their acquisition will not provide guidance as to the anticipated results after acquisition. We anticipate that we will be able to achieve significant reductions in our costs of revenue and selling, general and administrative expenses from the levels currently incurred by the Target Sellers operating independently, thereby increasing our EBITDA and cash flows.

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Components of our Results of Operations and Financial Condition

Revenue

Our revenue is comprised of product revenue, software revenue, installation revenue and professional development revenue.

●	Product revenue. Product revenue is derived from the sale of our interactive projectors, flat panels, peripherals and accessories, along with other third party products, directly to our customers, as well as through our network of domestic and international distributors.

●	Installation and professional development. We receive revenue from installation and professional development that we outsource to third parties.

Cost of revenue

Our cost of revenue is comprised of the following:

●	third-party logistics costs;

●	costs to purchase components and finished goods directly;

●	inbound and outbound freight costs and duties;

●	costs associated with the repair of products under warranty; and

●	write-downs of inventory carrying value to adjust for excess and obsolete inventory and periodic physical inventory counts.

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We outsource some of our warehouse operations and order fulfillment and purchase products from related and third parties. Our product costs will vary directly with volume and based on the costs of underlying product components as well as the prices we are able to negotiate with our contract manufacturers. Shipping costs fluctuate with volume as well as with the method of shipping chosen in order to meet customer demand. As a global company with suppliers centered in Asia and customers located worldwide, we have used, and may in the future use, air shipping to deliver our products directly to our customers. Air shipping is more costly than sea or ground shipping or other delivery options. We primarily use air shipping to meet the demand of our products during peak seasons and new product launches.

Gross profit and gross profit margin

Our gross profit and gross profit margin have been, and may in the future be, influenced by several factors including: product, channel and geographical revenue mix; changes in product costs related to the release of projector models; component, contract manufacturing and supplier pricing and foreign currency exchange. As we primarily procure our product components and manufacture our products in Asia, our suppliers incur many costs, including labor costs, in other currencies. To the extent that exchange rates move unfavorably for our suppliers, they may seek to pass these additional costs on to us, which could have a material impact on our future average selling prices and unit costs. Gross profit and gross profit margin may fluctuate over time based on the factors described above.

Operating expenses

We classify our operating expenses into two categories: research and development and general and administrative.

Research and development. Research and development expense consists primarily of personnel related costs, prototype and sample costs, design costs and global product certifications mostly for wireless certifications.

General and administrative. General and administrative expense consists of personnel related costs, which include salaries, as well as the costs of professional services, such as accounting and legal, facilities, information technology, depreciation and amortization and other administrative expenses. We expect our general and administrative expense to increase in absolute dollars following the completion of this offering due to the anticipated growth of our business and related infrastructure as well as accounting, insurance, investor relations and other costs associated with becoming a public company. General and administrative expense may fluctuate as a percentage of revenue, notably in the second and third quarters of our fiscal year when we have historically experienced our highest levels of revenue.

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Other income (expense), net

Other income (expense), net consists of interest expense associated with our debt financing arrangements, interest income earned on our cash and foreign exchange transaction loss or gain. We do not utilize derivatives to hedge our foreign exchange risk, as we believe the risk to be immaterial to our results of operations.

Income tax expense

We are subject to income taxes in the United States and Mexico in which we do business. Mexico has statutory tax rate different from those in the United States. Additionally, certain of our international earnings are also taxable in the United States. Accordingly, our effective tax rates will vary depending on the relative proportion of foreign to U.S. income, the absorption of foreign tax credits, changes in the valuation of our deferred tax assets and liabilities and changes in tax laws. We regularly assess the likelihood of adverse outcomes resulting from the examination of our tax returns by the U.S. Internal Revenue Service, or IRS, and other tax authorities to determine the adequacy of our income tax reserves and expense. Should actual events or results differ from our current expectations, charges or credits to our income tax expense may become necessary. Any such adjustments could have a significant impact on our results of operations.

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Operating Results – Boxlight Corporation (Retrospectively adjusted for the acquisitions of Mimio and Genesis)

For the nine months ended September 30, 2016 and 2015

Revenues. Total revenues for the nine months ended September 30, 2016 was $15,371,130 as compared to $1,253,550 for the nine months ended September 30, 2015. Revenues consists of product revenue, software revenues, installation and professional development. The increase was mainly due to the inclusion of Mimio’s and Boxlight Group’s revenues of approximately $14 million for the nine months ended September 30, 2016. Mimio’s and Boxlight Group’s operating results were not included in the balances for the nine months ended September 30, 2015 because Mimio and the Company become under common control in November 2015 and Boxlight Group was acquired by the Company on July 18, 2016.

Cost of Revenues. Cost of revenues for the nine months ended September 30, 2016 was $9,485,596 as compared to $934,136 for the nine months ended September 30, 2015. Cost of revenues consists primarily of product cost, freight expenses and inventory write-down. Cost of revenues increased because of the increase in revenues. Gross profit increased because Mimio’s products had higher gross margin.

General and Administrative Expense. General and administrative expense for the nine months ended September 30, 2016 was $4,701,275 as compared to $1,366,008 for the nine months ended September 30, 2015. The increase was mainly resulted from the inclusion of approximately $3 million of Mimio’s and Boxlight Group’s operating expenses.

Research and Development Expense. Research and development expense was $846,621 and $0 for the nine months ended September 30, 2016 and 2015, respectively. Research and development expense primarily consists of costs associated with Mimio’s development of proprietary technology.

Other income (expense), net. Other expense for the nine months ended September 30, 2016 was $680,398 as compared to $75,557 for the nine months ended June 30, 2015. The Company amended a note payable agreement that resulted in $350,000 of additional interest expense in August, which resulted in a significant increase in interest expense for the nine months ended September 30, 2016. Additionally, the Company issued additional notes to acquire Mimio and Boxlight Group during 2016.

Net loss. Net loss was $342,760 and $1,122,151 for the nine months ended September 30, 2016 and 2015, respectively. The change was mainly attributable to the inclusion of Mimio and Boxlight Group’s operating results for the nine months ended September 30, 2016.

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For the years ended December 31, 2015 and 2014

Revenues. Total revenues for the year ended December 31, 2015 was $3,377,280 as compared to $2,902,856 for the year ended December 31, 2014. Revenues consists of product revenue, software revenue, installation revenue and professional development. The change mainly resulted from the inclusion of Mimio’s two months revenues of $1.8 million which was partially offset by the decrease in Genesis’s revenues of $1.3 million. Genesis’ revenues decreased due to the loss of a contract from a primary supplier. Genesis was merged into Boxlight, Inc. effective August 1, 2016, and sells Boxlight products. Mimio and the Company became under common control in November 2015.

Cost of Revenues. Cost of revenues was $2,276,993 and $2,236,652 for the years ended December 31, 2015 and 2014, respectively. Cost of revenues consists primarily of product cost, freight expenses and inventory write-down. Cost of revenues increased because of the increase in revenues. Gross profit increased because Mimio’s products had higher gross margin.

General and Administrative Expense. General and administrative expense for the year ended December 31, 2015 and 2014 was $2,942,061 and $1,733,010, respectively. The Company incurred more IPO filing related expenses and included Mimio’s two months expenses of approximately $843,000 for the year ended December 31, 2015.

Research and Development Expense. Research and development expense was $208,161 and $0 for the years ended December 31, 2015 and 2014, respectively. Research and development expense primarily consists of costs associated with Mimio’s development of proprietary technology.

Other income (expense), net. Other expense was $209,179 and $20,087 for the years ended December 31, 2015 and 2014, respectively. Mimio had other expense of $111,412 from the write-off of prepaid rent as it exited the lease.

Net loss. Net loss was $2,259,114 and $1,086,893 for the years ended December 31, 2015 and 2014, respectively. The increase of net loss was mainly due to the reasons discussed above.

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Operating Results – Mimio, LLC

For the years ended December 31, 2015 and 2014

Revenues. Total revenues for the year ended December 31, 2015 was $14,298,752 as compared to $21,841,037 for the year ended December 31, 2014. Revenue consists of product revenue and software revenue. Of the $7.5 million year over year decrease in revenue, $3.8 million resulted from reduced sales in Europe, Middle East and Africa where Mimio replaced its direct sales force with a master distributor agreement. Most of the rest resulted from a general reduction in sales in the U.S. as the company reduced its sales force.

Cost of Revenues. Cost of revenues was $7,183,538 and $8,769,057 for the years ended December 31, 2015 and 2014, respectively. Cost of revenues consists primarily of product cost, freight expenses and inventory write-down. Cost of revenues decreased and gross profit decreased due to the shift in product mix from high margin MimioTeach sales to the significantly lower margin Interactive Projectors and Flat Panel Displays.

Operating Expense. Operating expense for the year ended December 31, 2015 and 2014 was $7,543,425 and $9,338,693, respectively. The decrease of operating expense was mainly reduction in headcount in 2015 and the reductions in marketing spending.

Other income. Other income was $33,004 and $274,452 for the years ended December 31, 2015 and 2014, respectively. Other income mainly consisted of foreign exchange transaction gain and gain on sale of business unit. The change is mainly resulted from gain on sale of business unit of $155,000 in 2014.

Net income (loss). Net loss was $395,207 for the year ended December 31, 2015 and net income was $4,007,739 for the year ended December 31, 2014. The net loss was mainly due to the decrease in gross margin.

Operating Results – Boxlight Group

For the years ended December 31, 2015 and 2014

Revenues. Total revenues for the year ended December 31, 2015 was $12,074,740 as compared to $11,445,722 for the year ended December 31, 2014. Revenues consists of product revenue, software revenue and installation revenue. The increase of revenues was mainly because the Company sold more projectors in 2015.

Cost of Revenues. Cost of revenues was $8,745,467 and $9,572,619 for the years ended December 31, 2015 and 2014, respectively. Cost of revenues consists primarily of product cost, freight expenses and inventory write-down. Cost of revenues decrease and gross profit increased because the Company successfully negotiated with its supplier to decrease the purchase price of products.

General and Administrative Expense. General and administrative expense for the year ended December 31, 2015 and 2014 was $3,710,161 and $3,497,892, respectively. The increase of general and administrative expense was mainly because the Company incurred more advertisement expenses and tradeshow expenses related to the promotion of its products.

Other income (expense), net. Other expense was $128,536 and $105,664 for the years ended December 31, 2015 and 2014, respectively. Other expense mainly consisted of foreign exchange transaction loss and was relatively consistent during the two years.

Net loss. Net loss was $536,261 and $1,764,120 for the years ended December 31, 2015 and 2014, respectively. The increase of net loss was mainly due to the reasons discussed above.

Discussion of Effect of Seasonality on Financial Condition

Certain accounts on our balance sheets are subject to seasonal fluctuations. As our business and revenues grow, we expect these seasonal trends to be reduced. The bulk of our products are shipped to our educational customers prior to the beginning of the school year, usually in July, August or September. To prepare for the upcoming school year, we generally build up inventories during the second quarter of the year. Therefore, inventories tend to be at the highest levels at that point in time. In the first quarter of the year, inventories tend to decline significantly as products are delivered to customers and we do not need the same inventory levels during the first quarter. Accounts receivable balances tend to be at the highest levels in the third quarter, in which we record the highest level of sales.

We have been very proactive, and will continue to be proactive, in obtaining contracts during the fourth and first quarters that will help offset the seasonality of our business.

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Liquidity and Capital Resources

As of September 30, 2016, we had cash and cash equivalents of $827,658 . We financed our capital expenditures during the nine months ended September 30, 2016 primarily through line of credit agreements.

In addition to our cash and banking arrangements, we had accounts receivable of $4,151,591 on September 30, 2016. Our accounts receivable provides an additional source of liquidity as cash payments are collected from customers in the normal course of business. Our accounts receivable balance fluctuates throughout the year based on the seasonality of the business.

On September 30, 2014, the Company entered into a Line of Credit Agreement with Vert Capital. Pursuant to the agreement, as amended, the Company obtained a line of credit from Vert Capital up to a maximum of $900,000 to complete our initial public offering (“IPO”) process. The funds accrue interest at 10% per annum. The rate was decreased to 5.75% pursuant to an amendment to purchase agreement with EDI entered in September 2016. The advances from this agreement are due on the effective date of the Company’s IPO. In connection with this agreement, the Company granted Vert Capital a first lien and security interest to all of our assets and properties. As of September 30, 2016, outstanding principal and accrued interest under this agreement was $822,550 and $94,762 , respectively.

On May 21, 2014, the Company entered into a line of credit agreement with LCC-Delaware, former sole member of Genesis and a company controlled by Vert Group. The line of credit allows the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed will accrue interest at 10% per annum. Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full on May 21, 2015. In May 2016, the maturity date was extended to May 21, 2017. The assets of Genesis have been pledged as a security interest against any advances on the line of credit. As of September 30, 2016, outstanding principal and accrued interest under this agreement was $60,000 and $8,001, respectively.

On September 30, 2014, the Company entered into another line of credit Agreement with LCC-Delaware. Pursuant to the agreement, the Company obtained a line of credit from LCC-Delaware up to a maximum of $500,000 for a term of 3 years. The advances from this agreement accrue interest at 10% per annum and are due on demand. In connection with this agreement, the Company granted LCC-Delaware a second lien and security interest to all of our assets and properties, subordinate to the Vert Capital line of credit agreement. Pursuant to an amendment to the purchase agreement with EDI entered in September 2016, LCC - Delaware forgave payable of $185,129 and interest of $37,241 owed by the Company.

On January 16, 2015, the Company issued a note to Mark Elliott, the Company’s Chief Executive Officer, in the amount of $50,000. The note is due on December 30, 2016 and bears interest at an annual rate of 10%, compounded monthly. The note is convertible to the Company’s Class A common stock at the lesser of (i) $6.28 per share, (ii) a discount of 20% to the stock price if the Company’s Class A common stock is publicly traded, or (iii) if applicable, such other amount negotiated by the Company. The note holder may convert all but not less than all of the outstanding principal and interest due under this note upon conversion date. As of September 30, 2016, outstanding principal and accrued interest under this agreement was $50,000 and $8,548, respectively.

On April 3, 2015, the Company entered into a Line of Credit Agreement with Sy Silverstein, an individual. Pursuant to the agreement, the Company obtained the line of credit for up to a maximum of $300,000 to complete its IPO process. The advances from this agreement accrue interest at 12% per annum, along with a $10,000 documentation fee, and are due on the effective date of the Company’s IPO. As of September 30, 2016, the outstanding principal and accrued interest balance was $100,000 and $15,919 respectively. On October 4 , 2016, Mr. Silverstein agreed to settle $100,000 of the outstanding principal and $15,919 of accrued interest with 109,915 shares of the Company’s Class A common stock.

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Effective April 1, 2016, pursuant to a membership interest purchase agreement, the Company acquired 100% of the membership interest in Mimio, from Mim Holdings, Inc., a Delaware corporation wholly-owned by Marlborough Trust, a trust established for the benefit of members of the families of Adam Levin and Michael Pope. Mr. Pope is the President and a member of our board of directors. As consideration, the Company issued a $2,000,000 unsecured convertible promissory note to Mim Holdings, LLC. The Mim Holdings notes is convertible by the holder into the Company’s Class A common stock at a per share conversion price equal to 55% of the initial offering price. The Mim Holdings note accrues interest at 4% per annum and is due on March 31, 2019. Mim Holdings is wholly owned by The Marlborough Brothers Trust.

Additionally, the Company assumed from Mim Holdings a $3,425,000 senior secured note that is payable to Skyview Capital, LLC, (“Skyview”), the former equity owner of Mimio (the “Skyview Note”). The Skyview Note accrues interest at 4% per annum and is on due July 3, 2016. The Skyview Note was issued by Mim Holdings Inc. to Skyview on November 4, 2015 as payment for the acquisition of 100% of the membership equity of Mimio. The Skyview Note is guaranteed and secured by a lien and security interest on all of the assets of Mimio.

On July 5, 2016, the Company, Skyview and Mim Holdings, LLC. entered into an amendment. Pursuant to the amendment, the principal of the Skyview Note was increased to $3,660,508 (to include $235,508 of certain related party obligations owed by Mimio to Skyview) and the Skyview Note was amended and restated as $3,660,508. A total of $2,200,000 of the principal amount of the restated Skyview Note is due and payable on the earlier of August 3, 2016 or the closing of a senior secured asset based loan from a third party lender, and (b) the unpaid principal balance due on November 3, 2016.

Effective as of August 3, 2016, total amount payable to Skyview was increased to $4,010,508, to include additional fee of $350,000 to extend the maturity date to December 15, 2016. On August 3, 2015 and September 29, 2016, we paid $50,000 and a $2,500,000 installment payment, respectively, under the Skyview Note out of the proceeds of a senior secured debt financing. The remaining balance is due and payable on December 15, 2016.

On September 29, 2016, the $2,500,000 installment payment under the Skyview Note was paid out of the initial advance received under a maximum $5,000,000 senior secured line of credit obtained by the Company from Crestmark Bank.

On June 3, 2016, Boxlight Group issued a promissory note to AHA Inc. Co Ltd., a Korean corporation, in the amount of $1,895,413 to settle unpaid accounts payable for the purchases of inventory for Boxlight Group and Genesis in the amount of $1,583,383 and $312,030, respectively. Interest shall be payable in the amount of 6.5% per annum. The principal is due and payable in eight equal principal payments in the amount of $236,926 beginning on June 30, 2016. Interest shall be paid in consecutive monthly installments for eight months, due and payable upon the last business day of each month. In return, Genesis issued a promissory note of $312,030 to Boxlight Group on June 3, 2016. The note payable was eliminated and accounted for as a reduction to the consideration paid to acquire Boxlight Inc. upon the completion of Boxlight Inc. acquisition in July 2016.

Effective July 6, 2016, the Company entered into a loan and security Agreement with Hitachi Capital America Corp. (“Hitachi”). The agreement allows the Company to borrow up to $2,500,000 based on eligible accounts receivable and inventory at an interest rate equal to one and 1.75% in excess of the prime rate. The loan is due and payable on demand. Under the terms of the Hitachi loan agreement, we applied $1,000,000 of the initial funding to pay EDI $1,000,000 in reduction of the Boxlight Group’s outstanding accounts payable. The Hitachi loan is secured by all assets of Boxlight Inc. and guaranteed by Boxlight Parent. We retired the outstanding amount payable to Hitachi on September 29, 2016, out of the proceeds of the line of credit financing received from Crestmark Bank.

On September 29, 2016, the Boxlight Group and Mimio, as borrowers, entered into a maximum $5,000,000 senior secured line of credit facility with Crestmark Bank (“Crestmark”) secured by a first priority lien and security interest on the assets of both Mimio and the Boxlight Group. At the September 29, 2016 closing of the credit facility, based on 80 –85% of the eligible accounts receivable and $350,000 of inventory of Mimio and the Boxlight Group, a total of 2,911,390 was advanced by Crestmark. $350,266 of such advance was used to retire an existing senior secured note issued in July 2016 to Hitachi Capital America Corp., and $2,500,000 was used to pay the September 30, 2016 installment due to Skyview Capital under the Skyview Note. All outstanding amounts due and payable under the Crestmark line of credit facility bear interest at the rate of 5.75% per annum and are due and payable in full on demand.

Under the terms of the EDI share purchase agreement, as amended on September 28, 2016, the parties agreed that the Boxlight Group and Boxlight Parent will settle and pay approximately $5.75 million of accrued accounts payable currently owed to EDI, in the manner set forth below.

●	$1,000,000 was paid at the closing of the Boxlight Group acquisition out of the net proceeds of the Hitachi financing;

●

An additional $1,500,000 of the $5.75 million owed to EDI was to be paid by the Boxlight Group and Mimio in in six monthly installments of $250,000 each, commencing 30 days after the initial $1,000,000 payment referred to above. However, in view of the fact that such installment payments cannot be presently made by our Boxlight Group and Mimio subsidiaries under the subordination agreement between EDI and Crestmark Bank, we and EDI agreed that the “net proceeds” Boxlight Parent may receive from the sale of 1,000,000 shares of Class A common stock offered hereby shall be applied, first to prepay the $1,460,508 principal balance due under the Skyview Note, and second to prepay the balance of the $1,500,000 installment obligation owed to EDI referred to above. We agreed with EDI that “Net Proceeds” means professional fees estimated at approximately $300,000, plus any commissions or underwriting fees that may be payable by Boxlight Parent to brokers, placement agents or underwriters who assist us in selling the shares of Class A Common Stock in this offering.

●	$2,000,000 of the unpaid balance of our account payable is evidenced by a 4% non-negotiable convertible promissory note of Boxlight Parent payable to EDI, together with accrued interest, on March 31, 2019 (the “EDI Note”). Following completion of this offering, the EDI Note is convertible to shares of our Class A common stock at a conversion price equal to 80% of the initial per share offering price of the Class A common stock offered under this prospectus (estimated at $5.60 or 80% of our anticipated $7.00 initial offering price per share). Under the terms of the EDI Note, we have the option, in lieu of issuing our Class A common stock to prepay, within 72 hours of the first conversion notice, the entire unpaid principal amount of the EDI Note plus accrued interest thereon.

On September 29, 2016, we sold to K Laser, the principal stockholder of EDI, an aggregate of 178,572 shares of our Class A common stock at a price of $5.60 per share and received net proceeds of $1,000,003. The per share sales price is intended to be 80% of the initial price per share of Class A common stock offered to the public under this prospectus. Accordingly, the 178,572 shares of Class A common stock are subject to increase in the event that the initial offering price of the shares offered under this prospectus is less than $7.00. The $5.60 price and the number of shares sold in the private placement will not change if the initial per share offering price under this prospectus shall be greater than $7.00. The private placement was conducted through the efforts of our management and with the assistance of K Laser and its affiliates. No commissions or other compensation was paid in connection with such private placement. The $1,000,003 of net proceeds of such private placement was used together with advances from Crestmark under the above line of credit to retire outstanding indebtedness to Hitachi and pay the $2,500,000 installment due under the Skyview Note

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases, capital equipment leases and other operating leases. We lease all of our office facilities. We expect to make future payments on existing leases from cash generated from operations.

We believe that the combination of funds currently available from our various resources will be adequate to finance our ongoing operations for the foreseeable future. In addition, we plan to continue to explore acquisitions and strategic investments related to our business that we may acquire using cash, stock, debt, contribution of assets or a combination thereof.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles accepted in the United States. In connection with the preparation of our financial statements, we are required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

Our significant accounting policies are discussed in notes to each set of the financial statements. We believe that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require our most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain.

Revenue Recognition

Revenue is comprised of product sales and service revenue, net of sales returns, co-operative advertising credits, early payment discounts, and special incentive payments (SPIFF) paid to VAR sales reps. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.

Revenue from product sales is derived from the sale of projectors, interactive panels and related accessories. Evidence of an arrangement consists of an order from its distributors, resellers or end users. The Company considers delivery to have occurred once title and risk of loss has been transferred.

Service revenue is comprised of product installation services and training services. These service revenues are normally entered into at the time products are sold. Service prices are established depending on product equipment sold and include a cost value for the estimated services to be performed based on historical experience. The Company outsources installation and training services to third parties and recognizes revenue upon completion of the services.

The Company evaluates the criteria outlined in FASB ASC Subtopic 605-45, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as revenue. Generally, when the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded at the gross amount. If the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, the Company generally records the net amounts as revenue earned.

The Company’s standard terms and conditions of sale do not allow for product returns and it generally does not allow product returns other than under warranty. However, the Company, on a case by case basis, will grant exceptions, mostly “buyer’s remorse” where the VAR’s end user customer either did not understand what they were ordering, or determined that the product did not meet their needs. An allowance for sales returns is estimated based on an analysis of historical trends.

While the Company uses resellers and distributors to sell its products, the Company’s sale agreements do not contain any special pricing incentives, right of return or other post shipment obligations.

The Company generally provides 24 to 60 months warranty coverage on all of Mimio’s products. Mimio product’s standard warranty period is 24 months, which can be extended to 60 months upon the end user “registering” their device on-line. The Company’s warranty provides for repair or replacement of the associated products during the warranty period. The Company does not record warranty cost upon sale, and instead conducts a quarterly review of the warranty liability reserve, and based on historical cost-to-trailing- revenue history, will adjust up or down the warranty liability, with the offset to this adjustment posted to cost of revenue.

The Company generally provides 36 to 60 months warranty coverage on all of Boxlight Group’s products except when sold through a “Premier Education Partner” or sold to schools where the Company provides a 48 to 60 months warranty. Boxlight Group product’s’ warranty provides for repair or replacement of the associated products during the warranty period. The Company establishes a liability for estimated product warranty costs at the time product revenue is recognized, if the liability is expected to be material. The warranty obligation is affected by product failure rates and the related use of materials, labor costs and freight incurred in correcting any product failure. Should actual product failure rates, use of materials, or other costs differ from the Company’s estimates, additional warranty liabilities could be required, which would reduce its gross profit.

The Company offers sales incentives where the Company offers discounted products delivered by the Company to its resellers and distributors that are redeemable only if the resellers and distributors complete specified cumulative levels of revenue agreed to and written into their reseller and distributor agreements through an executed addendum. The resellers and distributors have to submit a request for the discounted products and cannot redeem additional discounts within 180 days from the date of the discount given on like products. The value of the award products as compared to the value of the transactions necessary to earn the award is generally insignificant in relation to the value of the transactions necessary to earn the award. The Company estimates and records the cost of the products related to the incentive as marketing expense based on analyses of historical data.

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Acquisition

The financial statements include the operations of Boxlight Group after the completion of the acquisition on July 18, 2016. We account for the acquisition of Boxlight Group using the acquisition method of accounting, which requires, among other things, that most assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date on the balance sheet. Transaction costs are expensed as incurred. Any excess of the consideration transferred over the assigned values of the net assets acquired is recorded as goodwill. The estimated fair values of assets acquired and liabilities assumed were determined based on management’s best estimates. Preliminary estimated fair values are subject to measurement period adjustments which represent updates made to the preliminary purchase price allocation based on revisions to valuation estimates in the interim period subsequent to the acquisition and initial accounting date up until the purchase price allocation is finalized which cannot be any later than one year from the acquisition date.

Common control transactions

Business acquired from Vert Capital are accounted for as common control transactions whereby the net assets (liabilities) acquired (assumed) are combined with the Company’s at their carrying value. Any difference between carrying value and recognized consideration is treated as a capital transaction. Cash received from the acquired entities is presented as an investing activity in our consolidated statement of cash flows.

Impairment of Long-Lived Assets and Goodwill

Intangible assets, including customer relationships and the value of agreements not to compete arising from our various acquisitions are recorded at cost less accumulated amortization and are amortized using a method which reflects the period in which the economic benefit of the related intangible assets is utilized, which has been estimated to be three years. For intangible assets subject to amortization, impairment is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible assets.

The intellectual property and customer relationships and associated contracts represent the most significant portion of the value of the purchase price for each of our acquisitions. Our largest acquisition holds intangible assets and has developed substantial technologies.

Goodwill consists of the excess of the purchase price over the fair value of identifiable net assets of businesses acquired. We expect to record goodwill in connection with all of our acquisitions. With these acquisitions, goodwill will be evaluated for impairment using a two-step process that will be performed at least annually in October of each year, or whenever events or circumstances indicate that impairment may have occurred. The first step is a comparison of the fair value of an internal reporting unit with its carrying amount, including goodwill. We will integrate all acquired businesses with our core business and utilize a single technology platform, and have our chief operating decision maker, which is our Chief Executive Officer, monitor and review financial information at a consolidated level for assessing operating results and the allocation of resources. Therefore, we will have a single reporting unit. If the fair value of the reporting unit exceeds its carrying value, goodwill of the reporting unit is not considered impaired and the second step is unnecessary.

If the carrying value of the reporting unit exceeds its fair value, a second test is performed to measure the amount of impairment by comparing the carrying amount of the goodwill to a determination of the implied value of the goodwill. If the carrying amount of the goodwill is greater than the implied value, an impairment loss is recognized for the difference. The implied value of goodwill is determined as of the test date by performing a purchase price allocation, as if the reporting unit had just been acquired, using currently estimated fair values of the individual assets and liabilities of the reporting unit, together with an estimate of the fair value of the reporting unit taken as a whole. The estimate of the fair value of the reporting unit is based upon information available regarding prices of similar groups of assets, or other valuation techniques including present value techniques based upon estimates of future cash flow.

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Inventories

Inventories are stated at the lower of cost or net realizable value. Materials and spare parts inventory is primarily determined using the weighted average cost method. Finished goods is primarily determined using weighted average cost and specific identification method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

Income Taxes

We account for income taxes using the asset and liability method, as prescribed by ASC 740, income taxes, which recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We record net deferred tax assets to the extent that these assets will more likely than not be realized. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. This assessment requires judgment as to the likelihood and amounts of future taxable income by tax jurisdiction.

Accounting for Stock-Based Compensation

We account for stock-based compensation to employees, including grants of employee stock options in accordance with ASC 718, “Stock Compensation,” which requires that share-based payments (to the extent they are compensatory) be recognized in our consolidated statements of operations based on their grant date fair values. We will recognize stock-based compensation expense on a straight-line basis over the service period of the award.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Certain specified reduced reporting and other regulatory requirements that are available to public companies that are emerging growth companies.

These provisions include:

(1)	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

(2)	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

(3)	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

(4)	reduced disclosure about our executive compensation arrangements.

We have elected to take advantage of the exemption from the adoption of new or revised financial accounting standards until they would apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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BUSINESS

Our Company

Boxlight Parent was incorporated in Nevada on September 18, 2014 for the purpose of becoming a technology company that sells interactive educational products.

Effective April 1, 2016, Boxlight Corporation acquired Mimio LLC. Mimio designs, produces and distributes the broadest range of Interactive Classroom Technology products primarily targeted at the global K-12 education market. Mimio’s core products include interactive projectors, interactive flat panel displays, interactive touch projectors, touchboards and MimioTeach, which can turn any whiteboard interactive in 30 seconds. Mimio’s product line also includes an accessory document camera, teacher pad for remote control and an assessment system. Mimio was founded on July 11, 2013 and maintains its headquarter in Boston, Massachusetts. Manufacturing is by ODM’s and OEM’s in Taiwan and China. Mimio products have been deployed in over 600,000 classrooms in dozens of countries. Mimio’s software is provided in over 30 languages.

Effective July 18, 2016, Boxlight Corporation acquired the Boxlight Group. The Boxlight Group sells and distributes a suite of patented, award-winning interactive projectors that offer a wide variety of features and specifications to suit the varying needs of instructors, teachers and presenters. With an interactive projector, any wall, whiteboard or other flat surface becomes interactive. A teacher, moderator or student can use the included pens or fingers as a mouse to write or draw images displayed on the surface. As with interactive whiteboards, interactive projectors accommodate multiple users simultaneously. Images that have been created through the projected interactive surface can be saved as computer files. The Boxlight Group’s new ProjectoWrite 12 series, launched in February 2016, allows the simultaneous use of up to ten simultaneous points of touch.

Combined, we are a leading technology company that focuses on the education and learning industry. We improve, produce and distribute products currently offered by Mimio the Boxlight Group and Genesis, including interactive projectors, 70” and 84” hi-resolution interactive LED panels, and science, technology, engineering and math (“STEM”) data logging products, and develop new products utilizing a combination of technologies of the Boxlight Group and Mimio. The combined operation will integrate significant research and development, international manufacturing capabilities, and an established global reseller network. Our goal is to become a single source, world-leading innovator, manufacturer and integrator of interactive products for schools and universities, as well as for training and instruction for business and governmental agencies.

Integration Strategy

We have already taken substantial steps towards centralizing our business management through an enterprise resource planning system currently utilized by Boxlight Inc. that offers multi-language and multi-currency. It is our intention to streamline the process to drive front-line sales forecasting to factory production. Through the enterprise resource planning system, we plan to first synchronize five separate accounting and customer relationship management systems through a cloud-based interface to improve inter-company information sharing and allow management at BOXL to have immediate access to snapshots of the performance of all of our subsidiaries, their financial data and live currency impact on our combined financial results.

Research and Development

Our products are designed to enhance learning experiences in schools, government and business by bringing life to lessons, using interactive educational tools. Research suggests that interactive presentation tools can positively affect student engagement, motivation, understanding and review processes and accommodate students with different learning styles, including students who have special needs. A study in 100 classrooms per year conducted by Dr. Robert Marzano, a top United States researcher in the field of education, concluded that students who had been taught using interactive whiteboards and interactive devices improved their test scores on average by 16 percentile over a two-year period.

Logistics and Manufacturing

Logistics of the Company is currently provided by our Lawrenceville, Georgia facility. Manufacturing for Mimio’s products is by ODM’s and OEM’s in Taiwan and China.

Sales and Marketing

Sales and marketing for Mimio and the Boxlight Group were combined on March 31, 2016. Our combined sales force has eleven regional account managers in the US, nine in Mexico, one Vice President of Sales and one National Sales Manager. Within nine months of this offering we intend to expand the scope of our combined sales force by adding five additional sales persons, primarily to drive sales of interactive projectors and data logging products to school districts, corporations and governmental agencies throughout the United States and Europe, and sales of all of our products in Africa, Latin America and Asia. In addition, we will utilize traditional value-added resellers through Genesis and support them to become knowledgeable of the products, vendors and suppliers of the combined entity. Our combined companies currently have approximately 800 resellers.

We believe that the combined operation will represent a unique vertically integrated interactive-technology company capable of developing and improving products, manufacturing and distribution, and service and support to customers.

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Our Markets

The global education industry is undergoing a significant transition, as primary and secondary school districts, colleges and universities, as well as governments, corporations and individuals around the world are increasingly recognizing the importance of using technology to more effectively provide information to educate students and other users.

“Smart education” denotes a range of technologies employed to enhance the delivery and administration of education across various segments such as K-12, higher education, enterprise, government and healthcare. This market is broadly segmented by four major parameters; namely, product type, application type, e-learning modes, and geography.

According to “All Global Market Education & Learning”, an industry publication, the market for hardware products is growing due to increases in the use of interactive white boards and simulation-based learning hardware. Education institutions have become more receptive to the implementation of hi-tech learning tools. The advent of technology in the classroom has enabled multi-modal training and varying curricula. In general, technology based tools help develop student performance when integrated with curriculum. The constant progression of technology in education has helped educators to create classroom experiences that are interactive, developed and collaborative.

According to market research report “Smart Education and Learning Market: Advanced Technologies, Digital Models, Adoption Trends and Worldwide Market Forecast (2012-2017),” the global smart education and learning market is expected to reach $220.0 billion by 2017 at a compounded annual growth rate (CAGR) of 20.3% from 2012 to 2017. The market for education and learning software is estimated to reach $37.2 billion, and hardware is estimated to reach $12.1 billion, by 2017. In 2011, North America accounted for about 60% of global revenue and is expected to grow at a CAGR of 15.2% from 2012 to 2017.

In the United States, which will be our primary market upon consummation of this offering where we will sell and distribute interactive educational products for K-12 to both public and private schools, the K-12 education sector represents one of the largest industry segments.

In addition to its size, the U.S. K-12 education market is highly decentralized and is characterized by complex content adoption processes. The sector is comprised of approximately 15,600 public school districts across the 50 states and 132,000 public and private elementary and secondary schools. We believe this market structure underscores the importance of scale and industry relationships and the need for broad, diverse coverage across states, districts and schools. Even while we believe certain initiatives in the education sector, such as the Common Core State Standards, a set of shared math and literacy standards benchmarked to international standards, have increased standardization in K-12 education content, we believe significant state standard specific customization still exists, and we believe the need to address customization provides an ongoing need for companies in the sector to maintain relationships with individual state and district policymakers and expertise in state-varying academic standards.

U.S. K-12 education has come under significant political scrutiny in recent years, due to the recognition of its importance to U.S. society at large and concern over the perceived decline in U.S. student competitiveness relative to international peers. An independent task force report published in March 2012 by the Council on Foreign Relations, a non-partisan membership organization and think tank, observed that American students rank far behind global leaders in international tests of literacy, math and science, concluding that the current state of U.S. education severely impairs the United States’ economic, military and diplomatic security as well as broader components of America’s global leadership. Also, the Executive Office of the President Council of Economic Advisors, in a report titled Unleashing the Potential of Educational Technology, stated that “many observers are concerned about declines in the relative quality of U.S. primary and secondary education, and improving performance of our schools has become a national priority.” We believe that the customization of learning programs could enhance innovative and growth strategies geared towards student performance in our nation’s schools.

Higher education is a large and well-established market, both in the United States and worldwide. In the United States alone, total revenue for all degree-granting postsecondary institutions was over $550 billion for the 2010-2011 academic year, according to a May 2013 report by the U.S. National Center for Education Statistics. The decade between 2000 and 2010 saw a 37% increase in enrollment in postsecondary degree granting institutions in the United States, from 15.3 million to 21.0 million, according to the U.S. Department of Education, and that number is expected to rise to 23.8 million by 2021, a further increase of 13%.

According to a November 2013 study by Bank of America Merrill Lynch, total global spending on the business and government e-learning market was $25.5 billion in 2012 and is expected to reach $32.1 billion by 2015 and $37.5 billion by 2017; an 8% CAGR between 2012 and 2017.

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Our Opportunity

We believe that the existing patented product portfolios of Mimio and the Boxlight Group and software and products we intend to develop either alone or in collaboration with other technology companies positions us to be a leading manufacturer and provider of interactive educational products in the global educational and learning market. We believe that increased consumer spending driven by the close connection between levels of educational attainment, evolving standards in curriculum, personal career prospects and economic growth will increase the demand for our interactive educational products. Some of the factors that we believe will impact our opportunity include:

Growth in U.S. K-12 Market Expenditures

Significant resources are being devoted to primary and secondary education, both in the United States and abroad. As set forth in the Executive Office of the President, Council of Economic Advisers report, U.S. education expenditure has been estimated at approximately $1.3 trillion, with K-12 education accounting for close to half ($625 billion) of this spending. Global spending is roughly triple U.S. spending for K-12 education.

While the market has historically grown above the pace of inflation, averaging 7.2% growth annually since 1969, as expenditures by school districts and educational institutions are largely dependent upon state and local funding, the recent world-wide economic recession caused many states and school districts to defer spending on educational materials, which materially and adversely affected our historical revenues as well as those of many of our competitors. However, expenditures and growth in the U.S. K-12 market for educational content and services now appears to be rebounding in the wake of the U.S. economic recovery. Although, the economic recovery has been slower than anticipated, and there is no assurance that any further improvement will be significant, nonetheless, states such as Florida, California and Texas are all scheduled to adopt interactive educational materials for certain subjects, including reading and math, by 2016.

The NCES forecasts that the current expenditures in the U.S. K-12 market are expected to grow to approximately $665 billion by 2022. The instructional supplies and services market, which uses the types of educational materials and services that we will offer, represents approximately 4.8% of this expected market, or approximately $32 billion of these expenditures. There is no guarantee that spending will increase by the amount forecasted and, if it does, there is no guarantee that our sales will increase accordingly.

International Catalysts Driving Adoption of Learning Technology

According to Ambient Insights 2012 Snapshot of the Worldwide and US Academic Digital Learning Market, substantial growth in revenues for e-learning products in the academic market segment are anticipated throughout the world due to several convergent catalysts, including population demographics such as significant growth in numbers of 15-17 year old students and women in education in emerging markets; government-funded education policies mandating country-wide deployment of digital learning infrastructures; large scale digitization efforts in government and academic markets; significant increases in the amount of digital learning content; migration to digital formats by major educational publishers and content providers; mass purchases of personal learning devices and strong demand for learning platforms, content and technology services; and rapid growth of part-time and fulltime online student enrollments.

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Rising Global Demand

We expect to profit from the rising global demand for technology based learning products by offering our interactive product hardware and software in the United States and expanding into foreign countries. In recent years, the global education sector has seen movement towards the adoption of interactive learning devices. As examples:

●	In 2010, the Peruvian government spent $3.0 billion for an education technology rollout to provide all teachers and students with individual tablet computers and network infrastructure and classroom displays;

●	In August 2011, the Russian government announced a plan to deploy tablets, “on a massive scale” in the Russian educational system, to replace printed textbooks;

●	In October 2011, the Indian government launched its heavily subsidized school-designed tablet called Aakash; and

●	In July 2011, the Thailand government announced that it intends to give every child in grades 1-6 a tablet starting with first grade students in the 2012 school year. The multi-year program is expected to equip over 5.0 million primary students with handheld devices.

Trends in Tech-Savvy Education

While industries from manufacturing to health care have adopted technology to improve their results, according to Stanford Business School, in its Trends in Tech-Savvy Education, the education field remains heavily reliant on “chalk and talk” instruction conducted in traditional settings; however, that is changing as schools and colleges adopt virtual classrooms, data analysis, online games, highly customized coursework, and other cutting-edge tools to help students learn.

Demand for Interactive Projectors is on the Rise

As a complete system, interactive projectors are considerably less expensive than interactive whiteboards or interactive flat panel displays, placing them at a distinct advantage in price sensitive markets. According to FutureSource, an industry publication, sales of interactive projectors are expected to grow steadily from 2014 to 2017 with a CAGR at 10.3% world-wide.

Additional Technologies

The delivery of digital education content is also driving a substantial shift in the education market. In addition to white boards, interactive projectors and interactive flat panels, other technologies are being adapted for educational uses on the Internet, mobile devices and through cloud-computing, which permits the sharing of digital files and programs among multiple computers or other devices at the same time through a virtual network. We intend to be a leader in the development and implementation of these additional technologies to create effective digital learning environments.

Handheld Device Adoption

Handheld devices, including smartphones, tablets, e-readers and digital video technologies, are now fundamental to the way students communicate. A 2010 FCC survey provides evidence that the rates of handheld use will increase dramatically. It reported that while 50% of respondents currently use handhelds for administrative purposes, 14% of schools and 24% of districts use such devices for academic or educational purposes. Furthermore, 45% of respondents plan to start using such devices for academic and educational purposes within the next 2 to 3 years. The survey stated that, “The use of digital video technologies to support curriculum is becoming increasingly popular as a way to improve student engagement.”

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Natural User Interfaces (NUIs)

Tablets and the new class of “smart TVs” are part of a growing list of other devices built with natural user interfaces that accept input in the form of taps, swipes, and other ways of touching; hand and arm motions; body movement; and increasingly, natural language. Natural user interfaces allow users to engage in virtual activities with movements similar to what they would use in the real world, manipulating content intuitively. The idea of being able to have a completely natural interaction with a device is not new, but neither has its full potential been realized. For example, medical students increasingly rely on simulators employing natural user interfaces to practice precise manipulations, such as catheter insertions, that would be far less productive if they had to try to simulate sensitive movements with a mouse and keyboard. NUIs make devices seem easier to use and more accessible, and interactions are far more intuitive, which promotes exploration and engagement. (NMC Horizon Project Technology Outlook STEM+ Education 2012-2017).

The Business and Government Market

The business and government market for interactive displays represents an attractive growth opportunity for us because of the desire of organizations to improve the quality of training, development and collaboration.

In meeting rooms, our solutions help achieve the following:

●	Enhance brainstorming and collaboration by providing a real-time focal point upon which participants can share their ideas with the entire group of attendees, including those in remote locations;

●	Add a tangible, interactive dimension to conferencing that enables attendees to visualize a situation or concept and make decisions based on that visualization;

●	Save time and enhance productivity by enabling users to save and distribute their collective work product from a meeting without the inconsistencies and subjectivity that may result from individual note taking;

●	Realize cost savings not only by reducing travel needs, but also by improving internal communication and team building; and

●	Enable participants to access digital files and use applications in real time.

In training centers, we believe that our solutions help to enhance achievement levels with multi-modality (visual, auditory and kinesthetic) learning capabilities, improved interactivity and engagement and real time assessment and feedback. Our solutions may also help improve an enterprise’s return on investment by providing better trained employees reducing training time and getting employees back to their jobs, reduced travel expenses, improved customers service from well-trained employees and reduced employee turnover.

Competition

We are engaged in the interactive education industry. The combined operation will face substantial competition from developers, manufacturers and distributers of interactive learning products and solutions. The industry is highly competitive and characterized by frequent product introductions and rapid technological advances that have substantially increased the capabilities and use of interactive projectors and interactive whiteboards. We will face increased competition from companies with strong positions in certain markets we serve, and in new markets and regions we may enter. These companies manufacture and/or distribute new, disruptive or substitute products that compete for the pool of available funds that previously could have been spent on interactive displays and associated products. Our ability to integrate our technologies after the combination and remain innovative and develop new technologies desired by our current and potential new contract manufacturing customers will determine our ability to grow our contract manufacturing divisions.

Mimio’s Current Products

MimioStudio Interactive Instructional Software

MimioStudio Instructional Software enables the creation, editing, and presentation of interactive instructional lessons and activities. These can be presented and managed from the front of the classroom using any of Mimio’s display systems including MimioTeach + MimioProjector, MimioDisplay, MimioBoard Touch + MimioProjector, or MimioProjector Interactive in either pen or touch controlled versions. MimioStudio can also be operated using MimioPad as a full-featured remote control or a mobile device such as an iPad or tablet which includes a display screen that fully replicates the front-of-classroom display generated by MimioStudio. Operation with a mobile device is enabled via the three-user license for MimioMobile, see next, provided with the MimioStudio license that accompanies all front-of-classroom devices from Mimio.

MimioMobile Collaboration and Assessment Application

The introduction of MimioMobile, a software accessory for MimioStudio, in 2014 introduced a new era of fully interactive student activities that are able to be directly and immediately displayed on the front-of-classroom display through MimioStudio.

MimioMobile allows fully interactive activities to be pushed to student classroom devices. The students can manipulate objects within the activities, annotate “on top” of them, and even create completely new content on their own handheld devices. MimioMobile also enables assessment using the mobile devices. The teacher can create multiple choice, true\false, yes\no, and text entry assessment questions. The students can respond at their own speed and their answers are stored within MimioStudio from which the teacher can display graphs showing student results. This “continuous assessment” allows formative assessment that can help guide the teacher as to whether to re-teach the material if understanding is low or move forward in the lesson. We believe that this interactive and student dependent instructional model can dramatically enhance student outcomes.

Mimio Front-of-Classroom Interactive Displays

Mimio offers the broadest line of interactive displays, each of which provides large size displays and interactive technology that complements the capabilities of MimioStudio and MimioMobile.

MimioProjector Interactive Projectors

Mimio offers interactive projectors using lamp (the 240 and 280 series of projectors) and laser illumination technologies (newly introduced in February 2016 as the 320 and 3200 series). Each is available with pen-based interactivity using infra-red emitting pens or touch-based technology using an emitter that generates a laser field over the entire surface of an associated whiteboard.

The pen versions of these interactive projectors can display images as large as 130” diagonally in 16:10 aspect ratio. The touch-based versions can display images as large as 100” in the same 16:10 aspect ratio. All models support up to ten simultaneous interactions meaning multiple students can simultaneously work. The projectors come with high quality audio and appropriate wall mounting hardware.

MimioDisplay Interactive Flat Panel Displays

Mimio offers five sizes of Interactive Flat Panel Displays – 55”, 65”, 70”, 75”, and 84” measured diagonally in 16:9 HD aspect ratio. Each produces extraordinarily sharp images suitable for a range of classroom sizes.

MimioBoard Interactive Touch Boards

Mimio’s Interactive Touch Boards are available in 78” and 87” at 16:10 aspect ratio. These boards provide sophisticated interactivity with any projector because the interactivity is built into the board. Unlike many competitive products, Mimio’s touch boards are suited for use with dry erase markers. Many competitive products advise against using those because their boards stain. Mimio’s touch boards use a porcelain-on-steel surface for durability and dry erase compatibility.

MimioTeach Interactive Whiteboard

MimioTeach is the company’s best known and longest-lived product. Hundreds of thousands of MimioTeach interactive whiteboards and its predecessors are used in classrooms around the world. MimioTeach can turn any whiteboard into an interactive whiteboard in as little as 30 seconds. This portable product fits into a tote bag with room for a small desktop projector, which is attractive to teachers who move from classroom to classroom. For schools where “change is our normal,” MimioTeach eliminates the high cost of moving fixed-mount implementations

Peripherals and accessories

MimioVote Student Assessment System

MimioVote is a handheld “clicker” that enables student assessment with essentially zero training. MimioVote is so simple it genuinely qualifies as intuitive, an elusive and often proclaimed attribute that is actually merited by MimioVote.

MimioPad wireless pen tablet

MimioPad is a wireless tablet used for remote control of MimioStudio running on the teacher’s Windows, Mac or Linux computer. MimioPad frees the watcher from being constrained to the front of the classroom by providing complete mobility in a lightweight, rechargeable, wireless controller.

MimioView document camera

MimioView is Mimio’s document camera that is integrated with MimioStudio to make the combination easy to use with a single cable connection that carries power, video, and control.

The Boxlight Group’s Current Products

The Boxlight Group is a global leading distributor of interactive projectors and high definition interactive LED flat panels. We believe the Boxlight Group offers the most comprehensive and integrated line of interactive display solutions, audio products, peripherals and accessories for schools and enterprises. The Boxlight Group’s products are backed by nearly 30 years of research and development, as it introduced the world’s first interactive projector in 2007 and received applied patents in 2010. the Boxlight Group focuses on developing easy-to-use solutions combining interactive displays with robust software to enhance the educational environment.

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Advances in technology and new options for introduction into the classroom have forced school districts to look for solutions that allow teachers and students to bring their own devices into the classroom, provide school district information technology departments with the means to access data with or without Internet access, handle the demand for video, and control cloud and data storage challenges. the Boxlight Group’s design teams are able to quickly customize products to serve the needs of clients so that existing hardware and software platforms can communicate with one another. The Boxlight Group has created plug-ins for annotative software that makes existing legacy hardware interactive and allows designs to work with or without wires. Our goal, with the acquisition of the Boxlight Group, is to become a single source solution to satisfy the needs of educators around the globe for interactive products.

The Boxlight Group prides itself in providing industry-leading service and support and has received numerous product awards. In 2010, the ProjectoWrite2 interactive projector received an award as one of the Top 5 Products at InfoComm, the largest audio-visual dealer and reseller tradeshow in the U.S. Shortly thereafter, Pacific Media Associates, one of two leading industry reporting companies, and CE Pro Magazine announced the ProjectoWrite 2 as their choice for Best New Product of the Year in 2010. In 2011, the Boxlight Group was an American Business Awards finalist for the Best Customer Service Department. It was a Bronze Stevie winner in the categories of Most Innovative and Fastest Growing Tech Company of the Year in 2012, and, in, 2013, the Boxlight Group received the People’s Choice Stevie Award for the ProjectoWrite 5 for Favorite Computer Hardware Product.

Since the Boxlight Group launched its patented interactive projectors in 2007, the Boxlight Group has sold them to public schools in the United States and in 49 other countries, as well as to the Department of Defense International Schools in approximately 3,000 classrooms in 20 countries, the Job Corp, the Library of Congress, the Center for Disease Control, the Federal Emergency Management Agency, nine foreign governments and the City of Moscow and numerous Fortune 500 companies, including Verizon, GE Healthcare, Pepsico, First Energy, ADT, Motorola, First Data and Transocean and custom built 4,000 projectors for the Israeli Defense Forces.

Interactive Projectors

The Boxlight Group’s suite of patented, award-winning interactive projectors offers a wide variety of features and specifications to suit the varying needs of instructors, teachers and presenters around the world. With an interactive projector any wall, whiteboard or other flat surface can become an interactive surface and enable computer control. A user can utilize a pen stylus or finger as a mouse or to write or draw images displayed on the screen. As with interactive whiteboards, the interactive projector accommodates multiple users simultaneously. Images that have been created through the projectors can be saved as computer files. Except for the ProjectorWrite 8, or P8, series, all the Boxlight Group interactive projects use LCD technology.

The ProjectoWrite 5 series provides wired interactivity and features 60 frames per second and Dual Screen Link, linking two of the Boxlight Group interactive projectors, two presenters and two screens (or one large screen) into a powerful interactive surface, allowing for Microsoft Office content, video, pictures, web page and live streaming. These projectors have built-in storage of up to 1.5 GB for on-the-go display; a USB or EZ WiFi LAN connection from the PC, Mac or mobile device to the interactive projector is required for interactivity with the projected images. The ProjectoWrite 5 interactive projector allows for a maximum of five interactive pens working simultaneously. Utilizing the Boxlight Group’s patented embedded interactive CMOS camera at 60 frames per second, response time is less than 12 ms., and accuracy is 3 pixels.

The ProjectoWrite 6 series is for wireless interactivity, using a wireless USB dongle with a camera speed of to 90 frames per second. The ProjectorWrite 6 provides four separate and independent interactive touch points.

Each of the Boxlight Group’s ProjectoWrite 5, 6 and 8 series uses a stylus or pen to emulate touch features of a tablet computer with the Boxlight Group’s driver package.

The new ProjectoWrite 12 series is first in the Boxlight Group’s new line of patented finger-touch interactive projectors to offer a driverless installation. With the addition of a laser module, a moderator or student can use a finger, or any solid object, to interact and control the computer at the projected image. With 10-point touch, a user can capitalize on the new touch features of Microsoft Windows 10, emulating a tablet computer.

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In 2013, the Boxlight Group began delivering its ProjectoWrite 6 series interactive projectors in up to 13,000 classrooms in the Dallas Independent School District. With over 15,000 network access points and 158,000 students, the Boxlight Group needed to adapt its wireless display software to enable projectors to work over several sub-netted segments of Dallas’s network. Having its in-house developers create Dallas’s custom software platform, the Boxlight Group completed the unique software and was able to deploy in less than 30 days. the Boxlight Group included in each unit its long-lasting harsh environment filter, which allows up to 5,000 hours of maintenance-free use. In addition, the district subscribed to the Boxlight Group’s Lamps for Life program, which provides unlimited projector lamps for only the cost of round-trip shipping.

External Interactive Devices

The OutWrite interactive modules employ a patented CMOS camera with optical coating that make any standard projector interactive. The OutWrite features a preview window when connected via USB cable to allow simple setup and calibration. the Boxlight Group is developing an interactive module that supports Android devices. The OutWrite device allows for the same touch emulation with interactive pens as the ProjectoWrite 5 interactive projectors.

Interactive LED Flat Panels

The Boxlight Group’s ProColor series of interactive LED panels are available in a variety of sizes and resolutions. All include an optional computer slot for embedded Windows 10 and upcoming Android operating systems. ProColor Interactive LED panels utilize infrared blocking technology, offering 10 points of touch for simultaneous interaction of multiple users. ProColor’s built-in speakers add room filling sound to the display’s vivid colors. The interactive LED panels feature Korean glass with optical coatings that are highly scratch resistant and improve viewing angles and ambient light interference.

Peripherals and Accessories

The Boxlight Group offers a line of peripherals and accessories, including amplified speaker systems, mobile carts, installation accessories and adjustable wall-mount accessories that complement its entire line of interactive projectors, LED flat panels and standard projectors. The height and tilt adjustable DeskBoard mobile cart, which won the Best of ISTE in June 2014 for Best Hardware product, can be used as an interactive screen or interactive desktop with the ProjectoWrite 8 ultra-short throw interactive projectors.

Audio Solutions

The Boxlight Group offers its SoundLite audio solutions as an affordable and easy-to-install amplified speaker system for use with all of our projectors. The 30 watt SoundLite product is available with wireless microphone. This device produces quality stereo sound in any room.

Features in future SoundLite models will have a security-enabled system and IP addressable audio classroom solution allowing point-to-point address as well as a network wide area address. A panic switch on the wireless transmitters will enable live broadcast of classroom audio and simultaneously trigger predetermined alerts. This feature is designed to work over a school’s existing network infrastructure.

Non-Interactive projectors

The Boxlight Group distributes a full line of standard, non-interactive projectors. The Boston Series features embedded wireless display functions and is available in short and standard throw options. Offering brightness from 2,700 to 4,000 lumens, the Boxlight Group furnishes projectors for small classrooms to auditoriums with the Boston platform. This series is available in both XGA and WXGA resolutions to replace projectors on existing interactive whiteboards in classrooms operating on limited budgets. the Boxlight Group has designed this platform to provide easy user maintenance with side-changing lamps and filters and developed HEPA filtration systems for harsh environments.

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The ECO line of projectors is for schools with tight budgets. With inorganic high-contrast panels, long-life and reliability are ensured, while providing a quality and affordable product. This platform is available in short and standard throw and XGA and WXGA resolutions.

In the past several years, the Boxlight Group, together with strategic allies, has provided customized products that fit specific needs of customers, such as the Israeli Ministry of Defense. Working with Nextel Systems, the Boxlight Group delivered approximately 4,000 projectors, with special kitting performance, asset tagging, custom start up screens, operating defaults appropriate for harsh environments, and other unique product specifications. the Boxlight Group also met requirements that each projector contain at least 51% U.S. content and be assembled in the United States. A service center was appointed in Israel to provide warranty service and support. The US Army in connection with the Israeli Defense Forces found the Boxlight Group to be the only manufacturer able to meet the stringent requirements, leading not only to the original multi-year contract, but to extensions for favorable execution and performance.

Software Solutions

The Boxlight Group produces a “driver,” which is software that allows a computer to communicate with hardware or devices. Our driver comes in various versions depending on the model of interactive projector purchased. If used with Windows7 and above, users have the ability to toggle between ‘mouse’ and ‘touch’ mode. Mouse mode allows users to operate the mouse at the interactive screen like a traditional mouse. Touch mode will allow for up to 5 pens/users to interact on the touch screen surface. The latest TouchDriver on the ProjectorWrite 10 recognizes fingers (or nearly any other solid object) at the projection surface and will allow for up to 10 points of interactivity.

Our LightPen 5 software allows users to annotate in multiple colors and formats with our interactive projectors and is one of several annotation packages offered. Our SPDriver must be connected to a Boxlight Group interactive projector to function. The LightPen software defaults to overlay mode and allows the user to annotate over almost every program and image on the computer, including static images and/or full motion video. The tool bar is easily accessible and can be moved around the interactive screen for easy access and includes three default pen colors and a highlighter.

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Pen line thickness and color can be changed, multi-user whiteboard mode allows for up to 5 points of interaction at a time, and a multi-page feature allows for extended note-taking. With included quick tools, such as on-screen keyboard quick tool, power point presentation mode, curtain reveal, and spot light modes, presenters’ needs are met at the tip of a pen or finger.

To date, all of the Boxlight Group’s software solutions are included with the purchase of its interactive products. However, approximately 15% of the Boxlight Group employees are engaged in software development. Subject to completion of this offering and access to adequate liquidity, we intend to offer LightPen and other software products for sale directly to businesses and government agencies for use in learning applications and virtual remote desktop connectivity.

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Boxlight Group Supplier

At the present time, the Company and its subsidiaries do not produce or manufacture any of their products. Most of the products sold and distributed by the Boxlight Group are manufactured by and purchased from Everest Display Technologies, Inc., a Taiwan corporation (“EDI”) and its direct and indirect subsidiaries. On July 18, 2016, Boxlight Holdings Inc., a wholly-owned subsidiary of Boxlight Parent acquired 100% of the equity of the Boxlight Group from EDI, and EDI and/or its subsidiary received shares of Series C preferred stock. Such Series C preferred stock will automatically convert into 22.221% of our fully-diluted common stock as defined in the purchase agreement upon completion of this offering. As at the date of this prospectus, the Boxlight Group owes EDI and its subsidiaries approximately $3.4 million in accrued and unpaid accounts payable including our obligation to pay up to $1,500,000 out of the net proceeds of this offering. For further information, see “Prospectus Summary – Terms of Boxlight Group Acquisition” on page -- of this prospectus, “Use of Proceeds” on page __ of this prospectus, “Principal Stockholders” on page -- of this prospectus, and “Certain Relationships and Related Party Transactions” on page --64 of this prospectus.

If and for so long as we and the Boxlight Group comply with the agreed upon arrangements to settle and pay the accrued accounts payable, EDI and its affiliates have agreed to continue to supply products to us and provide payment terms to us which are no less favorable than those provided to other credit-worthy customers. In addition, EDI and its affiliates have orally agreed in principle to provide Boxlight Parent and all of our subsidiaries, including the Boxlight Group and Mimio with a 10% price reduction on all units of products sold by such suppler(s) to us and our subsidiaries.

Technical Support and Service

The Boxlight Group currently has its technical support and service located near Seattle, WA and Atlanta, GA. Additionally, the Boxlight Group’s technical support division is responsible for the repair and closing of the customer service cases, resulting in more than 60% of the Boxlight Group’s customer service calls ending in immediate closure of the applicable service case. The Boxlight Group accomplishes this as a result of the familiarity between the Boxlight Group’s products and the customer service technician.

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Competition

The Boxlight Group is engaged in an industry that is highly competitive. The industry is evolving and characterized by technological change. The Boxlight Group faces increased competition from companies with strong positions in certain markets it currently serves and in new markets and regions it may enter. These companies manufacture and/or distribute new, disruptive or substitute products that compete for the pool of available funds that previously could have been spent on interactive displays and associated products. The Boxlight Group competes with other developers, manufacturers and distributors of interactive projectors and personal computer technologies, tablets, television screens, smart phones.

Interactive whiteboards, since first introduced, have evolved from a high-cost technology that involves multiple components, requiring professional installers, to a one-piece technology that is available at increasingly reduced price points and affords simple installations. With lowered technology entry barriers, the Boxlight Group faces heated competition from other interactive whiteboard developers, manufacturers and distributors. However, the market presents new opportunities in responding to demands to replace outdated and failing interactive whiteboards with more affordable and simpler solution interactive whiteboards. In addition, the Boxlight Group has begun to see expansion in the market to sales of complementary products that work in conjunction with the interactive technology, including software, audio solutions, data capture, and tablets.

Genesis Collaboration

Products

Genesis is a traditional value-added reseller with sales and support teams representing multiple education and learning solution technologies, vendors and suppliers. Genesis is either a premier partner or an exclusive partner in defined geographic markets for the education solution providers listed below:

Vendors	Products
AHA	Interactive flat panels (4k- multiple sizes) for corporate market, interactive podiums, mobile mounting devices
Safari Montage	Video caching servers and video content
Audio Enhancement	Audio systems, microphones, and classroom safety cameras and school security systems and classroom management tools
Learning Clip	PreK – Grade 5 supplemental interactive math curriculum
Critical Links	Classroom caching servers
BenQ	Projectors
Samsung	Tablets
nGrain	3D industrial product training
Impero	School technology infrastructure software and classroom management solutions
iDashboards	Executive dashboards – All sectors

Genesis has trained personnel to sell and support these solutions. Its sales team consists of 5 sales and support professionals, with an average of over 8 years’ experience selling to school districts, private schools, PreK schools, and business and government accounts. The sales representatives have been involved in selling, implementing, and supporting mission-critical solutions that were highly visible to the public due to the scope and expenditures. The implementations have represented some of the largest project managed solutions in school districts in Genesis’ geographic areas, such as Georgia, Alabama, North Florida, Pennsylvania, New Jersey and New England. The projects were often districts with several thousand classrooms involving project management, professional development, consulting, and installation of interactive whiteboards and associated peripherals. The projects were installed on time and on budget with highly referable customers as a result. Genesis has earned trusted advisor status with its customers and has access to key decision makers in all targeted markets.

Competition

Genesis is a value added reseller of interactive learning technologies. Genesis sells to the K12 education market in Georgia, Alabama, South Carolina, northern Florida, western North Carolina and eastern Tennessee. Genesis sells the Boxlight Group’s interactive solutions into the business and government markets in the United States. Genesis also has exclusive rights to sell the AHA brands of interactive flat panels and interactive podiums in North and South America.

Genesis represents multiple complementary solutions and companies in the K12 education market in the geographic markets described above. Genesis competes with other value added resellers that are authorized to sell the same lines in the same areas by the vendors. Genesis also indirectly competes the market shares with the competitors of the vendors that Genesis represents.

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Employees

We have approximately 43 employees, of whom 4 are executives, 5 employees are engaged in product development, engineering and research and development, 16 employees are engaged in sales and marketing, 9 employees are engaged in administrative and clerical services and 9 employees are engaged in service and production. In addition, a total of approximately 8 individuals provide sales agency services to us as independent contractors.

None of our employees are represented by labor organizations. We consider our relationship with our employees to be excellent. A majority of our employees have entered into non-disclosure and non-competition agreements with us or our operating subsidiaries.

Properties

Our corporate headquarter is located at 1045 Progress Circle, Lawrenceville, Georgia 30043, in a building of approximately 48,000 square feet, for which we pay approximately $20,000 of rent per month through March 2019. Our corporate headquarters house our administrative offices as well as distribution operations and assembly for the Boxlight brand.

We maintain an office in Boston, Massachusetts, in a building of approximately 5,470 square feet, for which we pay approximately $11,396 per month through December 31, 2017.

We also maintains an office in Belfair, Washington, for sales, marketing, technical support and service staff.

Legal Proceedings

As of the date of this prospectus, we know of no material pending legal proceedings to which we are a party or of which any of our property is the subject. There are no proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors, executive officers and other key members of our management team as of December 14, 2016 :

Name	Age	Position(s)
James Mark Elliott	65	Chief Executive Officer and Director
Henry (“Hank”) Nance	44	Chief Operating Officer
Sheri Lofgren	59	Chief Financial Officer
Michael Pope	36	President and Director
Tiffany Kuo	27	Director
Rudolph F. Crew	65	Director
Robin D. Richards	60	Director

Set forth below is biographical information about each of the individuals named in the tables above:

James Mark Elliott. Mr. Elliott has served as our Chief Executive Officer and a director since September 18, 2014. From 2012 to date, he has also served as the President of Genesis. From 2005 through 2012, he was the President of Promethean, Inc., a manufacturer and distributor of whiteboards and interactive learning devices and led the team that grew Promethean in the Americas from $5 million in revenue to $250 million, with over 1,300,000 interactive whiteboards installed around the world. Throughout his career, Mr. Elliott has held senior executive roles, including president, senior vice president or director roles with Apple Computer, Lawson Software, E3 Corporation, PowerCerv Technologies, Tandem Computers, and Unisys/Burroughs. Mr. Elliott received a BBA in Economics from the University of North Georgia and a Master of Science degree in Industrial Management from Georgia Institute of Technology. Based on Mr. Elliott’s position as the chief executive officer of both the Company and Genesis, and his executive level experience in interactive learning devices and computer technology industries, our board of directors believes that Mr. Elliott has the appropriate set of skills to serve as a member of the board.

Henry (“Hank”) Nance Mr. Nance has been our Chief Operating Officer since September 18, 2014 and served as our President from September 18, 2014 until July 15, 2015. Mr. Nance began his career with the Boxlight Group in 1999 and has served as the Boxlight Group’s President since 2009. At the Boxlight Group, he developed the company’s first business-to-consumer division, generating over $12 million in sales within the first 24 months of inception. Shortly thereafter he took over product development, corporate relations, and negotiations for business-to-consumer and business-to-business products. Prior to Mr. Nance’s tenure at the Boxlight Group, he managed commercial and residential construction working in the San Juan Islands, Washington State and Northern California.

Sheri Lofgren. Ms. Lofgren has served as our Chief Financial Officer since September 18, 2014. Since July 2013 she has also served as CFO of Genesis. She was Chief Financial Officer at Logical Choice Technologies, Inc., a Company affiliate and a distributor of interactive whiteboards, from 2005 to 2013. Ms. Lofgren is a certified public accountant with extensive experience in financial accounting and management, operational improvement, budgeting and cost control, cash management and treasury, along with broad audit experience, internal control knowledge and internal and external reporting. She started her career with KPMG and then joined Tarica and Whittemore, an Atlanta based CPA firm, as an audit manager. Ms. Lofgren is a graduate of Georgia State University where she earned a B.A. in Business Administration – Accounting.

Michael Pope. Mr. Pope has served as our President since July 15, 2015 and has been a director of our Company since September 18, 2014. Mr. Pope served as Managing Director of Vert Capital Corp., a Los Angeles based merchant bank, and its affiliates from October 2011 to October 2016, managing portfolio holdings in education, consumer products and digital media. Prior to joining Vert Capital, from May 2008 to October 2011, Mr. Pope was Chief Financial Officer and Chief Operating Officer for the Taylor Family, managing family investment holdings in consumer products, professional services, real estate and education. Mr. Pope also held positions including senior SEC reporting at Omniture and Assurance Associate at Grant Thornton. Mr. Pope holds an active CPA license and serves on the boards of various organizations. Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University with academic honors.

On March 29, 2016, Michael Pope was named, along with other current and former directors and officers of DS Healthcare Group, Inc., as a defendant in two substantially similar class actions in the United States District Court for the Southern District of Florida, entitled Shah v. DS Healthcare Group, Inc., et. al., Case No. 0:16-cv-60661-WPD and Walker v. DS Healthcare Group, Inc., et. al., Case No. 0:16-cv-60674-FAM (the “Actions”).  The Actions alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The Actions were consolidated into a single case styled,  In re DS Healthcare Group Securities Litigation, Case No. 16-6-0661-CIV-DIMITROULEAS (the “Securities Action”).  The Securities Action alleges, among other things, that defendants issued false and misleading financial statements that overstated the revenues of DS Healthcare and failed to properly account for several equity transactions in two fiscal quarters ended June 30, 2015 and September 30, 2015.  Mr. Pope vehemently denies any liability for the matters alleged.  Mr. Pope served as head of the audit committee of the board of directors of DS Healthcare and was instrumental in initiating an internal investigation of the company that led to the board’s decision to remove the former chief executive officer of DS Healthcare (the “Former CEO”).   When the Former CEO regained voting control of the company, Mr. Pope and the other independent directors who participated in the investigation and removal were replaced as directors of DS Healthcare on March 31, 2016.

Rudolph F. Crew. Dr. Crew has been a director of our Company since April 1, 2015. Since August 2013, Dr. Crew has served as the president of Medgar Evers College. From July 2012 to July 2013, he was the chief education officer at Oregon Education Investment Board, overseeing the PK-16 system. From September 2011 to July 2012, Dr. Crew served as the president of K12 Division at Revolution Prep, a company that offers preparation courses for the SAT and ACT standardized achievement tests. Prior to that, from January 2009 to July 2013, he was a professor at USC Rossier School of Education, teaching graduate school courses. From January 2009 to September 2011, Dr. Crew also served as the president of Global Partnership Schools, an organization offers planning support services and collaborative programs to public schools and school districts. Dr. Crew received his bachelor’s degree in management from Babson College in 1972. He earned his master’s degree in urban education in 1973 and his degree of doctor of education in educational administration in 1978, both from University of Massachusetts. We believe that Dr. Crew’s in-depth knowledge and extensive experience in education field make him a valuable member of our board of directors.

Robin D. Richards. Mr. Richards has been a director of our Company since April 1, 2015. Since 2009, he has served as the chief executive officer at CareerArc LLC, a company that provides technology solutions to assist businesses’ recruitment and outplacement efforts. Mr. Richards received his bachelor’s degree in political science from Michigan State University in 1978.

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Tiffany Kuo. Ms. Kuo has been a director of our Company since September 18, 2014. Ms. Kuo has been a General Management Consultant in Strategy and Operations for Deloitte Consulting, LLP in Houston, TX since August 2011. Ms. Kuo graduated from Rice University with a Bachelor of Science and Masters of Science in Electrical Engineering in 2011 and is currently in the Sloan Masters of Business Administration Program at The Massachusetts Institute of Technology. We believe that Ms. Kuo should serve as a member of our board of directors due to her experience in business strategy and operations at Deloitte Consulting, LLP.

Director Independence

At this time, Dr. Rudy Crew and Robin Richards are our independent directors.

Corporate Governance

In connection with this offering, we have been approved to list our shares of Class A common stock on the Nasdaq Capital Market, subject to notice of issuance. Under The Nasdaq Marketplace Rules we are required to comply with certain corporate governance standards at the time of listing, which include (i) having a majority of independent directors on our board; and (ii) establishing an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act, and a compensation committee and nominating and governance committee comprised of independent directors. We have five members serving on our Board of Directors, of which two are independent directors. Under Nasdaq Marketplace Rule 5615(b)(1) a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements, the committee composition requirements and the majority independent board requirement. We intend to rely on the phase-in schedules set forth in Nasdaq Marketplace Rule 5615(b)(1).

The audit committee members shall consist of Dr. Crew, Mr. Richards and Mr. Pope. Dr. Crew and Mr. Richards are independent directors. The audit committee will assist the Board by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing and financial reporting practices. The audit committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating the engagement of, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. Our board has determined that we have at least one “audit committee financial expert,” as defined by the rules and regulations of the SEC and that is Michael Pope.

The compensation committee members shall consist of Dr. Crew and Mr. Richards. Dr. Crew and Mr. Richards are independent directors. The compensation committee shall make recommendations to the Board concerning salaries and incentive compensation for our officers, including our principal executive officer, and employees and administers our stock option plans.

The nominating and corporate governance committee members shall be Dr. Crew and Mr. Richards. Dr. Crew and Mr. Richards are independent directors. The nominating and corporate governance committee shall assist the Board in identifying qualified individuals to become board members, in determining the composition of the Board and in monitoring the process to assess Board effectiveness.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this offering, a copy of the code will be made available on the Corporate Governance section of our website, which is located at www.boxlightcorp.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

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Executive Compensation

The following table sets forth information regarding the total compensation received by, or earned by, our Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer (collective, the “named executive officers”) during the years ended December 31, 2014 and 2015.

Name and Principal Position	Year	Salary ($)	Total ($)
James Mark Elliott, Chief Executive Officer	2014	17,500	17,500

Henry (“Hank”) Nance, Chief Operating Officer	2014	-	-

Sheri Lofgren, Chief Financial Officer	2014	17,500	17,500

James Mark Elliott, Chief Executive Officer	2015	60,000	60,000

Henry (“Hank”) Nance, Chief Operating Officer	2015	-	-

Sheri Lofgren, Chief Financial Officer	2015	60,000	60,000

Employment Agreements

We entered into employment agreements with Mr. Elliott, Mr. Nance and Ms. Lofgren, the terms of which are set forth below.

James Mark Elliott

Effective as of September 18, 2014, we entered into an employment agreement with James Mark Elliott expiring December 31, 2017. Under the terms of his agreement Mr. Elliott will serve as our Chief Executive Officer reporting to our board of directors. During the term of his agreement, Mr. Elliott will receive a base salary of $120,000 per annum, plus such annual bonuses as the board of directors may, from time to time, determine, and certain fringe benefits. If, prior to the expiration date of his agreement, Mr. Elliott is terminated by us without “cause” (as defined in the employment agreement), terminates his agreement for “good reason” (as defined in the employment agreement), we must pay him twelve (12) month’s severance pay.

Mr. Elliott’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration or termination of his employment agreement; provided, that such restrictive covenants expire immediately if Mr. Elliott terminates his employment agreement for “good reasons” or, in nine months if we elect to terminate his employment prior to the expiration of the term of the agreement without “cause”.

In addition, BOXL agreed to issue to Mr. Elliott options under our 2014 Stock Incentive Plan, entitling him to purchase a total of 331,841 shares of our Class B common stock at an exercise price of $0.13 per share. The options vest in quarterly installments over a three-year period commencing on December 31, 2014 and entitle Mr. Elliott to purchase the 331,841 option shares in 12 quarterly installments of 27,653 shares at the end of each calendar quarter, commencing December 31, 2014. To the extent vested options are not exercised at the end of any one or more such quarters, such options shall accumulate and option shares may be purchased in any one or more subsequent calendar quarters through the quarter ending December 31, 2017. All non-vested options terminate in the event Mr. Elliott’s employment is terminated for “cause” prior to the expiration of the term of his employment agreement or he voluntarily resigns his employment without “good reason”. If, prior to the expiration date of his agreement, Mr. Elliott is terminated by us without “cause”, all options immediately vest. Once the stock options have fully vested, they must be exercised and purchased by Mr. Elliott within 180 days.

Henry “Hank” Nance

Effective as of December 31, 2014, we entered into an employment agreement with Henry “Hank” Nance, expiring December 31, 2017, Under the terms of his agreement Mr. Nance will serve as our President and Chief Operating Officer reporting to our board of directors. During the term of his agreement and after we acquire Boxlight Group. Mr. Nance will receive a basic salary of $120,000 per annum, plus such annual bonuses as the board of directors may, from time to time, determine, along with certain fringe benefits. If, prior to the expiration of his agreement, Mr. Nance is terminated by us without “cause” (as defined in the employment agreement), we must pay him twelve (12) month’s severance pay.

Mr. Nance’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

In addition, BOXL has agreed to grant to Mr. Nance such number of options as shall equal the difference between (i) three (3%) of the fully diluted common stock of the corporation immediately prior to the IPO effective date less (ii) the sum of all shares of corporation EDI common stock issued or issuable to the executive and/or his spouse in connection with his and/or her employment and activities on behalf of and its subsidiaries.

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Sheri Lofgren

Effective as of November 1, 2016, we entered into an amended employment agreement with Sheri Lofgren expiring December 31, 2017. Under the terms of her agreement Ms. Lofgren will serve as our Chief Financial Officer reporting to our President and Chief Executive Officer. During the term of her agreement, Ms. Lofgren receives a base salary of $180,000 per annum, and will receive a $35,000 bonus on the date of this prospectus. If we elect to terminate Ms. Lofgren’s employment prior to the expiration of the term of the agreement, we must pay her twelve (12) month’s severance pay.

Ms. Lofgren’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of her employment agreement; provided, that such restrictive covenants expire immediately if we breach her employment agreement or, in nine months, if we elect to terminate her employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

In addition, BOXL agreed to issue to Ms. Lofgren stock options under our 2014 Stock Incentive Plan, entitling her to purchase a total of 291,402 shares of our Class B common stock. Additional shares will be granted as shall be equal to the difference between the options previously issued and three precent of our “Fully Diluted Common Stock” immediately prior to the date of this prospectus. Fifty percent of unvested options will vest on November 1, 2016 and all remaining options will vest on March 31, 2016. Vested options may be purchased at any calendar quarter throughout the quarter ending December 31, 2017.  All non-vested options terminate in the event Ms. Lofgren’s employment is terminated for cause prior to the expiration of the term of her employment agreement or she voluntarily resigns her employment without good reason (as defined in the employment agreement). If, prior to the expiration date of her agreement, Ms. Lofgren is terminated by us without cause, terminates her agreement for “good reason” (as defined), dies or becomes permanently disabled, all options immediately vest, but must be exercised by her or her estate within 180 days from the date of termination of employment. Once the stock options have fully vested they must be exercised and exercise price paid within 180 days.

Director Compensation

We reimburse all members of our board of directors for their direct out of pocket expenses incurred in attending meetings of our board. We have entered into agreements with Dr. Crew and Mr. Richards relating to their compensation, the terms of which are set forth below:

Rudolph F. Crew

Dr. Crew receives an annual fee of $50,000, payable monthly, commencing on March 26, 2016. In addition, two business days prior to the effective date of this registration statement, Dr. Crew is entitled to purchase, at the par value, 48,127 shares of the BOXL’s common stock, representing 0.5% of the number of fully diluted shares of common stock after giving effect to the acquisitions of the Boxlight Group and Genesis and including this public offering. After this initial public offering. If BOXL files a registration statement registering for resale shares held by its officers or directors, Dr. Crew may request BOXL to include his shares in such registration statement.

Dr. Crew will not be permitted to sell any of his shares for the six months immediately after the consummation of this public offering and thereafter, not more than 50% of his shares between the seventh month and 12th month after the consummation of this public offering, and not more than 50% of the remaining shares between the 12th month and 18th months after the consummation of this public offering.

Robin D. Richards

Two business days prior to the effective date of this registration statement, Mr. Richards is entitled to purchase, at the par value, 120,972 shares of BOXL’s common stock, representing 1.25% of the number of fully diluted shares of common stock after giving effect to the acquisitions of the Boxlight Group and Genesis and including this public offering. After this initial public offering . If BOXL files a registration statement registering for resale shares held by its officers or directors, Dr. Crew and Mr. Richards may request BOXL to include their shares in such registration statement.

Mr. Richards will not be permitted to sell any of his shares for the six months immediately after the consummation of this public offering and thereafter, not more than 50% of his shares between the seventh month and 12th month after the consummation of this public offering, and not more than 50% of the remaining shares between the 12th month and 18th months after the consummation of this public offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 30, 2014, the Company entered into a line of credit agreement with Vert Capital, formerly the Company’s principal stockholder. The line of credit allowed the Company to borrow up to $500,000 for public offering expenses. On March 31, 2016, we amended the line of credit to increase it to $900,000. The funds accrue interest at 10% per annum. The interest rate decreased to 5.75% pursuant to the amendment to purchase agreement with EDI entered in September 2016. Interest on any advanced funds is accrued monthly and all outstanding principal and accrued interest are due in full from the proceeds of this offering, after retirement of approximately $3,000,000 of obligations owed to Skyview and EDI. See “use of Proceeds”. As of September 30, 2016, there is an outstanding balance of $822,550 of principal plus $94,762 of accrued interest payable to Vert Capital under the Line of credit, and no principal or interest payments have been made against this line.

On May 21, 2014, the Company entered into a line of credit agreement with Logical Choice Corporation-Delaware (“LCC-Delaware”), former sole member of Genesis and a company wholly owned by Vert Capital . The line of credit allows the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed will accrue interest at 10% per annum. Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full on May 21, 2015. In May 2016, the maturity date was extended to May 21, 2017. The assets of Genesis have been pledged as a security interest against any advances on the line of credit. As of September 30, 2016, outstanding principal and accrued interest under this agreement was $60,000 and $8,001, respectively.

On September 30, 2014, the Company entered into a line of credit agreement for a 3-year term with LCC - Delaware. The line of credit allows the Company to borrow up to $500,000 to use for IPO expenses. The funds, when borrowed, will accrue interest at 10% per annum. Interest on advanced funds is accrued monthly and all outstanding principal and accrued interest are due on demand. Pursuant to an amendment to the purchase agreement with EDI entered in September 2016, LCC - Delaware forgave payable of $185,129 and interest of $37,241 owed by the Company.

Effective as of October 31, 2013, a Delaware subsidiary of Vert Capital acquired 100% of the membership interests of Genesis from its four members in consideration for 1,000,000 shares of Series A preferred stock of such Delaware subsidiary, which it distributed to Vert effective September 30, 2014. In January 2015, Vert Capital, its Delaware subsidiary and the four former members of Genesis entered into an agreement, effective as of September 30, 2014 pursuant to which the parties agreed that, Vert would contribute 100% of the membership interests of Genesis to BOXL. On May 12, 2016, all of the Genesis membership interests were contributed to BOXL. Other than one share of common stock of the Delaware subsidiary retained by Vert Capital, each of Vert Capital and the four former members of Genesis will return to treasury all of their equity in the Delaware corporation, and the four former members of Genesis received 1,000,000 shares of BOXL Series B Preferred Stock which shall be automatically converted immediately following completion of this offering into 370,040 shares of our Class A common stock, or such other number of shares as shall represent not less than 4.0% of our fully diluted common stock as defined in the purchase agreement.

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On November 7, 2014, we issued to Vert Capital and a consultant five year warrants to purchase 796,813 and 23,904, respectively, shares of our Class A common stock, at an exercise price, equal to 110% of the initial per share offering price of the shares being sold under this prospectus. Among other provisions, such warrants contain “cashless” exercise rights and prohibit the holder from selling any of the shares issuable upon exercise of such warrants for a period of not less than nine months from the date of issuance. In August 2015, Vert Capital assigned 5% of the warrants, or warrants to purchase 39,841 shares of Class A common stock, to an unaffiliated third party. Effective as of October 12, 2016, and as a result of Adam Levin and Michael Pope no longer working at Vert Capital, Boxlight Parent cancelled the remaining balance of the Vert Capital warrants and reissued 567,729 and 189,243 of such warrants to entities associated with Adam Levin and to Michael Pope, respectively.

Vert Capital and its affiliates are engaged in the business of investing in and acquiring controlling or other significant equity interests in a variety of companies and have acquired and may seek to acquire additional businesses that compete with the businesses engaged in by us and our subsidiaries, including Boxlight, Mimio and Genesis. On May 1, 2015, we entered into an agreement with Vert Capital providing that, subject to completion of this offering and thereafter, for so long as Vert Capital or its affiliates remain a majority stockholder of the Company or has the ability to nominate and elect a majority of the members of our board of directors, they will offer to our board of directors the opportunity to acquire the securities or assets of all the companies sourced by Vert Capital or its affiliates that are engaged in the business of providing technology or related products and services to the education and learning industry. In the event such corporate opportunities become available to us, our independent directors will, by majority vote, elect to pursue or not to pursue such opportunity.

On July 15, 2015, BOXL executed an agreement with VC2 Advisors LLC, a Delaware limited liability company, in which Michael Pope, our President and Director, is a managing member. VC2 is owned by Sugar House Trust and AEL Irrevocable Trust, trusts for the benefit of the families of Michael Pope and Adam Levin, respectively. VC2 may be deemed to be an affiliate of Vert Capital. The effective date of this agreement is the date of the consummation of this offering (the “Effective Date”). Pursuant to the agreement, VC2 shall perform consulting services for BOXL relating to, among other things, sourcing and analyzing strategic acquisitions and introductions to various financing sources. VC2 shall receive an annual management fee payable in cash equal to 1.5% of total consolidated revenues at the end of each fiscal year ended December 31, 2016, 2017 and 2018, payable in monthly installments, commencing as of the Effective Date. The annual fee is subject to a cap in the amount of $1,000,000 in each of 2016, 2017 and 2018. At its option, VC2 may also defer payment until the end of each year, payable as an option to purchase shares of Class A common stock of BOXL, at a price per share equal to 100% of the closing price of BOXL’s Class A common stock as traded on Nasdaq or any other national securities exchange as of December 31 of such year in question. Effective as of October 12, 2016, and as a result of Adam Levin and Michael Pope no longer working at VC2, our board of directors and VC2 cancelled the consulting agreement with VC2 and entered into new consulting agreements on identical terms with other entities which now employ Michael Pope and Adam Levin.

On July 18, 2016, Boxlight Holdings, Inc., a newly formed Delaware subsidiary of Boxlight Parent, consummated the acquisition of the Boxlight Group under a share purchase agreement, dated May 12, 2016, with Everest Display, Inc., a Taiwan corporation (“EDI”) and its subsidiary, Guang Feng International Ltd. (“Guang Feng”) subsidiary, the former shareholder of the Boxlight Group. K Laser Technology, Ltd., a Taiwan corporation (“K Laser”) is the majority shareholder of EDI and one of our major shareholders. Under the terms of the share purchase agreement, we issued EDI 270,000 shares of our Series C Preferred Stock, that has a stated or liquidation value of $20.00 per share. Upon completion of this offering, the Series C Preferred Stock shall automatically, and without any further action on the part of the holders or Boxlight Parent, convert into shares of our Class A common stock. Such newly converted shares of Class A common stock, (including certain bonus shares of Class A common stock representing 8% of the shares issuable upon conversion of the Series C Preferred Stock) to be issued to EDI or its subsidiaries, will total 2,055,872 shares of our Class A common stock, representing approximately 22.22% of our fully-diluted common stock as defined in the purchase agreement. Hank Nance, our Chief Operating Officer and the President of the Boxlight Group, will receive 89,247 of these shares. Under the terms of the share purchase agreement, the term “fully-diluted common stock” excludes shares of our Class A common stock sold in this offering , shares issued in the private placements consummated from September to November 2016 and shares issued to settle outstanding liabilities in October 2016.

Under the terms of the EDI share purchase agreement, as amended on September 28, 2016, the parties agreed that the Boxlight Group and Boxlight Parent will settle and pay approximately $5.75 million of accrued accounts payable currently owed to EDI, in the manner set forth below.

●	$1,000,000 was paid at the closing of the Boxlight Group acquisition out of the net proceeds of the Hitachi financing;

●

An additional $1,500,000 of the $5.75 million owed to EDI was to be paid by the Boxlight Group and Mimio in six monthly installments of $250,000 each, commencing 30 days after the initial $1,000,000 payment referred to above. However, in view of the fact that such installment payments cannot be presently made by our Boxlight Group and Mimio subsidiaries under the subordination agreement between EDI and Crestmark Bank, we and EDI agreed that the “net proceeds” Boxlight Parent may receive from the sale of 1,000,000 shares of Class A common stock offered hereby shall be applied, first to prepay the $1,460,508 principal balance due under the Skyview Note, and second to prepay the balance of the $1,500,000 installment obligation owed to EDI referred to above. We agreed with EDI that “Net Proceeds” means professional fees estimated at approximately $300,000, plus any commissions or underwriting fees that may be payable by Boxlight Parent to brokers, placement agents or underwriters who assist us in selling the shares of Class A Common Stock in this offering.

●	$2,000,000 of the unpaid balance of our account payable is evidenced by a 4% non-negotiable convertible promissory note of Boxlight Parent payable to EDI, together with accrued interest, on March 31, 2019 (the “EDI Note”). Following completion of this offering, the EDI Note is convertible to shares of our Class A common stock at a conversion price equal to 80% of the initial per share offering price of the Class A common stock offered under this prospectus (estimated at $5.60 or 80% of our anticipated $7.00 initial offering price per share). Under the terms of the EDI Note, we have the option, in lieu of issuing our Class A common stock to prepay, within 72 hours of the first conversion notice, the entire unpaid principal amount of the EDI Note plus accrued interest thereon.

On May 5, 2016, pursuant to a membership interest purchase agreement, dated as of April 1, 2016, Boxlight Parent acquired 100% of the membership interest in Mimio, from Mim Holdings, LLC., a Delaware limited liability company wholly-owned by the Marlborough Brothers Trust, a trust established for the benefit of members of the families of affiliates of VC2 Partners LLC, in exchange for a 4% $2,000,000 unsecured convertible promissory note due March 31, 2019, and the assumption of a 6% $3,425,000 senior secured note of Mim Holdings that was due July 3, 2016 and was payable to Skyview Capital, LLC, (“Skyview”), the former equity owner of Mimio (the “Skyview Note”). For purposes of the purchase agreement, the sale to Boxlight Parent, was deemed to have been consummated as of April 1, 2016.

The Skyview Note was issued by Mim Holdings to Skyview on November 4, 2015 as payment for the acquisition of 100% of the membership equity of Mimio. The Skyview Note is guaranteed and secured by a lien and security interest on all of the assets of Mimio. Prior to the sale of Mimio to Boxlight Parent, VC2 Partners LLC (the former owner of Mim Holdings ) assigned its equity in Mim Holdings to the Marlborough Brothers Family Trust (the “Marlborough Trust”). Affiliates of VC2 Partners, including Michael Pope, our President and member of the board of directors of Boxlight Parent, and members of their families, are beneficiaries of the Marlborough Trust and other trusts who are principal stockholders of Boxlight Parent. See “Principal Stockholders” on page 66 of this Prospectus.

Under the terms of an August 3 , 2016 amendment to the original 2015 purchase agreement with Skyview:

●	Total amount payable to Skyview was increased to $4,010,508, to include additional fee of $350,000 to extend the maturity date to December 15, 2016. On August 3, 2015 and September 29, 2016, we paid $50,000 and a $2,500,000 installment payment, respectively, under the Skyview Note out of the proceeds of a senior secured debt financing. The $1,460,508 unpaid principal balance plus accrued interest is due on December 15, 2016;

●	Skyview agreed to subordinate its lien and security interest on the Mimio assets and right to payment of the final installment of the restated Skyview Note to the priority lien and security interest of Crestmark Bank, our senior secured asset based lender; and

●	The restated Skyview Note is now guaranteed by Boxlight Parent, Mim Holdings, VC2 Partners LLC, the former owner of Mim Holdings, and Vert Capital Corp.

On September 29, 2016, the $2,500,000 installment due September 30, 2016 under the Skyview Note was paid out of the proceeds of senior secured financing from Crestmark Bank.

In connection with the acquisition of Mimio by Boxlight Parent, in May 2016 we issued a $2,000,000 note payable to Mim Holdings, Inc., the former stockholder of Mimio. The note is convertible by the holder into shares of Class A common stock of Boxlight Parent at a per share conversion price equal to 55% of the initial offering price per share of BOXL common stock offered to the public under the registration statement of which this prospectus is a part. Accordingly, and assuming a $7.00 per share initial offering price of the shares offered hereby, the $2,000,000 Marlborough Note would be convertible into an aggregate of 519,481 shares of our Class A common stock, based on a $3.85 per share conversion price. The note has full-ratchet anti-dilution protection and is pre-payable at the Company’s election during the first 180 days after issuance at premiums of 25% to 45%. Under various circumstances, including a change in control of the Company or a default on the note, at the holder’s option, the Company must prepay the note with a 50% premium.

Mim Holdings is wholly-owned by the Marlborough Brothers Family Trust, a trust established for the benefit of members of the families of Adam Levin and Michael Pope. Mr. Pope is the President and a member of our board of directors.

On September 28, 2016, we sold to K Laser, the principal stockholder of EDI, an aggregate of 178,572 shares of our Class A common stock at a purchase price of $5.60 per share and received net proceeds of $1,000,003. The per share sales price is intended to be 80% of the initial price per share of Class A common stock offered to the public under this prospectus. Accordingly, the 178,572 shares of Class A common stock are subject to increase in the event that the initial offering price of the shares offered under this prospectus is less than $7.00. The $5.60 price and the number of shares sold in the private placement will not change if the initial per share offering price under this prospectus shall be greater than $7.00. The private placement was conducted through the efforts of our management and with the assistance of K Laser and its affiliates. No commissions or other compensation was paid in connection with such private placement. The $1,000,003 of net proceeds of such private placement was used together with advances from Crestmark under the above line of credit to retire outstanding indebtedness to Hitachi and pay the $2,500,000 installment due under the Skyview Note.

K Laser has also advised us that it would consider the purchase, for an additional $1,000,000, of a total of 142,857 share of Class A common stock being offered by Boxlight Parent under this prospectus.

In October 2016, the Company issued 73,266 shares to Mark Elliott, the Company’s CEO, at $1.055 per share to settle accounts payable of $77,268 .

Policies and Procedures For Related Party Transactions

Once established, our audit committee charter will provide that our audit committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. All of the transactions described in this section occurred prior to the creation of our audit committee and the adoption of this policy.

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Principal Stockholders

The following table sets forth, as of September 30, 2016, certain information with respect to the beneficial ownership of our Class A common stock, by each beneficial owner of more than 5% of the Company’s Class A common stock, each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. As of September 30, 2016, 4,361,602 shares of our Class A common stock were issued and outstanding. The table below assumes we will issue 1,000,000 shares of Class A common stock in this offering.

Unless otherwise noted, the address for each director and executive officer is c/o Boxlight Corporation, 1045 Progress Circle, Lawrenceville, Georgia 30043.

	Before Offering			After Offering
Name of Beneficial Owner	Number		Percent	Number		Percent
Named Executive Officers
James Mark Elliott	294.403	(1)	5.35%	392,056	(1)	3.71%
Henry (“Hank”) Nance	-		-	94,122	(2)	.89%
Sheri Lofgren	197,400	(3)	3.58%	197,400	(3)	1.87%
Michael Pope	189,243	(4)	3.44%	189,243	(4)	1.79%
Directors
Tiffany Kuo	-0-		-	-0-
Rudolph F. Crew	-0-		-	49,000	(6)	.46%
Robin D. Richards	-0-		-	123,000	(7)	1.16%
All Directors and Executive Officers as a Group (7 persons)	681,136		12.37%	1,044,821		9.90%
Beneficial Owners of 5% or More of Our Outstanding Common Stock
Everest Display, Inc.	-		-	2,166,168	(5)	20.53%
K Laser	178,572		3.07%	178,572	(13)	1.60%
Sugar House Trust	637,450	(8)	11.57%	637,450	(8)	6.04%
AEL Irrevocable Trust	1,912,351	(9)	34.72%	1,912,351	(9)	18.11%
CAELLM Ventures, LLC	239,044	(10)	4.34%	239,044	(10)	2.26%
Gross Family Trust II	318,275	(11)	5.79%	318,275	(11)	3.02%
Westbourne Holdings Ltd.	358,566	(12)	6.51%	358,566	(12)	3.40%
Mim Holdings, Inc.	519,481	(14)	3.56%	519,481	(14)	4.80%
Dynamic Capital, LLC	567,729	(15)	5.38%	567,729	(15)	5.38%

(1) Represents 66% of 331,841 shares subject to a stock option granted to Mr. Elliott which have vested as at the date of this prospectus. Upon completion of this offering, Mr. Elliott will receive an additional 97,563 shares of our Class A common stock representing 25% of the shares to be issued to the former members of Genesis upon automatic conversion of BOXL’s Series B convertible preferred stock. In addition, Mr. Elliott converted accounts payable due from Genesis into 73,266 shares of common stock.

(2) Upon completion of this offering, Mr. Nance will receive 94,122 shares of our Class A common stock representing his pro-rata portion of the 2,168,168 shares to be issued to the former stockholders of Boxlight upon automatic conversion of BOXL’s Series C convertible preferred stock. In addition, stock options to purchase 114,900 shares will be granted to Mr. Nance under our 2014 Stock Incentive Plan. These options will commence vesting at the first quarter end subsequent to the acquisition of Boxlight Group. Mr. Nance will also receive 86,218 stock options to be issued from the EDI stock option pool.

(3) Represents 66% of 296,100 shares subject to a stock option granted to Ms. Lofgren which have vested as at the date of this prospectus.

(4) Consists of 189,243 shares issuable upon exercise of a warrant issued to an entity associated with Mr. Pope in October 2016. Does not include 519,481 shares issuable upon conversion of a $2,000,000 note held by Mim Holdings, LLC, or 637,450 shares held by Sugar House Trust. Mim Holdings is a limited liability company owned by the Marlborough Brothers Family Trust, a trust established for the benefit of members of the families of Michael Pope and Adam Levin. Sugar House Trust is a trust established for the benefit of the family of Michael Pope. Mr. Pope does not have voting or dispositive power and authority of the shares that are issuable to Mim Holdings or beneficially owned by Sugar House Trust and disclaims any voting or dispositive power with respect to those shares.

(5) Represents 2,166,168 shares of Class A common stock issuable upon the automatic conversion of our Series C preferred stock issued to EDI, or its wholly owned subsidiary, in connection with our July 2016 acquisition of the Boxlight Group. K Laser is the majority stockholder of EDI. Mr. Alex Kuo is the majority stockholder of K Laser and holds the power to vote and dispose of our shares issued and issuable to EDI. Such 2,166,168 shares do not include (a) 169,323 shares of Class A common stock that K Laser purchased at $5.60 per share in the September 2016 private placement, and (b) an additional 142,857 shares of Class A common stock that Alex Kuo, K Laser or other affiliates or business associates of Mr. Kuo may elect to purchase at a price of $7.00 per share in this offering.

(6) Includes 49,000 shares of common stock that Dr. Crew is entitled to purchase at the par value immediately prior to the consummation of this offering.

(7) Includes 123,000 shares of common stock that Mr. Richards is entitled to purchase at the par value immediately prior to the consummation of this offering.

(8) Mr. Lane, 26716 Via Colina, Stevanson Ranch, CA 91381 is trustee of Sugar House Trust, established for the benefit of the family of Michael Pope, our President and a Director. Mr. Lane has sole investment and voting power with respect to the shares.

(9) Mr. Edwin Hur, 11441 Beach St., Cerritos, CA 90703 is trustee of AEL Irrevocable Trust, established for the benefit of the family of Adam Levin. Mr. Hur has sole investment and voting power with respect to the shares.

(10) Kenneth Rosenblum, managing member, has sole beneficial ownership of the shares. His address is 7730 Village Trail Drive, Dallas, TX 75254.

(11) Lori Abramowitz, trustee, has sole beneficial ownership of the shares. Her address is 16659 Ashley Oaks, Encino, CA 91436. Ms. Abramowitz is the mother of Adam Levin, who disclaims beneficial ownership of these shares.

(12) Seymour Silverstein 5348 Topanga Canyon Blvd # 206, Woodland Hills, CA has beneficial ownership of the shares.

(13) Does not include up to an additional 142,857 shares of Class A common stock that K Laser may elect, in the exercise of its sole discretion, to purchase in this offering.

(14) Consists of shares issuable upon conversion of a $2,000,000 note convertible at an estimated conversion price of $3.85 per share, or 55% of the offering price of the shares offered under this prospectus. Such conversion price is subject to adjustment based on the future trading price of Boxlight Parent’s Class A common stock. Mim Holdings is a corporation owned by the Marlborough Brothers Family Trust, a trust established for the benefit of members of the families of Michael Pope and Adam Levin. Messrs. Pope and Levin disclaim any voting or dispositive power with respect to the shares issuable to Mim Holdings.

(15) Consists of 567,729 shares issuable upon exercise of a warrant issued to Dynamic Capital, LLC in October, 2016. Dynamic Capital is owned by the AEL Irrevocable Trust.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary, and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our fourth amended and restated articles of incorporation and our bylaws.

As of the date of this prospectus, there were 4,612,688 shares of Class A common stock outstanding, held of record by 341 stockholders.

Our authorized capital stock consists of 250,000,000 shares, of which 150,000,000 are designated Class A common stock, par value $0.0001 per share; 50,000,000 are designated Class B common stock, par value $0.0001 per share; and 50,000,000 are designated preferred stock, all of which shares of preferred stock, subject to the next two sentences, shall remain undesignated until such time as the Board of Directors, by resolution or resolutions and the filing of a certificate pursuant to applicable laws of the State of Nevada establishes from time to time the number of shares to be included in each such series, and fixes the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. We have filed with the State of Nevada Certificates of Designation for each of Series A preferred stock, Series B preferred stock and Series C preferred stock. Pursuant to such Certificates of Designation, 250,000 shares are designated as Series A preferred stock, par value $0.0001 per share, 1,200,000 shares are designated as Series B preferred stock, par value $0.0001 per share and 270,000 shares are designated as Series C preferred stock, par value $0.0001 per share. We issued 1,000,000 Series B preferred shares and 270,000 Series C preferred shares in connection with the acquisitions of Boxlight Group and Genesis, which preferred shares will automatically convert into Class A common stock upon consummation of this offering. Following this offering, we will offer to exchange 250,000 shares of our Series A preferred stock for 250,000 shares of Series A preferred stock of Vert’s inactive subsidiary. See “Description of Capital Stock—Preferred Stock.” The converted preferred shares will be available for reissuance as part of our authorized preferred shares.

Common Stock

The holders of our Class A common stock are entitled to the following rights:

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. The holders of Class B common stock have no voting rights, other than voting only on such matters as required by law.

Dividend Rights

The holders of our Class A common stock are entitled to receive dividends, in equal amounts per share, when and as declared by our Board from legally available sources, subject to any restrictions in our certificate of incorporation or prior rights of the holders of our preferred stock. See “Dividend Policy.”

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Conversion Rights

Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock.

Other Matters

The holders of our Class A common stock have no subscription, redemption or conversion privileges. Our Class A common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Class A common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Transfer Agent

The transfer agent of our Class A common stock is VStock Transfer, LLC.

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Preferred Stock

Our Board has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

Series A Convertible Preferred Stock

On the effective date of the registration statement of which this prospectus forms a part, 250,000 shares of Series A Preferred Stock will be issued to Vert Capital Corp. to be held in trust by Vert Capital Corp. for a period of one year from such effective date. The shares of Series A preferred stock will automatically convert into 398,406 shares of our Class A common stock, upon the later of (i) one year from the effective date of the registration statement, and (ii) the effectiveness of a subsequent registration statement registering for resale the shares of Class A common stock underlying the Series A preferred stock. At such time, Vert Capital Corp. shall distribute the 398,406 shares of Class A Common Stock to the former minority stockholders of Logical Choice Corporation, a Delaware corporation (“LCC”). Our Series A Preferred Stock does not pay a dividend, is not entitled to vote and has a liquidation preference over our Class A common stock of $1.00 per share.

Series B Convertible Preferred Stock

The 1,000,000 shares of our Series B Preferred Stock to be issued to the four former members of Genesis and their assignees upon the effective date of our registration statement, of which this prospectus forms part, will automatically convert into 370,040 shares of our Class A common stock, or such other number of shares of common stock as shall represent 4.0% of our fully-diluted common stock as defined in the purchase agreement and excluding shares being sold to the public in connection with this offering , shares sold through our private placements and shares issued to settle outstanding liabilities

Series C Convertible Preferred Stock

The 270,000 shares of our Series C Preferred Stock to be issued to the majority stockholders of Boxlight Group upon the consummation of this offering, will automatically convert into 1,903,586 shares of our Class A common stock, or such other number of shares of common stock represents 20.575% of our fully-diluted common stock excluding shares being sold to the public in connection with this offering, shares sold through our private placements and shares issued to settle outstanding liabilities.

Warrants

On November 7, 2014, we issued to Vert Capital and a consultant five year warrants to purchase 796,813 and 23,904, respectively, shares of our Class A common stock, at an exercise price payable by both warrant holders equal to 110% of the initial per share offering price of the shares being sold under this prospectus. Among other provisions, such warrants contain “cashless” exercise rights and prohibit the holder from selling any of the shares issuable upon exercise of such warrants for a period of not less than nine months from the date of issuance. In August 2015, Vert Capital assigned warrants to purchase 39,841 shares of Class A common stock, representing 5% of the Vert Capital warrants, to an unaffiliated third party. In October 2016, as a result of Adam Levin and Michael Pope no longer working at Vert Capital, Boxlight Parent cancelled the remaining balance of the Vert Capital warrants and reissued 567,729 and 189,243 of such warrants to entities affiliated with Adam E. Levin and to Michael Pope, respectively.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Fourth Amended and Restated Articles of Incorporation and our Bylaws, which are discussed below could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Eleventh Amended and Restated Articles of Incorporation provide that our Board has the authority to issue preferred stock in one or more classes or series and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our Class A common stock.

Our By-laws limit the ability to call special meetings of the stockholders to the Chairman of the Board, or the Chief Executive Officer, or, if there is no Chairman or Chief Executive Officer, then by the president. The stockholders have no right to request or call a special meeting and cannot take action by written consent.

Our By-laws provide that our Board shall be classified into three classes. Each director shall hold office for a three-year term, or until the next annual meeting of stockholders at which his or her successor is elected and qualified.

Our By-laws provide that the removal of a director from the Board, with or without cause, must be by affirmative vote of not less than 2/3 of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, is required to remove a director from the Board with or without cause.

Listing

Our Class A common stock has been approved for listing on the Nasdaq Capital Market under the symbol “BOXL”, subject to notice of issuance.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of Class A common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of Class A common stock that may be sold in the future.

Upon the completion of this offering, we will have outstanding 8,278,753 shares of Class A common stock. All of the 1,000,000 shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders.

In addition to the shares of Class A common stock outstanding at September 30, 2016 , upon the completion of this offering and the acquisitions, there will be:

●	1,903,586 shares of our Class A common stock to be issued to the Boxlight Group shareholders, upon consummation of this offering, or 20.575% of our fully-diluted common stock as defined in the purchase agreement and before giving effect to this offering;

●	185,020 bonus shares of Class A common stock to senior Boxlight Group management and employees;

●	73,266 and 109,915 shares of Class A common stock issued to Mr. Elliott (Chief Executive Officer) and Dr. Seymour Silverstein, respectively, for settlement of accounts payable and note payable;

●	51,879 shares of Class A common stock issued at private placement in October and November 2016;

●	864,235 shares of Class B common stock issuable upon exercise of options granted under the 2014 Stock Incentive Plan, which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by any holder of Class B common stock;

●	185,020 shares of Class B common stock issuable upon exercise of stock options issued to executive officers and former stockholders of Boxlight Group or such other number of shares as shall represent 2.0% of the Company’s fully diluted common stock defined in the purchase agreement with EDI, which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by any holder of Class B common stock;

●	370,040 shares of Class A common stock issuable upon automatic conversion of 1,000,000 shares of Series B Preferred Stock to be issued to the former members of Genesis, or such other number of shares as shall represent 4.0% of our fully-diluted common stock before giving effect to this offering;

●	398,406 shares of Class A common stock issuable upon conversion of our Series A preferred stock, which we will offer to holders of Series A preferred stock of Vert’s inactive Delaware subsidiary.

●	231,152 shares of our Class A common stock to be issued to our legal counsel, Loeb & Loeb LLP upon consummation of this offering as partial compensation for services rendered in relation to this initial public offering.

●	1,341,183 additional shares of Class B common stock reserved for issuance under the 2014 Stock Incentive Plan, which shall automatically convert into shares of Class A common stock on a one-for-one basis, upon any private or public sale by a future holder of Class B common stock;

●	820,717 shares of Class A common stock issuable upon exercise of outstanding warrants with an exercise price equal to 110% of the initial per share offering price of shares offered to the public in this offering.

Rule 144

Shares of Class A common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, as well as shares held by our current stockholders, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, beginning 90 days after our Form S-1 Registration Statement becomes effective, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Class A common stock then outstanding, which will equal approximately 82,788 shares immediately after this offering; or

●	the average weekly trading volume of the Class A common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

2014 Stock Incentive Plan

Under the terms of our 2014 Stock Incentive Plan, we have reserved for issuance up to 2,390,438 shares of our Class B common stock pursuant to stock incentives to employees, members of the board of directors of BOXL and our subsidiaries and consultants. We may award stock incentives, that include stock options, stock appreciation rights and restricted stock awards. Options may be qualified stock options or non-qualified stock options, or incentive stock grants, as determined by our board of directors or our stock option committee of the board of directors. As at the date of this prospectus, we have issued and committed to issue stock options to executive officers to purchase an aggregate of 864,235 shares of Class B common stock, at an exercise price of $0.13 per share, and have committed to grant to employees of the Boxlight Group stock options to purchase an additional 185,020 shares of Class B common stock, or such other number of shares representing 2.0% of the Company’s fully diluted common stock as defined in the agreement between the Boxlight Group and BOXL.

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Determination of Offering Price

The estimated public offering price range set forth on the cover page of this preliminary prospectus has been determined solely by Boxlight Parent and its management. That price range and the public offering price are subject to change as a result of market conditions and other factors. Prior to this offering, no public market exists for our Class A common stock. The principal factors considered in determining the public offering price of the shares included:

●	the information in this prospectus, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as we deemed relevant.

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PLAN OF DISTRIBUTION

We are offering 1,000,000 shares of our Class A common stock for the account of the Company on a “best efforts” basis. This offering will terminate on a date which shall be 120 days after the date of this prospectus. There is no minimum number of shares of our Class A common stock that we must sell to complete such offering and all proceeds received from the sale of such shares will be retained by us.

We intend to offer the 1,000,000 shares of our Class A common stock at an initial offering price of $7.00. However, the price or prices at which we will sell such shares during the 120 offering period may vary based on market demand, prices at which our Class A common stock trades and other factors. There is no assurance that we will be able to sell any or all of such shares.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management and/or controlling stockholders will attempt to sell our Class A common stock pursuant to this prospectus directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the Shares on our behalf, management and controlling shareholder will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended. Our 1,000,000 shares of Class A common stock will be offered at a fixed price of $7.00 per share for a period of 120 days from the effective date of this prospectus. The offering shall terminate on the first to occur of - (i) when the offering of 1,000,000 shares is fully subscribed for, (ii) April __, 2017 ( 120 days from the date of this prospectus ), or (iii) earlier than April __, 2017 if we decide to terminate the offering prior to such date.

None of our officers, directors or affiliates will receive any commissions or other compensation from the sale of our shares.

Our management and controlling stockholders may, from time to time, engage the services of one or more broker/dealers who are registered with the SEC to assist us in the sale of such shares. In such event, we may pay commissions to such broker/dealers of up to 7% of the gross proceeds we may receive from sales of our Class A common stock that are initiated by them. Accordingly, for example, if all 1,000,000 shares were sold through broker/dealers, our proceeds before expenses would be reduced to $6,510,000.

There is currently no public market for our Class A common stock and there can be no assurance that a market for such shares will develop either during or upon completion of this offering.

In the event that during or upon completion of this offering, we meet the initial listing requirements under its Rule 5505(a) and Rule 5505(b)(i), we will seek to list our Class A common stock on the Nasdaq Capital Markets under the symbol “BOXL”. Among other requirements, we would need to have at least 300 round lot holders of our Class A common stock and a a minimum $15,000,000 in market value of our publicly traded shares (defined as shares held by all stockholders other than our officers, directors and holders of 10% or more of our outstanding Class A common stock).. There is no assurance that we will be able to meet such listing requirements or that our shares will trade on any national securities exchange.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision

A prospectus in electronic format may be made available on the website maintained by Boxlight Parent and Boxlight Parent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

69

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

This prospectus is not and under no circumstances is to be construed as a prospectus, advertisement or a public offering of the Class A common stock under Canadian securities laws. The Class A common stock offered hereunder have not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws. No securities commission or similar regulatory authority in Canada has reviewed this prospectus or in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the Class A common stock under this prospectus is only made to persons to whom it is lawful to offer the Class A common stock without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the Class A common stock sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the Class A common stock, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The Class A common stock may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

70

European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of Class A common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of Class A common stock has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of Boxlight Corporation or any underwriter for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Class A common stock shall result in a requirement for the publication by Boxlight Corporation of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq . of the General Regulation of the French Autorité des marchés financiers (“AMF”). The Class A common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the Class A common stock have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the Class A common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The Class A common stock have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The Class A common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such Class A common stock been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the Class A common stock being offered. Any resale in Israel, directly or indirectly, to the public of the Class A common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the Class A common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa , “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the Class A common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the Class A common stock or distribution of any offer document relating to the Class A common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the Class A common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such Class A common stock being declared null and void and in the liability of the entity transferring the Class A common stock for any damages suffered by the investors.

Japan

The Class A common stock have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the Class A common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires Class A common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of Class A common stock is conditional upon the execution of an agreement to that effect.

71

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The Class A common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the Class A common stock have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of Class A common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the Class A common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of Class A common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The Class A common stock may not be publicly offered in Switzerland and will not be listed on the NINE Swiss Exchange (“ NINE ”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the NINE Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the Class A common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the Class A common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the Class A common stock have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has Boxlight Corporation received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the Class A common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the Class A common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by Boxlight Corporation.

No offer or invitation to subscribe for Class A common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the Class A common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the Class A common stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the Class A common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to Boxlight Corporation.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

72

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is VStock Transfer, LLC, Woodmere, New York.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus has been passed upon for us by our counsel, Loeb & Loeb, LLP, New York, New York to which we will issue 231,152 shares of our Class A common stock upon consummation of this offering, as partial compensation for services rendered.

EXPERTS

The consolidated financial statements of Boxlight Corporation as of December 31, 2015 and 2014 and for each of the years then ended and the combined financial statements of Boxlight Inc., Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica Servicios, S.A. DE C.V. as of December 31, 2015 and 2014 and for each of the years then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the reports of GBH CPAs, PC, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting. The financial statements of Mimio LLC as of December 31, 2015 and 2014 and for each of the years then ended and for the two months ended December 31, 2015 included in this prospectus and in the Registration Statement have been so included in reliance on the report of Heaton & Company, PLLC, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

On December 16, 2015, we executed an agreement with our legal counsel, Loeb & Loeb LLP, pursuant to which we agreed to issue 231,152 shares of our Class A common stock as partial compensation for services rendered by Loeb & Loeb LLP in connection with this offering and make cash payments pursuant to an agreed upon payment arrangement over a period of twelve months in the amount of $650,000. The shares will be issued upon the consummation of this offering. Upon our timely payment of the cash component of compensation due and owing to Loeb as set forth in the agreement, Loeb will be obligated to return to us up to 207,864 shares of common stock for no further consideration and will continue to beneficially own 23,288 shares of our Class A common stock. If we fail to timely make the cash payments, Loeb would be entitled to keep all of the shares.

73

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares of Class A common stock being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the Class A common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We will be subject to the reporting and information requirements of the Exchange Act and, as a result, will file periodic and current reports, proxy statements and other information with the SEC. We expect to make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

74

75

76

77

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Boxlight Corporation

Atlanta, Georgia

We have audited the accompanying combined balance sheets of Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica Servicios, S.A. DE C.V. (together, the “Company”) as of December 31, 2015 and 2014 and the related combined statements of operations and comprehensive loss, changes in stockholder’s deficit and cash flows for each of the years then ended. Management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica Servicios, S.A. DE C.V. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica Servicios, S.A. DE C.V. will continue as going concerns. As discussed in Note 2 to the combined financial statements, Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica Servicios, S.A. DE C.V. have suffered recurring losses from operations and have a net capital deficit that raise substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome.

As discussed in Note 14 to the combined financial statements, the Company has restated its combined financial statements as of and for the years ended December 31, 2015 and 2014 for the deferred revenue from separately priced extended warranty. We audited the restatement adjustments described in Note 14 that were applied to restate the 2015 and 2014 combined financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
May 13, 2016, except for the effects of the restatements as to which the date is July 8, 2016

F-1

Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V.

and Boxlight Latinoamerica Servicios, S.A. DE C.V.

Combined Balance Sheets

As of December 31, 2015 and 2014

(Restated)

	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$207,636	$780,957
Accounts receivable – trade, net of allowances	1,538,947	1,906,151
Accounts receivable – related party	4,685	4,549
Inventories, net of reserves	5,932,797	4,376,861
Prepaid expenses and other current assets	313,809	275,796
Total current assets	7,997,874	7,344,314

Property and equipment, net of accumulated depreciation	147,665	103,902
Intangible asset	250,000	250,000
Other assets	6,073	7,530
Total assets	$8,401,612	$7,705,746

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$2,722,213	$498,190
Accounts payable and accrued expenses – related party	6,107,186	7,233,669
Deferred revenue – short-term	483,402	420,368
Other current liabilities	269,773	284,326
Total current liabilities	9,582,574	8,436,553

Deferred revenue – long-term	396,747	409,342
Total liabilities	9,979,321	8,845,895

Commitments and contingencies

Stockholder’s deficit:
Common stock, 101,000 shares authorized, 101,000 issued and outstanding	9,953	9,953
Additional paid-in capital	3,645,838	3,645,838
Accumulated deficit	(5,370,884)	(4,834,623)
Accumulated other comprehensive income – currency translation adjustments	137,384	38,683
Total stockholder’s deficit	(1,577,709)	(1,140,149)
Total liabilities and stockholder’s deficit	$8,401,612	$7,705,746

See accompanying notes to the combined financial statements.

F-2

Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V.

and Boxlight Latinoamerica Servicios, S.A. DE C.V.

Combined Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2015 and 2014

(Restated)

	2015	2014

Revenues	$12,074,740	$11,445,722
Cost of revenues	8,745,467	9,572,619
Gross profit	3,329,273	1,873,103

Operating expenses:
General and administrative	3,710,161	3,497,892
Depreciation and amortization	22,103	30,731
Total operating expenses	3,732,264	3,528,623

Loss from operations	(402,991)	(1,655,520)

Other expenses:
Interest expense	-	(623)
Other expense, net	(128,536)	(105,041)
Total other expenses	(128,536)	(105,664)

Loss before income taxes	(531,527)	(1,761,184)
Income tax expense	(4,734)	(2,936)

Net loss	$(536,261)	$(1,764,120)

Comprehensive loss:
Net loss	$(536,261)	$(1,764,120)
Other comprehensive income:
Foreign currency translation adjustments gain	98,701	59,677
Total comprehensive loss	$(437,560)	$(1,704,443)

See accompanying notes to the combined financial statements.

F-3

Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V.

and Boxlight Latinoamerica Servicios, S.A. DE C.V.

Combined Statement of Changes in Stockholder’s Deficit

For the Years Ended December 31, 2015 and 2014

(Restated)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive
	Shares	Amount	capital	deficit	income (loss)	Total

Balance at December 31, 2013	101,000	$9,953	$3,645,838	$(3,070,503)	$(20,994)	$564,294
Foreign currency translation adjustment	-	-	-	-	59,677	59,677
Net loss	-	-	-	(1,764,120)	-	(1,764,120)

Balance at December 31, 2014	101,000	9,953	3,645,838	(4,834,623)	38,683	(1,140,149)

Foreign currency translation adjustment	-	-	-	-	98,701	98,701
Net loss	-	-	-	(536,261)	-	(536,261)
Balance at December 31, 2015	101,000	$9,953	$3,645,838	$(5,370,884)	$137,384	$(1,577,709)

See accompanying notes to the combined financial statements.

F-4

Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V.

and Boxlight Latinoamerica Servicios, S.A. DE C.V.

Combined Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

(Restated)

	2015	2014

Cash flows from operating activities:
Net loss	$(536,261)	$(1,764,120)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Reserve for obsolete inventory	188,915	92,736
Bad debt expense	632,376	722,408
Allowance for sales return	47,470	96,722
Depreciation and amortization	22,103	30,731
Changes in operating assets and liabilities:
Accounts receivable – trade	(359,784)	(899,491)
Accounts receivable – related party	(136)	607
Inventories	(1,794,406)	(1,131,405)
Prepaid expenses and other current assets	(56,864)	(43,397)
Accounts payable and accrued expenses	2,220,032	153,015
Accounts payable and accrued expenses – related party	(1,124,496)	2,724,998
Deferred revenue	50,439	282,565
Other short-term liabilities	(10,291)	(35,014)
Other liabilities	-	(5,091)
Net cash provided by (used in) operating activities	(720,903)	225,264

Cash flows from investing activities:
Payments for purchase of property and equipment	(63,216)	(9,160)
Proceeds from sale of property and equipment	401	2,143
Payments for purchase of other assets	(7)	(673)
Net cash used in investing activities	(62,822)	(7,690)

Effect of currency exchange rates	210,404	142,026

Net increase (decrease) in cash and cash equivalents	(573,321)	359,600
Cash and cash equivalents, beginning of year	780,957	421,357

Cash and cash equivalents, end of year	$207,636	$780,957

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-
Cash paid for income taxes	$2,899	$33,286

Non-cash investing and financing activities:
Payable incurred for purchase of property and equipment	$10,000	$37,000

See accompanying notes to the combined financial statements.

F-5

Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V.

and Boxlight Latinoamerica Servicios, S.A. DE C.V.

Notes to Combined Financial Statements

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

THE COMPANY

Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. (“BLA”) and Boxlight Latinoamerica Servicios, S.A. DE C.V. (“BLS”) (together, the “Company”) were incorporated on July 11, 2009, October 17, 2002 and October 17, 2002, respectively. Boxlight, Inc. maintains its headquarters in Atlanta, Georgia and BLA and BLS maintain their headquarters in Mexico City, Mexico. The Company is involved principally in the distribution of interactive projectors and integrated solutions that enhance learning and enable people to collaborate with each other in innovative and effective ways.

The Company is wholly owned by Everest Display Inc., a manufacturing company in Taiwan. In May 2016, Everest Display Inc. agreed to sell all of its ownership in the Company to Boxlight Corporation, a company incorporated in the State of Nevada. See Note 12.

BASIS OF PRESENTATION AND PRINCIPLES OF COMBINATION

The combined financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. The combined financial statements include the accounts of Boxlight, Inc., BLA and BLS. Transactions and balances among Boxlight Inc., BLA and BLS have been eliminated.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include estimates of loss contingencies, including legal risks and exposures, product warranties, product life cycles, and product returns. Actual results and outcomes may differ from management’s estimates and assumptions.

FOREIGN CURRENCIES

Boxlight, Inc.’s functional currency is the U.S. Dollar. BLA and BLS’s functional currency is the Mexican Peso. The Company translates their financial statements from their functional currencies into the U.S. dollar.

An entity’s functional currency is the currency of the primary economic environment in which it operates and is generally the currency in which the business generates and expends cash. BLA and BLS, whose functional currency is Mexican Peso, translate their assets and liabilities into U.S. dollars at the exchange rates in effect as of the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average exchange rates for the year. Translation adjustments are included in accumulated other comprehensive income (loss), a separate component of equity (deficit). Foreign exchange gains and losses included in net income result from foreign exchange fluctuations on transactions denominated in a currency other than an entity’s functional currency.

The Company enters into transactions that are denominated in currencies other than its functional currency. At each balance sheet date, we translate these asset or liability accounts to our functional currency and record unrealized transaction gains or losses. When these assets or liabilities settle, we record realized transaction gains or losses. These realized and unrealized gains or losses are included in the accompanying combined statements of operations and comprehensive loss under the caption, “Other expenses”.

F-6

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company maintains cash balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits of $250,000 for banks located in the U.S. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any rick of loss on its cash bank accounts.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

INVENTORIES

Inventories are stated at the lower of cost or net realizable value and mainly consisted of spare parts and finished goods. Inventories are primarily determined using specific identification method and the cost includes materials and other costs related to the purchase of inventories.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated life of the asset or the lease term. Repairs and maintenance are charged to expense as incurred.

LONG LIVED ASSETS

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

INTANGIBLE ASSETS

The Company’s intangible assets are made up of a trademark acquired. Trademark has an indefinite life and is not subject to amortization.

The Company evaluates the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No material impairments of intangible assets have been identified during any of the periods presented.

DEFERRED REVENUE

Deferred revenue represents amounts collected for extended warranty separately priced. The Company recognizes revenue from extended warranty contract using straight-line method over term of the contract (estimated life of product) which is three years.

F-7

REVENUE RECOGNITION

Revenue is comprised of product revenue, net of sales returns, and extended warranty revenue. Revenue is derived from the sale of projectors, as well as the related accessories. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Evidence of an arrangement consists of an order from its distributors, resellers or end users.

The Company’s standard terms and conditions of sale do not allow for product returns and it generally does not allow product returns other than under warranty. However, the Company grants limited rights to return product for certain large retailers and distributors. Estimates of expected future product returns are recognized at the time of sale based on analyses of historical return trends. Upon recognition, the Company reduces revenue and cost of sales for the estimated return. Return rates can fluctuate over time, are sufficiently predictable to allow the Company to estimate expected future product returns.

The Company generally provides 36 to 60 months warranty coverage on all of its products except when sold through a “Premier Education Partner” or sold to schools where the Company provides a 48 to 60 months warranty. The Company’s warranty provides for repair or replacement of the associated products during the warranty period. The Company establishes a liability for estimated product warranty costs at the time product revenue is recognized, if the liability is expected to be material. The warranty obligation is affected by product failure rates and the related use of materials, labor costs and freight incurred in correcting any product failure. Should actual product failure rates, use of materials, or other costs differ from the Company’s estimates, additional warranty liabilities could be required, which would reduce its gross profit.

The Company offers sales incentives where the Company offers discounted products delivered by the Company to its resellers and distributors that are redeemable only if the resellers and distributors complete specified cumulative levels of revenue agreed to and written into their reseller and distributor agreements through an executed addendum. The resellers and distributors have to submit a request for the discounted products and cannot redeem additional discounts within 180 days from the date of the discount given on like products. The value of the award products as compared to the value of the transactions necessary to earn the award is generally insignificant in relation to the value of the transactions necessary to earn the award. The Company estimates and records the cost of the products related to the incentive as marketing expense based on analyses of historical data. For the years ended December 31, 2015 and 2014, the amount for such incentive were $0 and $32,143, respectively.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

SUBSEQUENT EVENTS

The Company evaluated all transactions from December 31, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

F-8

In February 2016, FASB issued ASU No. 2016-02 “Leases” (topic 842), which creates new accounting and reporting guidelines for leasing arrangements. The new guidance requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. The new standard is to be applied using a modified retrospective approach. The Company is currently evaluating the impact of the new pronouncement on its financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” The new guidance provides new criteria for recognizing revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. The new guidance requires expanded disclosures to provide greater insight into both revenue that has been recognized and revenue that is expected to be recognized in the future from existing contracts. Quantitative and qualitative information will be provided about the significant judgments and changes in those judgments that management made to determine the revenue that is recorded. This accounting standard update, as amended, will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. Early adoption is permitted, but no earlier than fiscal 2017. The Company is currently assessing the provisions of the guidance and has not determined the impact of the adoption of this guidance on its consolidated financial statements.

NOTE 2 – GOING CONCERN

The Company had suffered recurring losses from operations and has a net capital deficit that raise substantial doubt about its ability to continue as a going concern. The Company’s management is in the final stages of obtaining an asset based lending facility to provide necessary working capital. Management believes this will provide sufficient funds to enable the Company to continue as a going concern.. To the extent that funds provided by facility are insufficient or if the Company is not able to obtain the facility, the Company will have to raise additional working capital through other sources.

As a result of the above discussed conditions, there exists substantial doubt about the Company’s ability to continue as a going concern. The financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should it be determined that we are unable to continue as a going concern.

NOTE 3 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents held by the Company at December 31, 2015 and 2014 are summarized as follows:

	December 31, 2015	December 31, 2014

U.S. Dollars	$199,715	$770,372
Mexican Peso	7,921	10,585
Total	$207,636	$780,957

F-9

NOTE 4 – ACCOUNTS RECEIVABLE - TRADE

Accounts receivable consisted of the following at December 31, 2015 and 2014:

	December 31, 2015	December 31, 2014

Accounts receivable - trade	$3,177,850	$2,910,340
Allowance for doubtful accounts	(1,494,711)	(907,467)
Allowance for sales returns	(144,192)	(96,722)

Accounts receivable - trade, net of allowances	$1,538,947	$1,906,151

NOTE 5 – INVENTORIES

Inventories consisted of the following at December 31, 2015 and 2014:

	December 31, 2015	December 31, 2014

Finished goods	$6,217,138	$4,485,386
Reserves for obsolete inventory	(284,341)	(108,525)

Inventories, net	$5,932,797	$4,376,861

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2015 and 2014:

	Useful lives	December 31, 2015	December 31, 2014

Leasehold improvements	9-10 years	$63,563	$59,140
Office equipment	3-5 years	250,823	214,275
Other equipment	5 years	103,318	91,029

Property and equipment, at cost		417,704	364,444
Accumulated depreciation		(270,039)	(260,542)

Property and equipment, net		$147,665	$103,902

Depreciation and amortization expense for the years ended December 31, 2015 and 2014 are summarized as follows:

	2015	2014

Depreciation	$22,103	$22,803
Amortization of intangible assets	-	7,928

Total	$22,103	$30,731

F-10

NOTE 7 – DEFERRED REVENUE

Deferred revenue consisted of the following at December 31, 2015 and 2014:

	December 31, 2015	December 31, 2014

Balance, beginning	$829,710	$547,145
Additions	576,915	678,119
Amortization	(526,476)	(395,554)
Balance, ending	880,149	829,710

Deferred revenue – short-term	483,402	420,368
Deferred revenue – long-term	$396,747	$409,342

NOTE 8 – INCOME TAXES

The Company operates in the United States and Mexico. Income taxes have been provided based upon the tax laws and rates of the countries in which operations are conducted and income is earned. The components of the income tax provision for each of the periods presented below are as follows:

	2015	2014

United States	$-	$-
Mexico	4,734	2,936

Total	$4,734	$2,936

The statutory tax rate for Boxlight Inc. is 35%. The statutory tax rate for BLA and BLS is 30%. The items accounting for the difference between income taxes computed at the statutory rate and the provision for income taxes consist of the following:

	2015	2014

Computed income tax benefit at statutory tax rate	33%	33%
Nondeductible expenses	(3%)	(1%)
Changes in allowance on deferred tax assets	(31%)	(32%)

Total income tax expense	(1%)	-

F-11

Deferred income taxes are provided to reflect temporary differences in the basis of net assets for income tax and financial reporting purposes. The tax-effected temporary differences and tax loss carryforwards which comprise deferred taxes assets are as follows:

	2015	2014

Inventory write-downs	$77,200	$31,368
Allowance for doubtful accounts and returns	564,529	346,987
Depreciation	16,368	16,330
Deferred revenue	308,052	290,399
Others	183,909	165,204
Net operating loss carryforwards	785,907	800,570
Total deferred tax assets	1,935,965	1,650,858
Valuation allowance	(1,935,965)	(1,650,858)

Deferred tax assets, net	$-	$-

As of December 31, 2015, the Company had income tax net operating loss carryforward of approximately $2.4 million that expires from 2017 to 2035 as follows:

Year Expire	Amount
2017	$18,683
2018	34,794
2019	74,618
2020	23,210
2021 and after	2,212,624
Total	2,363,929

The value of these carryforwards depends on the Company’s ability to general taxable income. Because tax laws limit the time during which the net operating loss carryforwards may be applied against future taxes, if we fail to general taxable income prior to the expiration dates we may not be able to fully utilize the net operating loss carryforwards to reduce future income taxes. The Company have had cumulative losses and there is no assurance of future taxable income, therefore, valuation allowance have been recorded to fully offset the deferred tax asset at December 31, 2015 and 2014.

The following are the major tax jurisdictions in which the Company operates and the earliest tax year that is subject to examination:

Jurisdiction	Tax Year
United States	2012
Mexico	2015

NOTE 9 – EQUITY

Common stock consisted of the following at December 31, 2015 and 2014:

	Common Stock		Additional
	Shares	Amount	Paid-In Capital
Boxlight, Inc. ($0.001 par value)	1,000	$1	$3,645,838
BLA (approximately $0.10 par value)	50,000	4,976	-
BLS (approximately $0.10 par value)	50,000	4,976	-
Total	101,000	$9,953	$3,645,838

F-12

NOTE 10 – RELATED PARTY TRANSACTIONS

Everest Display Inc. is a major supplier to the Company. For the years ended December 31, 2015 and 2014, the Company had purchases of $5,784,437 and $8,167,308, respectively, from Everest Display Inc., which accounted for 51% and 77% of the Company purchases. As of December 31, 2015 and 2014, the Company had accounts payable of $6,107,186 and $7,233,669, respectively, to Everest Display Inc.

NOTE 11 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company sold a substantial portion of products to one customer (23% and 21%) in 2015 and 2014. As of December 31, 2015 and 2014, amount due from this customer included in accounts receivable was $30,838 and $266,856, respectively. The loss of the significant customer or the failure to attract new customers could have a material adverse effect on our business, results of operations and financial condition.

The Company purchased a substantial portion of materials from a third party vendor (26%) in 2015. As of December 31, 2015, amounts due to the vendors included in accounts payable was $1,995,353. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

NOTE 12 – COMMITMENT AND CONTINGENCIES

Trademark

On April 16, 2009, Boxlight Inc. entered into a trademark license agreement with Herbert H. Myers whereby Boxlight Inc. agreed to pay Mr. Myers 15% of the quarterly net income of Boxlight. This payment shall continue until $1,250,000 is paid, upon which, the license fee shall drop to 10%. Upon reaching the aggregate sum of $2,500,000 or 10 years of licensing, whichever comes first, the trademark will be sold to Boxlight for $1. Through the period ended December 31, 2014, the Company has paid $32,580 related to this agreement.

In October 2014, Boxlight Inc. entered into an amendment to the trademark license agreement with Mr. Myers, where Mr. Myers agreed to sell the trademark at $250,000. Payment would be made through the issuance of shares of Boxlight Corporation, a third party, by dividing $250,000 by the initial price per share of shares of Boxlight Corporation’s common stock sold in the initial public offering of Boxlight Corporation on the date the registration statement is declared effective by the Securities and Exchange Communion. Trademark cost of $250,000 is included in the accompanying combined balance sheets under the caption, “Intangibles”, with the correspondent liability included under the caption “other current liabilities”.

Operating leases

The Company has operating leases for its plant and office space. Future minimum lease payments of the Company’s operating lease during the years subsequent to December 31, 2015 are as follows:

Year ending December 31,	Amount
2016	$204,396
2017	241,758
2018	249,011
2019	105,029
Net Minimum Lease Payments	$800,194

Rent expense under operating leases was $251,742 and $296,884 for the years ended December 31, 2015 and 2014, respectively.

F-13

NOTE 13 – SUBSEQUENT EVENTS

Acquisition by Boxlight Corporation

On May 10, 2016, Everest Display Inc. entered into a Share Purchase Agreement with Boxlight Corporation. Under the terms of the agreement, Boxlight Corporation will acquire 100% of the Company at a purchase price of $5,400,000 paid by delivery of 270,000 shares of Boxlight Corporation’s Series C Preferred Stock. Upon completion of a liquidity event, as defined in the agreement, the Series C Preferred Stock shall automatically convert into that number of shares of Boxlight Corporation’s Class A common stock equal to 20.575% of Boxlight Corporation’s fully diluted common stock that has a market value of no less than $8,228,000 and 2) 1.646% of Boxlight Corporation’s fully diluted common stock. The closing of this agreement will take place following the repayment of $1,000,000 of the Company’s payable to Everest Display Inc. Boxlight Corporation also agreed to repay additional $1,500,000 using the net proceeds raised from Boxlight Corporation’s initial public offering or other liquidity events or in six monthly installments following the payment of the $1,000,000.

NOTE 14 – RESTATEMENT

Subsequent to the issuance of the Company’s combined financial statements for the years ended December 31, 2015 and 2014 on May 13, 2016, the Company realized that the revenue from separately priced extended warranties was incorrectly accounted for when the projectors were delivered. Revenues from such transactions recorded less than 5% of the Company’s combined revenues but had a material impact on the balances of liabilities and the accumulated deficit. The Company increased its liabilities and accumulated deficit at December 31, 2015 and 2014 by $880,149 and $829,710, respectively. The Company also adjusted revenues for the years ended December 31, 2015 and 2014 by $50,439 and $282,565, respectively.

Following is a summary of the restatement changes made to the combined financial statements previously issued as of and for the years ended December 31, 2015 and 2014:

	Originally Reported		Restatement		As Restated
	2015	2014	2015	2014	2015	2014
Combined balance sheets
Deferred revenue – short-term	$-	$-	$483,402	$420,368	$483,402	$420,368
Deferred revenue – long-term	-	-	396,747	409,342	396,747	409,342
Accumulated deficit	(4,490,735)	(4,004,913)	(880,149)	(829,710)	(5,370,884)	(4,834,623)

Combined Statement of Operations and Comprehensive Income (Loss):
Revenues	$12,125,179	$11,728,287	$(50,439)	$(282,565)	$12,074,740	$11,445,722
Gross profit	3,379,712	2,155,668	(50,439)	(282,565)	3,329,273	1,873,103
Net loss	(485,822)	(1,481,555)	(50,439)	(282,565)	(536,261)	(1,764,120)
Total comprehensive loss	(387,121)	(1,421,878)	(50,439)	(282,565)	(437,560)	(1,704,443)

Combined Statement of Changes in Stockholder’s Deficit:
Net loss	$(485,822)	$(1,481,555)	$(50,439)	$(282,565)	$(536,261)	$(1,764,120)

Combined Statements of Cash Flows
Net loss	$(485,822)	$(1,481,555)	$(50,439)	$(282,565)	$(536,261)	$(1,764,120)
Deferred revenue - short-term	-	-	63,034	131,462	63,034	131,462
Deferred revenue - long-term	-	-	(12,595)	151,103	(12,595)	151,103

F-14

Heaton & Company, PLLC

Kristofer Heaton, CPA William R. Denney, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Members of

Mimio LLC

We have audited the accompanying balance sheet of Mimio LLC (the Company) as of December 31, 2015, and the related statement of operations, changes in members’ capital and cash flows for the two month period ended December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mimio LLC as of December 31, 2015, and the results of its operations and its cash flows for the two month period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ Heaton & Company, PLLC Farmington, Utah October 8, 2016

240 N. East Promontory Suite 200
Farmington, Utah 84025
(T) 801.218.3523

heatoncpas.com

F-15

Mimio LLC

Balance Sheet

As of December 31, 2015

2015

ASSETS
Current asset:
Cash and cash equivalents	$990,413
Accounts receivable – trade, net of allowance for doubtful accounts	954,781
Inventories, net of reserves	3,416,685
Prepaid expenses and other current assets	311,373
Total current assets	5,673,252

Property, plant and equipment, net of accumulated depreciation	-
Total assets	$5,673,252

LIABILITIES AND MEMBERS’ CAPITAL

Current liabilities:
Accounts payable and accrued expenses	$2,905,513
Total current liabilities	$2,905,513

Equity
Members’ capital	2,767,739
Total members’ capital	2,767,739
Total Liabilities and Members’ Capital	$5,673,252

The accompanying notes are an integral part of these financial statements.

F-16

Mimio LLC

Statement of Operations

For the Two Months Ended December 31, 2015

2015

Revenues	$1,858,175
Cost of Revenues	1,128,679
Gross Profit	729,496

Operating Expense:
Sales and Marketing	495,667
General and administrative	346,864
Research and Development	208,161
Total Operating Expense	1,050,692

Profit (Loss) from operations	(321,196)

Other Income (expense)
Other income (expense)	(111,412)
Total other Income	(111,412)

Net profit (loss)	$(432,608)

The accompanying notes are an integral part of these financial statements.

F-17

Mimio LLC

Statements of Cash Flows

For the Two Months Ended December 31, 2015

2015

Cash flows from operating activities:
Net loss	$(432,608)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	1,390,408
Inventory	416,964
Other current assets	179,257
Accounts payable and accrued expenses	(571,981)
Net cash provided by operating activities	982,040

Net increase in cash	982,040

Cash and cash equivalents, beginning of the period	8,373

Cash and cash equivalents, end of the period	$990,413

Supplemental cash flows disclosures:

Interest paid	$-
Taxes paid	$-

The accompanying notes are an integral part of these financial statements.

F-18

Mimio LLC

Statement of Changes in Members’ Capital

For the 2 Months Ended December 31, 2015

Members’ Capital

Balance at October 31, 2015	$3,435,854
Net loss	(432,608)

Balance at December 31, 2015	$3,003,246

The accompanying notes are an integral part of these financial statements.

F-19

Mimio LLC

Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

THE COMPANY

Mimio LLC (the “Company”, “Mimio”) was formed in Delaware on July 1, 2013 upon sale of the assets of the Mimio business unit by Newell Rubbermaid to Skyview Capital, a private equity firm based in Los Angeles California. Mimio maintains its headquarters in Boston, Massachusetts. Mimio originated as Virtual Ink, Corporation in 1997, and its assets sold to Newell Rubbermaid in 2006. Mimio designs, develops and sells interactive classroom technology products, much of which the Company owns design and performance patents, and are manufactured by a contract manufacturer (CM) in Shenzhen, China. The Company also purchases and sells other non-proprietary products such as classroom projectors and flat panel displays on an OEM basis from manufacturers in China and Taiwan. The primary market for the Company’s products is classrooms K-12. All of the products are integrated in the classroom through the Company’s award winning operating software “Mimio Studio.” The Company’s products are distributed globally through a network of value added resellers (VAR’s) in the U.S. and Canada, and through master distributors in the rest of the world. Currently, sales to the VAR network in the U.S. and Canada account for 81% of total sales.

BASIS OF PRESENTATION

The financial statements and accompanying notes are prepared in accordance generally accepted accounting principles in the United States of America.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include allowance for doubtful accounts, allowance for obsolete inventories, and product warranties. Actual results and outcomes may differ from management’s estimates and assumptions.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company maintains cash balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits of $250,000 for banks located in the US. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any rick of loss on its cash bank accounts.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. As of December 31, 2015, there were allowances for doubtful accounts of $81,243.

INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Virtually all of the inventories are finished goods and its cost is determined using the FIFO cost method. Cost includes direct (FOB) cost from the CM or OEM, plus material overhead related to the purchase, inbound freight and import duty costs.

The Company continuously reviews its inventory levels to identify excess and obsolete (E&O) items and will reserve as necessary. The reserve mostly includes obsolete items that while still available for sale, have been replaced by newer products. Obsolete items are 100% reserved. As of December 31, 2015 there were allowances for excess and obsolescence of $430,318.

F-20

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the estimated life of the asset. Repairs and maintenance are charged to expense as incurred. All of the Company’s fixed assets are manufacturing tools and fixtures located at the CM factory in China and have been fully depreciated.

REVENUE RECOGNITION

Revenue is comprised of product revenue, net of sales returns, co-operative advertising credits, early payment discounts, and special incentive payments (SPIFF) paid to VAR sales reps. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Evidence of an arrangement consists of a purchase order from its distributors or resellers.

The Company’s standard terms and conditions of sale do not allow for product returns and it generally does not allow product returns other than under warranty. However, the Company on a case by case basis will grant exceptions, mostly “buyer’s remorse” where the VAR’s end user customer either did not understand what they were ordering, or determined that the product did not meet their needs. As a result, and considering that actual returns approximate 0.1% of invoiced sales, the Company does not record a return reserve.

The Company generally provides 24 to 60 months warranty coverage on all of its products. Standard warranty period is 24 months, which can be extended to 60 months upon the end user “registering” their device on-line. The Company’s warranty provides for repair or replacement of the associated products during the warranty period. The Company does not record warranty cost upon sale, and instead conducts a quarterly review of the warranty liability reserve, and based on historical cost-to-trailing- revenue history, will adjust up or down the warranty liability, with the offset to this adjustment posted to cost of revenue.

SHIPPING AND HANDLING

The Company records shipping and handling expense, and shipping and handling costs billed to customers in Cost of Revenues.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed as incurred and consists primarily of personnel related costs, prototype and sample costs, design costs, and global product certifications mostly for wireless certifications.

INCOME TAXES

The Company is taxed as a limited liability company under the Internal Revenue Code. The income of the Company flows through to the members to be taxed at the member level rather than the corporate level. Accordingly, the Company has no tax liability.

Management has evaluated the Company’s tax positions under the Financial Accounting Standards Board issued guidance on accounting for uncertainty in income taxes and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

SUBSEQUENT EVENTS

The Company has evaluated all transactions from December 31, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

F-21

NOTE 2 – REORGANIZATION

On November 4, 2015 100% of the membership interest of the Company was acquired by VC2 Partners, LLC and Mim Holdings. The aggregate purchase price for the membership interest is through a 6% promissory note in the amount of $3,425,000 secured by the assets of the Company. The promissory note was due in full at July 3, 2016 and interest is accrued on an annual basis and paid quarterly in arrears 90 days after the date of the note.

Effective April 1, 2016, 100% of the Company’s membership interest was acquired by Boxlight Corporation from Mim Holdings, Inc., a Delaware corporation, in exchange for a 4% $2,000,000 unsecured promissory note due March 31, 2019, and the assumption of an original 6% $3,425,000 senior secured note of Mim Holdings due July 3, 2016 that was payable to Skyview Capital, LLC (“the Skyview Note”).

Subsequently on July 5, 2016 the Skyview Note was amended and restated as a $3,960,508 principal amount installment note with $2,500,000 due September 29, 2016 and the remaining balance of $1,460,508 plus accrued interest due on December 15, 2016. On September 29, 2016 the payment of $2,500,000 was made.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases office space under a non-cancelable lease agreement. The lease provides that the Company pay only a monthly rental and is not responsible for taxes, insurance or maintenance expenses related to the property. A previous lease agreement for office space at over twice the square footage than the current space expired in 2015. Future minimum lease payments of the Company’s operating lease during the years subsequent to December 31, 2015 are as follows:

2016	$136,750
2017	136,750
Net Minimum Lease Payments	$273,500

Rent expense under operating leases was $97,821 for the two months ended December 31, 2015.

NOTE 4 – INVENTORIES

Inventories consisted of the following at December 31, 2015:

December 31, 2015

Finished goods	$3,847,003
Reserves for inventory obsoletes	(430,318)

Inventories, net	$3,416,685

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2015:

December 31, 2015

Manufacturing fixtures and equipment	$1,422,396
Accumulated depreciation	(1,422,396)

Property, plant and equipment, net	$-

F-22

NOTE 6 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

In the two months ended December 31, 2015, one customer accounted for 33% of the revenue. This sale was a one-time transaction and there is no expectation of future sales to this customer. The sale was paid in full by the customer during the two-month period and no amounts of this are included in accounts receivable.

The Company purchased a substantial portion of materials from one vendors, 86% for the two months ended December 31, 2015 As of December 31, 2015, amounts due to this vendor included in accounts payable was $924,669. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

NOTE 7 – SUBSEQUENT EVENTS

On March 31, 2016 100% of the Company’s membership interest was acquired by Boxlight Corporation, a Nevada corporation, from Mim Holdings, Inc. (“Mim Holdings”) The purchase price was the sum of a $2,000,000 unsecured promissory note and the assumption of a 6% $3,425,000 note due to Skyview Capital, LLC (“Skyview”), a Delaware limited liability company and former equity owner of the Company, dated November 4, 2015 and due on July 4, 2016 (“Skyview Note”). Interest is calculated on an annual basis and payable quarterly in arrears, commencing 90 days following the issuance date.

On July 5, 2016, Skyview, Boxlight Corporation and Mim Holdings entered into an amendment, effective as of June 30, 2016, to the original Mimio purchase agreement. Under the terms of the amendment:

●	The total amount due to Skyview for the purchase of the Company’s equity interest was increased to $3,660,508 (to include $235,508 of certain related party obligations owed by Mimio to Skyview) and the Skyview Note was amended and restated as $3,660,508 principal amount installment note;

●	A total of $2,200,000 of the principal amount of the restated Skyview Note is due and payable on the earlier of August 3, 2016 or the closing of a senior secured asset based loan from a third party lender, and the unpaid principal balance is due on November 3, 2016;

●	Skyview agreed to subordinate its lien and security interest on the Company’s assets and right to payment of the final installment of the restated Skyview Note to the priority lien and security interest of Boxlight Corporation’s senior secured asset based lender; and

●	The restated Skyview Note is now guaranteed by Boxlight Corporation, Mim Holdings and VC2 Partners LLC, the former owner of Mim Holdings.

On August 1, 2016 Skyview, Boxlight Corporation and Mim Holdings entered into a second amendment, effective August 3, 2016, to the original Mimio purchase agreement. Under the terms of the amendment:

●	The total amount due to Skyview for the purchase of the Company’s equity interest was increased to $4,010,508 which includes $50,000 in cash, and the Skyview Note was amended and restated as $3,960,508 principal amount installment note;

●	A total of $2,500,000 of the principal amount of the restated Skyview Note is due and payable on the earlier of September 30, 2016 or the closing of a senior secured asset based loan from a third party lender, and the $1,460,508 unpaid principal balance is due on December 15, 2016;

●	Skyview agreed to subordinate its lien and security interest on the Mimio assets and right to payment of the final installment of the restated Skyview Note to the priority lien and security interest of Boxlight Corporation’s senior secured asset based lender; and

●	The restated Skyview Note is now guaranteed by Boxlight Corporation, Mim Holdings, VC2 Partners LLC, the former owner of Mim Holdings, and Vert Capital Corp.

F-23

Heaton & Company, PLLC

Kristofer Heaton, CPA William R. Denney, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Members of

Mimio LLC

We have audited the accompanying balance sheets of Mimio LLC (the Company) as of December 31, 2015 and 2014, and the related statements of operations, changes in members’ capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mimio LLC as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the financial statements, the Company has restated its financial statements as of and for the year ended December 31, 2015 for over accrual of certain operating expenses.

240 N. East Promontory Suite 200	/s/ Heaton & Company, PLLC Farmington, Utah
Farmington, Utah 84025	May 13, 2016, except for the effects of the matters described in Note 9 as to which the date is
(T) 801.218.3523	October 11, 2016.

heatoncpas.com

F-24

Mimio LLC

Balance Sheets

As of December 31, 2015 and 2014

	2015	2014
	(Restated)
ASSETS
Current asset:
Cash and cash equivalents	$990,413	$1,597,110
Accounts receivable – trade, net of allowance for doubtful accounts	954,781	4,570,996
Inventories, net of reserves	3,416,685	1,705,250
Prepaid expenses and other current assets	311,373	277,111
Total current assets	5,673,252	8,150,467

Property, plant and equipment, net of accumulated depreciation	-	-
Total assets	$5,673,252	$8,150,467

LIABILITIES AND MEMBERS’ CAPITAL

Current liabilities:
Accounts payable and accrued expenses	$2,905,513	$2,916,654
Total current liabilities	$2,905,513	$2,916,654

Equity
Members’ capital	2,767,739	5,233,813
Total members’ capital	2,767,739	5,233,813
Total Liabilities and Members’ Capital	$5,673,252	$8,150,467

The accompanying notes are an integral part of these financial statements.

F-25

Mimio LLC

Statement of Operations

For the Years Ended December 31, 2015 and 2014

	2015	2014
	(Restated)
Revenues	$14,298,752	$21,841,037
Cost of Revenues	7,183,538	8,769,057
Gross Profit	7,115,214	13,071,980

Operating Expense:
Sales and Marketing	3,042,799	3,971,680
General and administrative	2,687,085	3,169,427
Research and Development	1,813,541	2,197,586
Total Operating Expense	7,543,425	9,338,693

Profit (Loss) from operations	(428,211)	3,733,287

Other Income (expense)
Other income (expense)	33,004	119,452
Gain on sale of business unit, net of goodwill	-	155,000
Total other Income	33,004	274,452

Net profit (loss)	$(395,207)	$4,007,739

The accompanying notes are an integral part of these financial statements.

F-26

Mimio LLC

Statements of Cash Flows

For the Years ended December 31, 2015 and 2014

	2015	2014
	(Restated)
Cash flows from operating activities:
Net profit (loss)	$(395,207)	4,007,739
Adjustments to reconcile net profit (loss) to net cash used in operating activities:
Provision for doubtful accounts	72,280	(354,674)
Gain on sale of business unit	-	(155,000)
Changes in operating assets and liabilities:
Accounts receivable	3,543,935	(1,316,198)
Inventory	(1,711,435)	2,649,052
Other current assets	(34,262)	(25,618)
Other assets	-	-
Accounts payable and accrued expenses	(11,141)	(1,034,676)
Net cash provided by operating activities	1,464,170	3,770,625

Cash flows from financing activities:
Member distributions	(2,070,867)	(7,157,932)
Proceeds received from business sold	-	3,600,000
Net cash provided by (used in) financing activities	(2,070,867)	(3,557,932)

Net increase (decrease) in cash	(606,697)	212,693

Cash and cash equivalents, beginning of the period	1,597,110	1,384,417

Cash and cash equivalents, end of the period	$990,413	$1,597,110

Supplemental cash flows disclosures:

Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-27

Mimio LLC

Statement of Changes in Members’ Capital

For the Years Ended December 31, 2015 and 2014

(Restated)

Members’
Capital

Balance at December 31, 2013	$8,384,006

Member distributions	(7,157,932)
Net income	4,007,739

Balance at December 31, 2014	$5,233,813
Member distributions	(2,070,867)
Net loss	(395,207)

Balance at December 31, 2015	$2,767,739

The accompanying notes are an integral part of these financial statements.

F-28

Mimio LLC

Notes to Consolidated Financial Statements

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

THE COMPANY

Mimio LLC (the “Company”, “Mimio”) was formed in Delaware on July 1, 2013 upon sale of the assets of the Mimio business unit by Newell Rubbermaid to Skyview Capital, a private equity firm based in Los Angeles California. Mimio maintains its headquarters in Boston, Massachusetts. Mimio originated as Virtual Ink, Corporation in 1997, and its assets sold to Newell Rubbermaid in 2006. Mimio designs, develops and sells interactive classroom technology products, much of which the Company owns design and performance patents, and are manufactured by a contract manufacturer (CM) in Shenzhen, China. The Company also purchases and sells other non-proprietary products such as classroom projectors and flat panel displays on an OEM basis from manufacturers in China and Taiwan. The primary market for the Company’s products is classrooms K-12. All of the products are integrated in the classroom through the Company’s award winning operating software “Mimio Studio.” The Company’s products are distributed globally through a network of value added resellers (VAR’s) in the U.S. and Canada, and through master distributors in the rest of the world. Currently, sales to the VAR network in the U.S. and Canada account for 81% of total sales.

BASIS OF PRESENTATION

The financial statements and accompanying notes are prepared in accordance generally accepted accounting principles in the United States of America.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include allowance for doubtful accounts, allowance for obsolete inventories, and product warranties. Actual results and outcomes may differ from management’s estimates and assumptions.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company maintains cash balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits of $250,000 for banks located in the US. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any rick of loss on its cash bank accounts.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. As of December 31, 2015 and 2014, there were allowances for doubtful accounts of $81,243 and $1,044,819, respectively.

INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Virtually all of the inventories are finished goods and its cost is determined using the FIFO cost method. Cost includes direct (FOB) cost from the CM or OEM, plus material overhead related to the purchase, inbound freight and import duty costs.

The Company continuously reviews its inventory levels to identify excess and obsolete (E&O) items and will reserve as necessary. The reserve mostly includes obsolete items that while still available for sale, have been replaced by newer products. Obsolete items are 100% reserved. As of December 31, 2015 and 2014, there were allowances for excess and obsolescence of $430,318 for each period.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the estimated life of the asset. Repairs and maintenance are charged to expense as incurred. All of the Company’s fixed assets are manufacturing tools and fixtures located at the CM factory in China and have been fully depreciated.

F-29

REVENUE RECOGNITION

Revenue is comprised of product revenue, net of sales returns, co-operative advertising credits, early payment discounts, and special incentive payments (SPIFF) paid to VAR sales reps. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Evidence of an arrangements consists of a purchase order from its distributors or resellers.

The Company’s standard terms and conditions of sale do not allow for product returns and it generally does not allow product returns other than under warranty. However, the Company on a case by case basis will grant exceptions, mostly “buyer’s remorse” where the VAR’s end user customer either did not understand what they were ordering, or determined that the product did not meet their needs. As a result, and considering that actual returns approximate 0.1% of invoiced sales, the Company does not record a return reserve.

The Company generally provides 24 to 60 months warranty coverage on all of its products. Standard warranty period is 24 months, which can be extended to 60 months upon the end user “registering” their device on-line. The Company’s warranty provides for repair or replacement of the associated products during the warranty period. The Company does not record warranty cost upon sale, and instead conducts a quarterly review of the warranty liability reserve, and based on historical cost-to-trailing- revenue history, will adjust up or down the warranty liability, with the offset to this adjustment posted to cost of revenue.

SHIPPING AND HANDLING

The Company records shipping and handling expense, and shipping and handling costs billed to customers in Cost of Revenues.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed as incurred and consists primarily of personnel related costs, prototype and sample costs, design costs, and global product certifications mostly for wireless certifications.

INCOME TAXES

The Company is taxed as a limited liability company under the Internal Revenue Code. The income of the Company flows through to the members to be taxed at the member level rather than the corporate level. Accordingly, the Company has no tax liability.

Management has evaluated the Company’s tax positions under the Financial Accounting Standards Board issued guidance on accounting for uncertainty in income taxes and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

SUBSEQUENT EVENTS

The Company has evaluated all transactions from December 31, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – REORGANIZATION

On November 4, 2015 100% of the membership interest of the Company was acquired by VC2 Partners, LLC and Mim Holdings. The aggregate purchase price for the membership interest is through a 6% promissory note in the amount of $3,425,000 secured by the assets of the Company. The promissory note was due in full at July 3, 2016 and interest is accrued on an annual basis and paid quarterly in arrears 90 days after the date of the note.

Effective April 1, 2016, 100% of the Company’s membership interest was acquired by Boxlight Corporation from Mim Holdings, Inc., a Delaware corporation, in exchange for a 4% $2,000,000 unsecured promissory note due March 31, 2019, and the assumption of an original 6% $3,425,000 senior secured note of Mim Holdings due July 3, 2016 that was payable to Skyview Capital, LLC (“the Skyview Note”).

Subsequently on July 5, 2016 the Skyview Note was amended and restated as a $3,960,508 principal amount installment note with $2,500,000 due September 29, 2016 and the remaining balance of $1,460,508 plus accrued interest due on December 15, 2016. On September 29, 2016 the payment of $2,500,000 was made.

F-30

NOTE 3 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases office space under a non-cancelable lease agreement. The lease provides that the Company pay only a monthly rental and is not responsible for taxes, insurance or maintenance expenses related to the property. A previous lease agreement for office space at over twice the square footage than the current space expired in 2015. Future minimum lease payments of the Company’s operating lease during the years subsequent to December 31, 2015 are as follows:

2016	$136,750
2017	136,750
Net Minimum Lease Payments	$273,500

Rent expense under operating leases was $487,883 and $467,766 for the years ended December 31, 2015 and 2014, respectively.

NOTE 4 – INVENTORIES

Inventories consisted of the following at December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014

Finished goods	$3,847,003	$2,135,568
Inventories at cost	3,847,003	2,135,568
Reserves for inventory obsoletes	(430,318)	(430,318)

Inventories, net	$3,416,685	$1,705,250

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014

Manufacturing fixtures and equipment	$1,422,396	$1,422,396

Property, plant and equipment, at cost	1,422,396	1,422,396
Accumulated depreciation	(1,422,396)	(1,422,396)

Property, plant and equipment, net	$-	$-

NOTE 6 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company generated a substantial portion of its revenues from one customer, 11% for the twelve months ended December 31, 2015 and 17% for the twelve months ended December 30, 2014. As of December 30, 2015 and December 31, 2014, the amount due from this customer included in accounts receivable was $25,054 and $420,620, respectively. The loss of the significant customer or the failure to attract new customers could have a material adverse effect on our business, results of operations and financial condition.

The Company purchased a substantial portion of materials from two vendors, 84% for the twelve months ended December 31, 2015 and 80% for the twelve months ended December 31, 2014. As of December 31, 2015 and December 31, 2014, amounts due to these vendors included in accounts payable were $1,506,293 and $175,841, respectively. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

F-31

NOTE 7 – SALE OF A BUSINESS UNIT

On January 4, 2013 the Company sold all the assets of its Headsprout business unit to Cambium Learning Group, Inc. The assets consisted of patents on its proprietary software, processes, trademarks and customer lists. Cash proceeds of $3,600,000 was recorded at the time of sale and concurrently $3,445,000 of related goodwill was extinguished for a net gain in 2014 of $155,000.

NOTE 8 – SUBSEQUENT EVENTS

On March 31, 2016 100% of the Company’s membership interest was acquired by Boxlight Corporation, a Nevada corporation, from Mim Holdings, Inc. (“Mim Holdings”) The purchase price was the sum of a $2,000,000 unsecured promissory note and the assumption of a 6% $3,425,000 note due to Skyview Capital, LLC (“Skyview”), a Delaware limited liability company and former equity owner of the Company, dated November 4, 2015 and due on July 4, 2016 (“Skyview Note”). Interest is calculated on an annual basis and payable quarterly in arrears, commencing 90 days following the issuance date.

On July 5, 2016, Skyview, Boxlight Corporation and Mim Holdings entered into an amendment, effective as of June 30, 2016, to the original Mimio purchase agreement. Under the terms of the amendment:

●	The total amount due to Skyview for the purchase of the Company’s equity interest was increased to $3,660,508 (to include $235,508 of certain related party obligations owed by Mimio to Skyview) and the Skyview Note was amended and restated as $3,660,508 principal amount installment note;

●	A total of $2,200,000 of the principal amount of the restated Skyview Note is due and payable on the earlier of August 3, 2016 or the closing of a senior secured asset based loan from a third party lender, and the unpaid principal balance is due on November 3, 2016;

●	Skyview agreed to subordinate its lien and security interest on the Company’s assets and right to payment of the final installment of the restated Skyview Note to the priority lien and security interest of Boxlight Corporation’s senior secured asset based lender; and

●	The restated Skyview Note is now guaranteed by Boxlight Corporation, Mim Holdings and VC2 Partners LLC, the former owner of Mim Holdings.

On August 1, 2016 Skyview, Boxlight Corporation and Mim Holdings entered into a second amendment, effective August 3, 2016, to the original Mimio purchase agreement. Under the terms of the amendment:

●	The total amount due to Skyview for the purchase of the Company’s equity interest was increased to $4,010,508 which includes $50,000 in cash, and the Skyview Note was amended and restated as $3,960,508 principal amount installment note;

●	A total of $2,500,000 of the principal amount of the restated Skyview Note is due and payable on the earlier of September 30, 2016 or the closing of a senior secured asset based loan from a third party lender, and the $1,460,508 unpaid principal balance is due on December 15, 2016;

●	Skyview agreed to subordinate its lien and security interest on the Mimio assets and right to payment of the final installment of the restated Skyview Note to the priority lien and security interest of Boxlight Corporation’s senior secured asset based lender; and

●	The restated Skyview Note is now guaranteed by Boxlight Corporation, Mim Holdings, VC2 Partners LLC, the former owner of Mim Holdings, and Vert Capital Corp.

NOTE 9 – RESTATEMENT OF FINANCIAL STATEMENTS

Subsequent to the issuance of the Company’s financial statements for the years ended December 31, 2014 and 2015, the Company realized that it had over accrued certain operating expenses by $144,250 in 2015. The Company has reduced its 2015 current liabilities and general & administrative expense by this amount. In addition, the Company has restated a portion of the cash that was retained by the seller of the Company to VC2 Partners, LLC and Mim Holdings from Skyview Capital. Originally a portion was applied to amounts due to a Skyview affiliated company. We have restated this to Members’ distribution.

F-32

Following is a summary of the restated changes made to the financial statements previously issued as of and for the year ended December 31, 2015.

	Originally
	Reported 2015	Restatement 2015	As Restated 2015

Balance Sheets
Accounts payable and accrued expenses	$2,814,301	$91,212	$2,905,513
Total members’ capital	2,858,951	(91,212)	2,767,739

Statement of Operations
Total operating expense	7,687,675	(144,250)	7,543,425
Profit (loss) from operations	(572,461)	144,250	(428,211)
Net profit (loss)	(539,457)	144,250	(395,207)

Statement of Cash Flows
Net profit (loss)	(539,457)	144,250	(395,207)
Accounts payable and accrued expenses	(102,353)	91,212	(11,141)
Net cash provided by operating activities	1,228,708	235,462	1,464,170
Member distributions	1,835,405	235,462	2,070,867
Net cash provided by (used in) financing activities	1,835,405	235,462	2,070,867

Statement of Changes in Members’ Capital
Member distributions	1,835,405	235,462	2,070,867
Net profit (loss)	(539,457)	144,250	(395,207)
Balance at December 31	$2,858,951	$(91,212)	$2,767,739

F-33

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Consolidated Balance Sheets

As of September 30, 2016 and December 31, 2015

(Unaudited)

	September 30, 2016*	December 31, 2015*
ASSETS
Current asset:
Cash and cash equivalents	$827,658	$994,103
Accounts receivable – trade, net of allowances	4,151,591	1,131,648
Accounts receivable – related party	191,227	-
Inventories, net of reserve	4,245,130	3,549,778
Prepaid expenses and other current assets	975,343	327,447
Total current assets	10,390,949	6,002,976

Property and equipment, net of accumulated depreciation	65,579	-
Intangible assets, net of accumulated amortization	11,802,553	179,722
Goodwill	5,136,447	44,931
Other assets	47,893	10,507
Total assets	$27,443,421	$6,238,136

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,857,055	$4,554,233
Accounts payable and accrued expenses – related parties	2,859,770	616,836
Short-term debt	5,637,134	97,393
Short-term debt – related parties	882,550	822,679
Convertible notes payable – related parties	50,000	95,000
Deferred revenues – short-term	457,412	-
Other short-term liabilities	279,161	10,688
Total current liabilities	14,023,082	6,196,829

Long-term convertible note payable – related parties	4,027,178	-
Deferred revenues – long-term	284,151	-

Total liabilities	18,334,411	6,196,829

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, 1,270,000 and 0 shares issued and outstanding, respectively	127	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 4,361,602 and 4,183,030 Class A shares issued and outstanding, respectively	436	418
Additional paid-in capital	12,891,189	3,469,703
Subscription receivable	(225)	(1,975)
Accumulated deficit	(3,769,599)	(3,426,839)
Other comprehensive loss	(12,918)	-
Total stockholders’ equity	9,109,010	41,307

Total liabilities and stockholders’ equity	$27,443,421	$6,238,136

* Financial information has been retrospectively adjusted for the acquisitions of Mimio and Genesis.

See accompanying notes to the financial statements.

F-34

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Consolidated Statements of Operations and Comprehensive Loss

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Nine Months Ended September 30, 2016*	Nine Months Ended September 30, 2015*

Revenues	$15,371,130	$1,253,550
Cost of revenues	9,485,596	934,136
Gross profit	5,885,534	319,414

Operating expense:
General and administrative expenses	4,701,275	1,366,008
Research and development	846,621	-
Total operating expense	5,547,896	1,366,008

Income (loss) from operations	337,638	(1,046,594)

Other income (expense):
Interest expense, net	(689,660)	(76,299)
Other income	9,262	742
Total other income (expense)	(680,398)	(75,557)

Net loss	$(342,760)	$(1,122,151)

Comprehensive loss:
Net loss	$(342,760)	$(1,122,151)
Other comprehensive loss:
Foreign currency translation loss	(12,918)	-
Total comprehensive loss	$(355,678)	$(1,122,151)

Net loss per common share – basic and diluted	$(0.08)	$(0.28)
Weighted average number of common shares outstanding – basic and diluted	4,185,637	4,079,681

* Financial information has been retrospectively adjusted for the acquisition of Genesis.

See accompanying notes to the financial statements.

F-35

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Nine Months Ended September 30, 2016*	Nine Months Ended September 30, 2015*

Cash flows from operating activities:
Net loss	$(342,760)	$(1,122,151)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of debt discount	16,830	7,393
Bad debt expense	59,164	5,577
Debt extension fees	350,000	-
Change in inventory reserve	19,033	-
Stock compensation expense	13,531	-
Depreciation and amortization	163,101	-
Changes in operating assets and liabilities:
Accounts receivable – trade	(1,197,040)	(139,988)
Accounts receivable – related party	(594,454)	-
Inventories	2,111,542	(15,950)
Prepaid expenses and other current assets	166,753	(3,185)
Other assets	(626)	-
Accounts payable and accrued expenses	(830,311)	900,255
Accounts payable and accrued expenses – related parties	226,385	(236,110)
Deferred revenue	(22,501)	(17,663)
Other short-term liabilities	18,529	-
Accrued interest on long-term debt – related party	27,178	-
Net cash provided by (used in) operating activities	184,354	(621,822)

Cash flows from investing activities:
Cash acquired through the acquisition of Boxlight Group	357,573	-
Payments for purchase of property, equipment and other assets	(11,706)	-
Net cash provided by investing activities	345,867	-

Cash flows from financing activities:
Proceeds from subscription receivable	1,750	585
Distributions to the member of Mimio	(780,375)	-
Proceeds from short-term debt	3,408,080	90,000
Proceeds from short-term debt – related parties	245,000	428,100
Proceeds from convertible note payable – related party	-	95,000
Proceeds from issuance of common stock	1,000,003	-
Principal payments on short-term debt	(4,520,542)	-
Principal payments on convertible debt – related party	(60,000)	-
Principal payments on short-term debt – related parties	-	(12,397)
Net cash provided by (used in) financing activities	(706,084)	601,288

Effect of currency exchange rates	9,418	-

Net decrease in cash and cash equivalents	(166,445)	(20,534)

Cash and cash equivalents, beginning of the period	994,103	32,391

Cash and cash equivalents, end of the period	$827,658	$11,857

Supplemental cash flows disclosures:
Cash paid for interest	$278,931	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Issuance of note payable to settle accounts payable	$2,235,507	$-
Forgiveness of short-term debt – related parties by LLC- Delware	$222,370	$-
Issuance of note payable and long-term convertible note payable to acquire Mimio	$5,425,000	$-
Issuance of Series B Preferred Stock for the acquisition of Genesis	$100	$-
Issuance of Series C Preferred Stock for the acquisition of Boxlight Group	$14,391,104	$-

* Financial information has been retrospectively adjusted for the acquisition of Genesis.

See accompanying notes to the financial statements.

F-36

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Notes to Consolidated Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Boxlight Corporation (formerly known as Logical Choice Corporation) (the “Company” or “Boxlight Parent”) was incorporated in the State of Nevada on September 18, 2014 with its headquarters in Atlanta, Georgia for the purpose of becoming a technology company that sells interactive educational products. The Company is an affiliate of Vert Capital Corp (“Vert Capital”).

Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. (“BLA”) and Boxlight Latinoamerica Servicios, S.A. DE C.V. (“BLS”) (together, “Boxlight Group”) were incorporated on July 11, 2009, October 17, 2002 and October 17, 2002, respectively. Boxlight, Inc. maintains its headquarters in Atlanta, Georgia and BLA and BLS maintain their headquarters in Mexico City, Mexico. The Boxlight Group is involved principally in the distribution of interactive projectors and integrated solutions that enhance learning and enable people to collaborate with each other in innovative and effective ways. In June 2016, Boxlight Group engaged legal counsel in Mexico to start the process of closing the operations of BLA and BLS. BLA and BLS have been merged into Boxlight, Inc. in July 2016. Boxlight Group was wholly owned by Everest Display Inc., a manufacturing company in Taiwan. In May 2016, Everest Display Inc. agreed to sell all of its ownership in Boxlight Group to the Company. On July 18, 2016, the Company acquired Boxlight Group.

Mimio LLC (“Mimio”) was formed in Delaware on July 1, 2013 and maintains its headquarter in Boston, Massachusetts. Mimio designs, develops and sells interactive classroom technology products, much of which Mimio owns the design and performance patents of, and which are manufactured by a contract manufacturer (“CM”) in Shenzhen, China. Mimio also purchases and sells other non-proprietary products such as classroom projectors and flat panel displays on an original equipment manufacturer (“OEM”) basis from manufacturers in China and Taiwan. The primary market for Mimio’s products is classrooms K-12. All of the products are integrated in the classroom through Mimio’s award winning operating software “Mimio Studio.” Mimio’s products are distributed globally through a network of value added resellers (“VARs”) in the U.S. and Canada, and through master distributors in the rest of the world. On November 4, 2015, Mimio was acquired by Mim Holdings, Inc. (“Mim Holdings”), a Delaware corporation wholly-owned by Marlborough Trust. Marlborough Trust was established for the benefit of members of the families of affiliates of VC2 Partners, LLC (“VC2 Partners”). VC2 Partners and Mim Holdings are affiliates of Vert Capital. On April 1, 2016, Boxlight Parent acquired 100% of the membership interests in Mimio from Mim Holdings.

Genesis Collaboration, LLC (“Genesis”) was formed as a limited liability company in September 2011 in Atlanta, Georgia, to provide solutions that enhance interactive learning in the business, government, and education markets. Genesis is a technology provider that facilitates effective communication in schools, training facilities and workplaces around the world. Genesis offers a wide range of integrated products that change the way individuals collaborate and learn. In the classroom, Genesis offers a wide range of integrated interactive solutions that transform the way teachers deliver lessons and assess progress. Genesis’ products include interactive whiteboard systems, interactive tables, interactive and standard projectors, audio systems, data loggers, software, assessment and student response systems. On October 31, 2013, Vert Capital’s subsidiary acquired all of the outstanding membership interests of Genesis. On May 12, 2016, the Company acquired Genesis from Vert Capital.

BASIS OF PRESENTATION AND PRINCIPLE OF CONSOLIDATION

Acquisitions from Vert Capital and Mim Holdings are considered common control transactions. When businesses are acquired from Vert Capital and Mim Holdings that will be consolidated by us, they are accounted for as if the transfer had occurred at the beginning of the period of transfer, with prior periods retrospectively adjusted to furnish comparative information. The acquisitions of Mimio and Genesis were transfers of businesses between entities under common control. Accordingly, the accompanying financial statements and related notes have been retrospectively adjusted to include the historical results and financial position of the acquired entities prior to the effective dates of such acquisitions. The information prior to the Company’s incorporation on September 18, 2014 represents the historical results of Genesis as Genesis was first controlled by Vert Capital and determined to be our predecessor entity for accounting purposes . The financial information for Mimio has been included in the Company’s consolidated financial statements beginning on November 4, 2015 when Mimio was acquired by Mim Holdings. Boxlight Group was acquired by the Company on July 18, 2016. The acquisition of Boxlight Group was accounted for under the acquisition method of accounting. See Note 3— Acquisitions, for additional information.

F-37

The accompanying unaudited consolidated financial statements include the accounts of Boxlight Corporation, Boxlight Group, Mimio and Genesis. Transactions and balances among Boxlight Corporation, Boxlight Group, Mimio and Genesis have been eliminated. The assets and liabilities of Mimio and Genesis in these financial statements have been reflected on a historical cost basis because the transfers of Mimio and Genesis to the Company are considered common control transactions. The accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the year ended December 31, 2015.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature necessary for a fair statement of the results for the nine-month period have been made. Results for the interim period presented is not necessarily indicative of the results that might be expected for the entire fiscal year.

RECLASSIFICATION

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

FOREIGN CURRENCIES

The Company’s functional currency is the U.S. Dollar. BLA and BLS’s functional currency is the Mexican Peso. The Company translates their financial statements from their functional currencies into the U.S. dollar.

An entity’s functional currency is the currency of the primary economic environment in which it operates and is generally the currency in which the business generates and expends cash. BLA and BLS, whose functional currency is Mexican Peso, translate their assets and liabilities into U.S. dollars at the exchange rates in effect as of the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average exchange rates for the year. Translation adjustments are included in accumulated other comprehensive income (loss), a separate component of equity (deficit). Foreign exchange gains and losses included in net income result from foreign exchange fluctuations on transactions denominated in a currency other than an entity’s functional currency.

Acquisition

The financial statements include the operations of Boxlight Group after the completion of the acquisition on July 18, 2016. We account for the acquisition of Boxlight Group using the acquisition method of accounting, which requires, among other things, that most assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date on the balance sheet. Transaction costs are expensed as incurred. Any excess of the consideration transferred over the assigned values of the net assets acquired is recorded as goodwill. The estimated fair values of assets acquired and liabilities assumed were determined based on management’s best estimates. Preliminary estimated fair values are subject to measurement period adjustments which represent updates made to the preliminary purchase price allocation based on revisions to valuation estimates in the interim period subsequent to the acquisition and initial accounting date up until the purchase price allocation is finalized which cannot be any later than one year from the acquisition date.

F-38

Common control transactions

Business acquired from Vert Capital are accounted for as common control transactions whereby the net assets (liabilities) acquired (assumed) are combined with the Company’s at their carrying value. Any difference between carrying value and recognized consideration is treated as a capital transaction. Cash received from the acquired entities is presented as an investing activity in our consolidated statement of cash flows.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company maintains cash balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits of $250,000 for banks located in the U.S. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any rick of loss on its cash bank accounts.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are stated at historical carrying amounts net of write-offs and allowance for doubtful accounts. Allowance for doubtful accounts represents management’s estimate of the amount that ultimately will be realized in cash. The Company reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, the age of receivables and knowledge of the individual customers. When the analysis indicates, management increases or decreases the allowance accordingly. However, if the financial condition of our customers were to deteriorate, additional allowances might be required. As of September 30, 2016 and December 31, 2015, we had an allowance for doubtful accounts of $101,924 and $81,243, respectively.

INVENTORIES

Inventories are stated at the lower of cost or net realizable value and included spare parts and finished goods. Inventories are primarily determined using specific identification method and the first-in, first-out (“FIFO”) cost method. Cost includes direct cost from the CM or OEM, plus material overhead related to the purchase, inbound freight and import duty costs.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated life of the asset. Repairs and maintenance are charged to expense as incurred. All of Mimio’s fixed assets are manufacturing tools and fixtures located at the CM factory in China and have been fully depreciated.

LONG – LIVED ASSETS

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

F-39

Intangible assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No material impairments of intangible assets have been identified during any of the periods presented. Intangible assets and goodwill are tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. Goodwill and trademark are not amortized and is not deductible for tax purposes.

DEBT DISCOUNT

Debt discount is amortized over the term of the debt using effective interest rate method.

DEFERRED REVENUE

Deferred revenue represents amounts collected for extended warranty separately priced. The Company recognizes revenue from extended warranty contract using straight-line method over estimated life of product which is three years.

REVENUE RECOGNITION

Revenue is comprised of product sales and service revenue, net of sales returns, co-operative advertising credits, early payment discounts, and special incentive payments ( “ SPIFF ” ) paid to VAR sales reps. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.

Revenue from product sales is derived from the sale of projectors, interactive panels and related accessories. Evidence of an arrangement consists of an order from its distributors, resellers or end users. The Company considers delivery to have occurred once title and risk of loss has been transferred.

Service revenue is comprised of product installation services and training services. These service revenues are normally entered into at the time products are sold. Service prices are established depending on product equipment sold and include a cost value for the estimated services to be performed based on historical experience. The Company outsources installation and training services to third parties and recognizes revenue upon completion of the services.

The Company evaluates the criteria outlined in FASB ASC Subtopic 605-45, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as revenue. Generally, when the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded at the gross amount. If the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, the Company generally records the net amounts as revenue earned.

The Company’s standard terms and conditions of sale do not allow for product returns and it generally does not allow product returns other than under warranty. However, the Company, on a case by case basis, will grant exceptions, mostly “buyer’s remorse” where the VAR’s end user customer either did not understand what they were ordering, or determined that the product did not meet their needs. An allowance for sales returns is estimated based on an analysis of historical trends.

While the Company uses resellers and distributors to sell its products, the Company’s sale agreements do not contain any special pricing incentives, right of return or other post shipment obligations.

F-40

The Company generally provides 24 to 60 months warranty coverage on all of Mimio’s products. Mimio product’s standard warranty period is 24 months, which can be extended to 60 months upon the end user “registering” their device on-line. The Company’s warranty provides for repair or replacement of the associated products during the warranty period. The Company does not record warranty cost upon sale, and instead conducts a quarterly review of the warranty liability reserve, and based on historical cost-to-trailing- revenue history, will adjust up or down the warranty liability, with the offset to this adjustment posted to cost of revenue.

The Company generally provides 36 to 60 months warranty coverage on all of Boxlight Group’s products except when sold through a “Premier Education Partner” or sold to schools where the Company provides a 48 to 60 months warranty. Boxlight Group product’s’ warranty provides for repair or replacement of the associated products during the warranty period. The Company establishes a liability for estimated product warranty costs at the time product revenue is recognized, if the liability is expected to be material. The warranty obligation is affected by product failure rates and the related use of materials, labor costs and freight incurred in correcting any product failure. Should actual product failure rates, use of materials, or other costs differ from the Company’s estimates, additional warranty liabilities could be required, which would reduce its gross profit.

The Company offers sales incentives where the Company offers discounted products delivered by the Company to its resellers and distributors that are redeemable only if the resellers and distributors complete specified cumulative levels of revenue agreed to and written into their reseller and distributor agreements through an executed addendum. The resellers and distributors have to submit a request for the discounted products and cannot redeem additional discounts within 180 days from the date of the discount given on like products. The value of the award products as compared to the value of the transactions necessary to earn the award is generally insignificant in relation to the value of the transactions necessary to earn the award. The Company estimates and records the cost of the products related to the incentive as marketing expense based on analyses of historical data.

SHIPPING AND HANDLING

The Company records shipping and handling expense, and shipping and handling costs billed to customers in cost of revenues.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed as incurred and consists primarily of personnel related costs, prototype and sample costs, design costs, and global product certifications mostly for wireless certifications.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

SHARE-BASED COMPENSATION

The Company estimates the fair value of each share-based compensation award at the grant date by using the Black-Scholes option pricing model. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

SUBSEQUENT EVENTS

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

F-41

NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606).” The new guidance provides new criteria for recognizing revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. The new guidance requires expanded disclosures to provide greater insight into both revenue that has been recognized and revenue that is expected to be recognized in the future from existing contracts. Quantitative and qualitative information will be provided about the significant judgments and changes in those judgments that management made to determine the revenue that is recorded. This accounting standard update, as amended, will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. Early adoption is permitted, but no earlier than fiscal 2017. The Company is currently assessing the provisions of the guidance and has not determined the impact of the adoption of this guidance on its consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU is effective for annual periods beginning after December 15, 2015, and interim periods within those annual periods, early adoption is permitted. The Company adopted this guidance since its December 31, 2015 financial statements. There was no significant impact in the financial results.

In February 2016, a pronouncement was issued that creates new accounting and reporting guidelines for leasing arrangements. The new guidance requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. The new standard is to be applied using a modified retrospective approach. The Company is currently evaluating the impact of the new pronouncement on its financial statements.

In April 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of September 30, 2016, the Company had accumulated deficit of $3,769,599 and a working capital deficit of $3,632,133. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company plans to obtain fund for operations from its initial public offering and support from its majority shareholder.

F-42

NOTE 3 – ACQUISITIONS

Acquisition of Mimio

Effective April 1, 2016, pursuant to a membership interest purchase agreement, the Company acquired 100% of the membership interest in Mimio from Mim Holdings. As consideration, the Company issued a $2,000,000 unsecured convertible promissory note (the “Marlborough Note”) to Marlborough Trust. See Note 10.

Additionally, the Company assumed from Mim Holdings a $3,425,000 senior secured note that is payable to Skyview Capital, LLC, (“Skyview”), the former equity owner of Mimio (the “Skyview Note”) and interest accrued on the note. The Skyview Note was issued by Mim Holdings to Skyview on November 4, 2015 as payment for the acquisition of 100% of the membership equity of Mimio. See Note 7.

The Company’s financial statements included Mimio’s assets and liabilities at the historical cost of Mim Holdings. Mimio was acquired by Mim Holdings on November 4, 2015. Mim Holdings accounts for acquired businesses using the acquisition method of accounting, which requires, among other things, that most assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Transaction costs are expensed as incurred. Any excess of the consideration transferred over the assigned values of the net assets acquired is recorded as goodwill.

The following table shows the purchase price, acquisition-date fair values of the assets acquired and liabilities assumed and calculation of goodwill utilizing the information at November 4, 2015.

Assets acquired:
Current assets	$6,677,842
Intangible assets	179,722
Goodwill	44,931
Total assets	6,902,495
Total liabilities	(3,477,495)

Net assets acquired	$3,425,000

Acquisition of Genesis

On May 12, 2016, Vert Capital contributed 100% of the membership interests in Genesis to the Company. In connection with the Company’s acquisition of Genesis, the former members of Genesis received 1,000,000 shares of the Company’s Series B Preferred Stock which, upon consummation of the Company’s initial public offering, will automatically convert into such number of shares that represents 4.0% of the Company’s fully diluted common stock as defined in the agreement. Upon completion of the Company’s initial public offering, an aggregate of 250,000 shares of the Company’s non-voting convertible Series A preferred stock will be issued to Vert Capital. Such 250,000 shares of the Company’s non-voting convertible Series A preferred stock will automatically convert into 398,406 shares of our Class A common stock on a date which shall be one year from the date of the Company’s initial public offering.

Common Control Transactions

The acquisitions of Mimio and Genesis were considered as transfers of businesses between entities under common control; and therefore, the assets acquired and liabilities assumed were transferred at historical cost of the ultimate parent, Vert Capital. Because the acquisitions were common control transactions in which the Company acquired businesses, the Company’s historical financial statements have been retrospectively adjusted to reflect the results of operations, financial position, and cash flows of Mimio and Genesis as if the Company owned Mimio and Genesis for all periods presented from the date Mimio, Genesis and the Company were under common control.

F-43

Acquisition of Boxlight Group

On July 18, 2016, the Company acquired 100% of the equity interest of Boxlight Group, under the terms of a Share Purchase Agreement entered into on May 12, 2016 with Everest Display, Inc. (“EDI”). Under the terms of the share purchase agreement, Boxlight Holdings, Inc., a newly formed Delaware subsidiary of Boxlight Corporation acquired the equity of Boxlight Group. The Company issued to EDI 270,000 shares of Series C Preferred Stock, that has a stated or liquidation value of $20.00 per share. Upon completion of Boxlight Corporation’s IPO and subject to the listing of its Class A common stock on the Nasdaq Capital Market or other securities exchange acceptable to EDI, the Series C Preferred Stock shall automatically convert into shares of Class A common stock. Such newly converted shares of Class A common stock to be issued to EDI or its subsidiaries represents approximately 22.22% of Boxlight Corporation’s fully-diluted common stock upon the Company’s IPO, excluding shares issued for private placements and debt conversions.

Under the terms of the share purchase agreement, as amended on September 28, 2016, the parties agreed that EDI and Boxlight Corporation will settle and pay approximately $5.75 million of accrued accounts payable owed to EDI at September 28, 2016, in the manner set forth below.

(1)	$1,000,000 was paid at the closing of the acquisition out of the net proceeds of a note issued to Hitachi Capital America Corp. (See Note 7);

(2)	An additional $1,500,000 of the $5.75 million owed to EDI was to be paid by the Boxlight Corporation and its subsidiaries in six monthly installments of $250,000 each, commencing 30 days after the initial $1,000,000 payment referred to above. However, in view of the fact that such installment payments cannot be presently made by the Company under the subordination agreement between EDI and Crestmark Bank, we and EDI agreed that the net proceeds from the sale of 1,000,000 shares of Class A common stock upon IPO shall be applied, first, to prepay the $1,460,508 principal balance due under the Skyview Note, and second to prepay the balance of the $1,500,000 installment obligation owed to EDI referred to above. Net Proceeds means professional fees estimated at approximately $300,000, plus any commissions or underwriting fees that may be payable by the Company to brokers, placement agents or underwriters who assist us in sell the shares of Class A common stock in the offering.

(3)	$2,000,000 of the unpaid balance of the account payable is settled with a 4% non-negotiable convertible promissory note of Boxlight Corporation payable to EDI, together with accrued interest, on March 31, 2019 (the “EDI Note”). Following the completion of the Company’s IPO, the EDI Note is convertible into shares of Boxlight Corporation’s Class A common stock at a conversion price equal to 80% of the initial per share offering price of the Class A common stock offered under the IPO. Boxlight Corporation has the option, in lieu of issuing its Class A common stock, to prepay the entire unpaid principal amount of the EDI Note plus accrued interest thereon within 72 hours of the first conversion notice.

The Company recognized the assets acquired and liabilities assumed from Boxlight Group at their fair value on the acquisition date, and if there was any excess in purchase price over these values it was allocated to goodwill. The estimated fair values of assets acquired and liabilities assumed, were determined based on management’s best estimates. Preliminary estimated fair values are subject to measurement period adjustments which represent updates made to the preliminary purchase price allocation based on revisions to valuation estimates in the interim period subsequent to the acquisition and initial accounting date up until the purchase price allocation is finalized which cannot be any later than one year from the acquisition date. The Company engaged a third-party valuation specialist to assist on the valuation and is in the process of completing its assessment of the fair value of assets acquired and liabilities assumed. Thus the preliminary measurement of the assets acquired and liabilities assumed are subject to change, which could be significant. The Company will finalize the amounts recognized no later than one year from the acquisition date.

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Assets acquired:
Current assets	$7,844,305
Property and equipment	65,866
Intangible assets	11,781,888
Other assets	42,968
Goodwill	5,091,516
Total assets acquired	24,826,543
Liabilities assumed:
Accounts payable and accrued liabilities	6,993,255
Debt and notes payable	2,652,369
Deferred revenues	762,574
Other liabilities	251,511
Total liabilities assumed	10,659,709

Net assets acquired	$14,166,834

The following table shows the preliminary purchase prices, estimated acquisition-date fair values of the assets acquired and liabilities assumed and calculation of goodwill for Boxlight Group utilizing the information at acquisition date.

Consideration paid:
2,055,872 shares estimated to be issued at $7.00 per share	$14,391,104
Preexisting net payable to Boxlight Group	(224,270)

Total	$14,166,834

The Company valued the Series C Preferred shares issued to EDI based on the planned offering price for the initial public offering of $7.00 per share and the estimated Class A common stock shares of 2,055,872 to be issued upon the conversion of 270,000 shares of the Series C Preferred Stock. A difference in our valuation would change the amount of goodwill created under the transactions. If the valuation goes up, goodwill will increase and if the valuation goes down, goodwill will decrease.

Unaudited Pro Forma Results of Operations

The following table presents the unaudited condensed pro forma results of operations that reflect the acquisition of Boxlight Group, Mimio and Genesis as if the acquisition had occurred as of January 1, adjusted for items that are directly attributable to the acquisition. This information has been compiled from historical financial statements and is not necessarily indicative of the results that actually would have been achieved had the transaction already occurred or that may be achieved in the future.

	Pro forma for the nine months ended September 30, 2016		Pro forma for the nine months ended September 30, 2015

Total revenues		$20,524,257		$21,126,572
Total cost of revenues		$13,338,386		$13,378,572
Total operating expenses		$7,962,696		$9,995,119
Total other expense		$902,725		$124,748
Net loss	$	(1,679,550)	$	(2,371,867)
Net loss per share – basic and diluted	$	(0.40)	$	(0.58)
Weighted average outstanding common shares – basic and diluted		4,185,637		4,079,681

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The following table presents pro forma adjustments:

	Pro forma for the nine months ended September 30, 2016	Pro forma for the nine months ended September 30, 2015

Elimination of intercompany sales and purchase	$1,187,181	$1,099,975
Elimination of intercompany operating expense and other income	$33,439	$24,058
Skyview Note interest expense in relation to Mimio’s acquisition	$77,643	$214,125
Amortization of intangibles acquired from Mimio and Boxlight Group	$314,569	$445,667

NOTE 4 – INVENTORIES

Inventories consisted of the following at September 30, 2016 and December 31, 2015:

	September 30, 2016	December 31, 2015

Finished goods	$3,961,822	$3,898,957
Spare parts	411,436	81,139
Reserves for inventory obsoletes	(128,128)	(430,318)

Inventories, net	$4,245,130	$3,549,778

During the nine months ended September 30, 2016, the Company wrote off inventories of $311,493.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2016 and December 31, 2015:

	Useful lives	September 30, 2016	December 31, 2015

Leasehold improvements	9-10 years	$3,248	$-
Office equipment	3-5 years	21,341	-
Other equipment	5 years	36,947	-

Property and equipment, at cost		61,536	-
Accumulated depreciation		(4,043)	-

Property and equipment, net of accumulated depreciation		$65,579	$-

For the nine months ended September 30, 2016 and 2015, the Company recorded depreciation expense of $4,043 and $0, respectively.

NOTE 6 – INTANGIBLE ASSETS AND GOODWILL

Intangible assets and goodwill consisted of the following at September 30, 2016 and December 31, 2015:

	Useful lives	September 30, 2016	December 31, 2015

Patent	10 years	$67,396	$67,396
Customer relation	10 years	5,874,826	67,395
Trademark	N/A	6,019,389	44,931

Intangible assets at cost		11,961,611	179,722
Accumulated amortization		(159,058)	-

Intangible assets, net of accumulated amortization		$11,802,553	$179,722

Goodwill from acquisition of Mimio	N/A	$44,931	$44,931
Goodwill from acquisition of Boxlight	N/A	5,091,516	-
		$5,136,447	$44,931

For the nine months ended September 30, 2016 and 2015, the Company recorded amortization expense of $159,058 and $0, respectively.

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NOTE 7 – SHORT-TERM DEBT

Line of Credit – Sy Silverstein

On April 3, 2015, the Company entered into a line of credit agreement with Sy Silverstein, an individual. Pursuant to the agreement, the Company obtained the line of credit for up to a maximum of $300,000 to complete its initial public offering (“IPO”) process. The advances from this agreement accrue interest at 12% per annum, along with a $10,000 documentation fee, and is due on the effective date of the Company’s IPO. The $10,000 documentation fee was recorded as debt discount. As of September 30, 2016 and December 31, 2015, $9,223 and $7,393 of the discount was amortized, respectively. As of September 30, 2016, the outstanding principal and accrued interest under this agreement were $100,000 and $15,919, respectively. As of December 31, 2015, the outstanding principal and accrued interest under this agreement were $100,000 and $7,841, respectively.

On October 4, 2016, Mr. Silverstein agreed to settle $100,000 of the outstanding principal and $15,919 of accrued interest with 109,915 shares of the Company’s Class A common stock.

Skyview Note

On April 1, 2016, the Company assumed from Mim Holdings a $3,425,000 senior secured note that is payable to Skyview, the former equity owner of Mimio for the acquisition of Mimio. The Skyview Note accrues interest at 6% per annum and is on due July 3, 2016. The Skyview Note is secured by a lien and security interest on all of the assets of Mimio and guaranteed b Vert Capital and VC2 Partners.

On July 5, 2016 and August 3, 2016, the Skyview Note was amended. On July 5, 2016, principal was increased to $3,660,508 to settle $235,508 accounts payable owed by Mimio to Skyvies’s affiliate. On August 3, 2016, the principal of the note was increased to $4,010,508 to include an additional fee of $350,000 to extend the maturity date to December 15, 2016. The Company recorded the $350,000 extension fee in interest expense. Additionally, the Company agreed to pay $2,500,000 of the note on earlier of (1) September 30, 2016 or (2) the date the Company obtained a debt facility. The Company made the $2,500,000 payment on September 29, 2016 with the proceeds from Crestmark Bank line of credit. The remaining outstanding balance together with any unpaid accrued interest is due on December 15, 2016. As of September 30, 2016, outstanding principal and accrued interest for Skyview Note were $1,460,508 and $40,315, respectively.

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AHA Note

On June 3, 2016, prior to the Company’s acquisition, Boxlight Group issued a promissory note to AHA Inc. Co Ltd., a Korean corporation, in the amount of $1,895,413 to settle unpaid accounts payable of $1,866,418 for the purchases of inventory for the Company. Interest shall be payable in the amount of 6.5% per annum. The principal is due and payable in eight equal monthly principal payments in the amount of $236,926 beginning on June 30, 2016. Interest shall be paid in consecutive monthly installments for eight months, due and payable upon the last business day of each month. As of September 30, 2016, the balance on the note payable to AHA was $1,166,013.

Loan and Security Agreement – Hitachi Capital America Corp.

Effective July 6, 2016, the Company entered into a loan and security agreement with Hitachi Capital America Corp. (“Hitachi”). The agreement allows the Company to borrow up to $2,500,000 based on the balance of eligible accounts receivable and inventory at an interest rate equal to 1.75% in excess of the prime rate. The loan is due and payable on demand. Under the terms of the Hitachi loan agreement, the Company applied $1,000,000 of the initial funding to pay EDI $1,000,000 in reduction of the Boxlight Group’s outstanding accounts payable. The Hitachi loan is secured by all assets of Boxlight Inc. and guaranteed by Boxlight Parent. The outstanding amount payable to Hitachi was paid in full on September 29, 2016, out of the proceeds of the line of credit financing received from Crestmark Bank. In connection with the agreement with Hitachi, the Company paid $18,000 loan fees which was included in interest expense.

Line of Credit – Crestmark Bank

On September 29, 2016, the Company entered into a $5,000,000 line of credit agreement with Crestmark Bank. Advances against this agreement accrue interest at 2.25% in excess of prime rate, with a minimum rate of 5.75% per annum. The outstanding balance under this agreement is secured by all assets of the Company and its subsidiaries and is due and payable upon demand.

As of September 30, 2016, outstanding principal and accrued interest were $2,911,390 and $0, respectively. $61,000 loan fees related the the agreement with Crestmark Bank was included in interest expense.

NOTE 8 – SHORT-TERM DEBT– RELATED PARTIES

Line of Credit - Vert Capital

On September 30, 2014, the Company entered into a line of credit agreement with Vert Capital, the Company’s majority shareholder. Pursuant to the agreement, the Company obtained a line of credit from Vert Capital up to a maximum of $900,000 to complete its IPO process. The funds originally accrued interest at 10% per annum. Pursuant to an amendment to the purchase agreement with EDI entered in September 2016, the funds now accrue interest at 5.75% per annum. See Note 3. The advance is due on the effective date of the Company’s IPO. In connection with this agreement, the Company granted Vert Capital a first lien and security interest to all of its assets and properties. As of September 30, 2016, outstanding principal and accrued interest under this agreement were $822,550 and $94,762, respectively. As of December 31, 2015, outstanding principal and accrued interest under this agreement were $592,550 and $36,938, respectively.

Line of Credit - Logical Choice Corporation-Delaware

On May 21, 2014, the Company entered into a line of credit agreement with Logical Choice Corporation-Delaware (“LCC-Delaware”), former sole member of Genesis. The line of credit allows the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed will accrue interest at 10% per annum. Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full on May 21, 2015. In May 2016, the maturity date was extended to May 21, 2017. The assets of Genesis have been pledged as a security interest against any advances on the line of credit. As of September 30, 2016, outstanding principal and accrued interest under this agreement was $60,000 and $8,001, respectively. As of December 31, 2015, outstanding principal and accrued interest under this agreement was $45,000 and $4,500, respectively.

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On September 30, 2014, the Company entered into a line of credit agreement with LCC-Delaware. Pursuant to the agreement, the Company obtained an additional line of credit from LCC-Delaware up to a maximum of $500,000 for a term of 3 years. The advances from this agreement accrue interest at 10% per annum and is due on demand. In connection with this agreement, the Company granted LCC-Delaware a second lien and security interest to all of its assets and properties, subordinate to the Vert Capital. Pursuant to an amendment to the purchase agreement with EDI entered in September 2016, LCC - Delaware forgave payable of $185,129 and interest of $37,241 owed by the Company. See Note 3. As of December 31, 2015, outstanding principal and accrued interest under this agreement were $185,129 and $23,344, respectively.

NOTE 9 – CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

Convertible Note Payable – Mark Elliott

On January 16, 2015, the Company issued a note to Mark Elliott, the Company’s Chief Executive Officer, in the amount of $50,000. The note is due on December 30, 2016 as amended and bears interest at an annual rate of 10%, compounded monthly. The note is convertible to the Company’s common stock at the lesser of (i) $6.28 per share, (ii) a discount of 20% to the stock price if the Company’s common stock is publicly traded, or (iii) if applicable, such other amount negotiated by the Company. The note holder may convert all but not less than all of the outstanding principal and interest due under this note upon conversion date. As of September 30, 2016, outstanding principal and accrued interest under this agreement were $50,000 and $8,548, respectively. As of December 31, 2015, outstanding principal and accrued interest under this agreement were $50,000 and $4,795, respectively.

Convertible Note Payable – James Lofgren

On August 19, 2015, the Company issued a convertible promissory note to James Lofgren, spouse of Sheri Lofgren, the Company’s Chief Financial Officer, in the amount of $45,000. The note is due on April 30, 2016 and bears interest at an annual rate of 13%, compounded monthly. Mr. Lofgren may convert all, but not less than all, of the outstanding principal and interest due under this note into the Company’s Class A common stock, at the lesser of (i) $6.28 per share or (ii) a discount of 20% to the trading price if the Company’s common stock is then publically traded. As of December 31, 2015, outstanding principal and accrued interest under this agreement were $45,000 and $2,404, respectively. All of the outstanding balance which included documentation fee of $15,000 under this note was repaid on March 31, 2016.

NOTE 10 – LONG-TERM DEBT – RELATED PARTIES

Marlborough Note

On April 1, 2016, the Company issued $2,000,000 unsecured convertible promissory note to Marlborough Trust for the acquisition of Mimio. The Marlborough Note is convertible by the holder into the Company’s Class A common stock at a per share conversion price equal to 55% of the initial offering price. The Marlborough note accrues interest at 8% per annum and is due on March 31, 2019. As of September 30, 2016, outstanding principal and long-term accrued interest for Marlborough Note were $2,000,000 and $26,740, respectively.

EDI Note

On September 28, 2016, the Company entered into an amendment with EDI for acquisition of Boxlight Group. The Company agreed to issue $2,000,000 non-negotiable convertible promissory note (the “EDI Note”) to settle unpaid balance of the account payable owed by Boxlight Group to EDI. The note bears an interest at 4% and all principal and accrued interest is due on March 31, 2019. Following the completion of Boxlight Corporation’s IPO, the EDI Note is convertible into shares of Boxlight Corporation’s Class A common stock at a conversion price equal to 80% of the initial per share offering price of the Class A common stock offered under the IPO. Boxlight Corporation has the option, in lieu of issuing its Class A common stock, to prepay the entire unpaid principal amount of the EDI Note plus accrued interest thereon within 72 hours of the first conversion notice. As of September 30, 2016, outstanding principal and long-term accrued interest for EDI Note were $2,000,000 and $438, respectively.

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NOTE 11 – DEFERRED REVENUE

On July 18, 2016, upon the acquisition of Boxlight Group, The Company assumed $762,574 future legal performance obligation for separately priced extended warranties sold by Boxlight Group based on preliminary measurement of the assets acquired and liabilities assumed .

NOTE 12 – EQUITY

Preferred Shares

The Company’s article of incorporation provides that the Company is authorized to issue 50,000,000 preferred shares consisting of: 1) 250,000 shares of voting Series A preferred stock, with a par value of $0.0001 per share; 2) 1,200,000 shares of voting Series B preferred stock, with a par value of $0.0001 per share; 3) 270,000 shares of voting Series C preferred stock, with a par value of $0.0001 per share; 4) 48,280,000 shares to be established by the Company’s Board of Directors.

Upon the effectiveness of a registration statement registering for the resale of the Company’s Class A common stock, all of the shares of Series B and Series C Preferred Stock shall be automatically converted into the applicable numbers of Class A common stock. All of the Series A Preferred Stock shall be automatically converted into Class A common stock not later than one year after the effective date of the Company’s registration statement in connection with an IPO of the Company’s Class A common stock. As of September 30, 2016, the Company had issued 1,000,000 shares of Series B Preferred Stock for the acquisition of Genesis and 270,000 share of Series C Preferred Stock for the acquisition of Boxlight Group.

Common Shares

In 2014, the Company issued 4,079,681 shares of its Class A common stock to various investors for cash of $2,560. The Company received promissory notes from the investors for the proceeds. These notes were due on March 31, 2015 and bear no interest through March 31, 2015. After March 31, 2015, the notes bear interest of 12% per annum. As of September 30, 2016, the Company has received proceeds of $2,335 from issuance of these shares and $225 was recorded by the Company as subscription receivable.

In January 2015, the Company amended its articles of incorporation to state that the Company’s common shares consist of: 1) 150,000,000 shares of Class A voting common stock and 2) 50,000,000 shares of Class B non-voting common stock. Class A and Class B common stock has the same rights except that Class A common stock is entitled to one vote per share while Class B common stock has no voting rights. Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock. As of September 30, 2016, the Company had 4,361,602 shares of Class A common stock issued and outstanding.

On September 28, 2016, pursuant to an amended agreement with EDI, K Laser, the principal stockholder of EDI, purchased 178,572 shares of Class A common stock at $5.60 per share. The per share sale price is intended to be 80% of the initial price per share of the Company’s Class A common stock offered to the public under IPO. Accordingly, the 178,572 shares of Class A common stock are subject to increase in the event that the initial offering price of the shares offered is less than $7.00. The $5.60 price and the number of shares sold in the private placement will not change if the initial per share offering price is greater than $7.00. The Company agreed to use $650,000 of the proceeds to retire a separate obligation owned by Boxlight Inc. to EDI.

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Adoption of the 2014 Stock Option Plan

On September 19, 2014, the Board approved the Company’s 2014 Stock Option Plan. The total number of underlying shares of the Company’s Class A common stock available for grant to directors, officers, key employees, and consultants of the Company or a subsidiary of the Company under the plan is 2,390,438 shares.

NOTE 13 – STOCK SPLITS

On August 3, 2015, the Company completed a 1 for 7.665 reverse stock split for its Class A common stock in preparation for its IPO. On September 1, 2015, the Company further completed a 1 for 1.18991 reverse stock split of its Class A common stock reducing its outstanding Class A common stock to 2,806,808 shares. On October 1, 2015, the Company completed an additional 1 for 1.31993 reverse stock split of its Class A common stock reducing its outstanding Class A common stock to 2,126,487 shares. On October 2, 2015, the Company completed an additional 1 for 1.041646 reverse stock split of its Class A common stock reducing its outstanding Class A common stock to 2,041,466 shares. In December 2015, the Company completed a stock split of 1.93369 for 1 of its Class A common stock increasing its outstanding Class A common stock to 3,947,572 shares. In May 2016, the Company completed a stock split of 1.084448 for 1 of its Class A common stock increasing its outstanding Class A common stock to 4,389,380 shares. In October 2016, the Company completed a stock split of 1.005042 for 1 of its Class A common stock increasing its outstanding Class A common stock to 4,411,513 shares. In December 2016, the Company completed a stock split of 0.948207171 for 1 of its Class A common stock increasing its outstanding Class A common stock to 4,361,602 shares All share numbers or per share information presented give effect to the stock splits.

NOTE 14 – STOCK-BASED COMPENSATION

Stock Options

Following is a summary of the option activities during the nine months ended September 30, 2016:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding, December 31, 2015	729,434	$0.13
Granted	116,016	$0.13
Outstanding, September 30, 2016	845,450	$0.13	7.54
Exercisable, September 30, 2016	429,998	$0.13	7.86

On May 13, 2016, the Company granted options to purchase 116,016 shares of Series A common stock at $0.13 per share to an employee for services. These options vest in four years commenced on the quarter ended June 30, 2016 and expire 5 years from the date of grant. The options have a fair value of $108,253 that was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include: (1) discount rate of 0.97% (2) expected life of 3.75 years, (3) expected volatility of 69%, and (4) zero expected dividends. For the nine months ended September 30, 2016, the Company recorded stock compensation expense of $13,531.

NOTE 15 –RELATED PARTIES TRANSACTIONS

Management Agreement – VC2 Advisors, LLC

On July 15, 2015, the Company executed an agreement with VC2 Advisors, LLC (“VC2”), a Delaware limited liability company, in which Michael Pope, the Company’s President and Director, is a managing member. VC2 is owned by Sugar House Trust and AEL Irrevocable Trust, trusts for the benefit of the families of Michael Pope and Adam Levin, respectively. The effective date of this agreement is the date of the consummation of the IPO of the Company’s Class A common stock. Pursuant to the agreement, VC2 shall perform consulting services for the Company relating to, among other things, sourcing and analyzing strategic acquisitions and introductions to various financing sources. VC2 shall receive an annual management fee payable in cash equal to 1.5% of total consolidated revenues at the end of each fiscal year ended December 31, 2016, 2017 and 2018, payable in monthly installments, commencing as of the date of the Company’s IPO. The annual fee is subject to a cap of $1,000,000 in each of 2016, 2017 and 2018. At its option, VC2 may also defer payment until the end of each year, payable as an option to purchase shares of Class A common stock of the Company, at a price per share equal to 100% of the closing price of the Company’s Class A common stock as traded on Nasdaq or any other national securities exchange as of December 31 of such year in question. Effective as of October 12, 2016, as a result of Adam Levin and Michael Pope no longer working at VC2, the consulting agreement with VC2 was terminated. Subsequently, the Company entered into new consulting agreements on identical terms with other entities which now employ Michael Pope and Adam Levin.

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Warrant Agreement

On November 7, 2014, the Company granted Vert Capital and a consultant warrants to purchase 796,813 and 23,904, respectively, shares of common stock with an exercise price equal to 110% of the price per share of the Company’s initial public offering or, in the situation that the Company become a public trading company through reverse merger or other alternative methods, the volume weighted average price per share for the 20 consecutive trading days immediately after the Company becomes public. In August 2015, Vert Capital assigned 5% of its warrants, or warrants to purchase 39,841 shares of Class A common stock, to an unaffiliated third party. Effective as of October 12, 2016, and as a result of Adam Levin and Michael Pope no longer working at Vert Capital, Boxlight Parent cancelled the remaining balance of the Vert Capital warrants and reissued 567,729 and 189,243 of such warrants to entities associated with Adam Levin and to Michael Pope, respectively. These warrants expire on December 31, 2019. These warrants will be valued using Black-Scholes option-pricing Model upon the completion of the Company’s initial public offering.

Sales and Purchase - EDI

EDI, an affiliate of the Company’s major shareholder K-Laser, is a major supplier to the Company. For the nine months ended September 30, 2016 and 2015, the Company had purchases of $804,122 and $0, respectively, from Everest Display Inc. For the nine months ended September 30, 2016 and 2015, the Company had sales of $160,048 and $0, respectively, to Everest Display Inc. As of September 30, 2016 and December 31, 2015, the Company had accounts payable approximately of $2,748,634 and $0, respectively, to Everest Display Inc. As of September 30, 2016 and December 31, 2015, the Company has accounts receivable from Everest Display Inc. of $191,227 and $0, respectively.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Litigation

In July 2015, a supplier filed a lawsuit against the Company for its outstanding receivables from the Company of approximately $72,000. In February 2016, the supplier and the Company agreed to settle the indebted balance for $43,000 provided that the Company pays on or before March 16, 2016. The Company failed to make the payment and is currently negotiating new terms with the supplier.

Trademark

On April 16, 2009, Boxlight Inc. entered into a trademark license agreement with Herbert H. Myers whereby Boxlight Inc. agreed to pay Mr. Myers 15% of the quarterly net income of Boxlight Inc. This payment shall continue until $1,250,000 is paid, upon which, the license fee shall drop to 10%. Upon reaching the aggregate sum of $2,500,000 or 10 years of licensing, whichever comes first, the trademark will be sold to Boxlight Inc. for $1. Through the period ended December 31, 2014, Boxlight Inc. has paid $32,580 related to this agreement.

In October 2014, Boxlight Inc. entered into an amendment to the trademark license agreement with Mr. Myers, where Mr. Myers agreed to sell the trademark for $250,000. Payment would be made through the issuance of shares of Boxlight Corporation by dividing $250,000 by the initial price per share of shares of Boxlight Corporation’s common stock sold in the initial public offering of Boxlight Corporation on the date the registration statement is declared effective by the Securities and Exchange Communion. Trademark cost of $250,000 is included in the accompanying combined balance sheets under the caption “Intangible assets”, with the correspondent liability included under the caption “Other current liabilities”.

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Operating Lease Commitments

The Company leases two office spaces under non-cancelable lease agreements. The leases provides that the Company pays only a monthly rental and is not responsible for taxes, insurance or maintenance expenses related to the property. Future minimum lease payments of the Company’s operating leases with a term over one year subsequent to September 30, 2016 are as follows:

Year ending December 31,	Amount
2016	$98,687
2017	394,450
2018	241,200
2019	60,600
Net Minimum Lease Payments	$794,937

The Company also has another office lease on a month-to-month basis. For the nine months ended September 30, 2016 and 2015, aggregated rent expense was approximately $160,000 and $35,000, respectively.

Agreements with Board of Directors

In March 2015, as amended on February 26, 2016, the Company entered into agreements with two new Board members. In consideration of their agreement to serve on the Company’s Board, the Company agreed to sell a number of common shares equal to 0.5% and 1.25%, respectively, of the Company’s fully-diluted common shares to these members. The numbers of the fully-diluted common shares are to be determined on a date no later than 2 business days prior to the effective date of a registration statement in connection with an IPO of the Company’s Class A commons stock. The purchase price per share will be $0.0001 per share. The issuance of these shares will be recorded after the IPO. Additionally, one of the directors receives a fee of $50,000 per annum, which commenced on February 26, 2016.

Warrant Agreement

On November 7, 2014, the Company granted warrants to Lackamoola, LLC to purchase an aggregate of 23,904 shares of common stock with an exercise price equal to 110% of the price per share of the Company’s IPO or, in the situation that the Company become a public trading company through reverse merger or other alternative methods, the volume weighted average price per share for the 20 consecutive trading days immediately after the Company becomes a publicly traded company. These warrants expire on December 31, 2019. These warrants will be valued using Black-Scholes option-pricing Model upon the completion of the Company’s initial public offering.

Agreement with Loeb & Loeb

On December 16, 2015, the Company executed an agreement with its legal counsel, Loeb & Loeb LLP (“Loeb”), pursuant to which the Company agreed to issue 231,152 shares of Class A common stock as partial compensation for services rendered by Loeb in connection with the Company’s IPO. The shares will be issued upon the consummation of the Company’s IPO. Upon timely payment of the cash component of compensation due and owing to Loeb as set forth in the agreement, Loeb will be obligated to return to the Company up to 207,864 shares of common stock not yet sold by Loeb for no further consideration and will continue to beneficially own 23,288 shares of our common stock.

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NOTE 17 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company generated a substantial portion of its revenues from one customer (17%) for the 9 months ended September 30, 2016. As of September 30, 2016 and December 31, 2015, the amount due from the one customer included in accounts receivable was $514,207 and $32,570, respectively. The loss of the significant customer or the failure to attract new customers could have a material adverse effect on our business, results of operations and financial condition.

The Company purchased a substantial portion of materials from three vendors (24%, 14% and 18%) for the nine months ended September 31, 2016. As of September 30, 2016 and December 31, 2015, the amounts due to these vendors included in accounts payable was $3,566,154 and $6,491,870, respectively. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

NOTE 18 – SUBSEQUENT EVENTS

In October 2016, Mr. Silverstein agreed to settle $100,000 of the outstanding principal and $15,919 of accrued interest with 109,915 shares of the Company’s Class A common stock. These shares were valued at $115,919 based on the Company’s most recent selling price of the Class A common stock on the settlement date.

In October 2016, the Company issued 94,735 shares at $1.055 per share to settle accounts payable of $99,911 (including $77,268 accrued commission payable to Mark Elliott, the Company’s CEO). In October 2016, the Company issued additional 3,556 shares to a third party at $5.91 per share to settle accounts payable of $21,000.

In October 2016, the Company issued 18,014 shares of Class A common stock at $1.055 per share for cash. In November 2016, the Company issued 33,865 shares of Class A common stock at $5.91 per share for cash.

F-54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Atlanta, Georgia

We have audited the accompanying consolidated balance sheets of Boxlight Corporation as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each the years then ended. Boxlight Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated balance sheets of Boxlight Corporation as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Boxlight Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, Boxlight Corporation has suffered recurring losses from operations and has a net capital deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We previously audited and reported on the balance sheets of Boxlight Corporation as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2015 and for the period from September 18, 2014 (inception) to December 31, 2014 and on the statements of financial position of Genesis Collaboration, LLC as of December 31, 2015 and 2014 and the related statements of operations, changes in members’ deficit and cash flows for each of the years ended prior to their restatement for the 2015 reorganization of entities under common control. The contribution of Boxlight Corporation and Genesis Collaboration, LLC to total assets as of December 31, 2015, and for revenues and net loss for the year then ended represented 9%, 45% and 81% of the respective restated totals. The contribution of Boxlight Corporation and Genesis Collaboration, LLC to total assets as of December 31, 2014, and revenues and net loss and for the year then ended represented 100% of the respective restated totals. Separate financial statements of Mimio LLC included in the restated consolidated balance sheet as of December 31, 2015 and in the related statement of operations and cash flows for the two months ended December 31, 2015 were audited and reported on separately by other auditors. We audited the combination of the accompanying consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years then ended, after restatement for the reorganization of entities under common control, which is similar to a pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in Note 3 of notes to consolidated financial statements.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

October 28, 2016

F-55

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Consolidated Balance Sheets

	December 31, 2015*	December 31, 2014*
ASSETS
Current asset:
Cash and cash equivalents	$994,103	$32,391
Accounts receivable – trade, net of allowances	1,131,648	340,270
Accounts receivable – related parties	-	8,335
Inventories, net of reserve	3,549,778	-
Other current assets	327,447	11,643
Total current assets	6,002,976	392,639

Property and equipment, net of accumulated depreciation	-	-
Intangible assets	224,653	-
Other assets	10,507	8,049
Total assets	$6,238,136	$400,688

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$4,554,233	$827,813
Accounts payable and accrued expenses – related parties	616,836	342,679
Short-term debt	97,393	-
Short-term debt – related parties	822,679	320,076
Convertible note payable – related parties	95,000	-
Other short-term liabilities	10,688	35,349
Total current liabilities	6,196,829	1,525,917

Commitment and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 4,183,030 and 4,079,681 Class A shares issued and outstanding, respectively	418	408
Additional paid-in capital	3,469,703	44,648
Subscription receivable	(1,975)	(2,560)
Accumulated deficit	(3,426,839)	(1,167,725)
Total stockholders’ equity (deficit)	41,307	(1,125,229)

Total liabilities and stockholders’ equity (deficit)	$6,238,136	$400,688

* Financial information has been retrospectively adjusted for the acquisitions of Mimio and Genesis.

See accompanying notes to the financial statements.

F-56

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Consolidated Statements of Operations

For the Years Ended December 31, 2015 and 2014

	2015*	2014*

Revenues	$3,377,280	$2,902,856
Cost of revenues	2,276,993	2,236,652
Gross profit	1,100,287	666,204

Operating expense:
General and administrative expenses	2,942,061	1,733,010
Research and development	208,161	-
Total operating expense	3,150,222	1,733,010

Loss from operations	(2,049,935)	(1,066,806)

Other income (expense):
Interest expense, net	(98,509)	(20,087)
Other expense	(110,670)	-
Total other income (expense)	(209,179)	(20,087)

Net loss	$(2,259,114)	$(1,086,893)

Net loss per common share – basic and diluted	$(0.55)	$(0.30)
Weighted average number of common shares outstanding – basic and diluted	4,083,645	3,574,576

* Financial information has been retrospectively adjusted for the acquisitions of Mimio and Genesis.

See accompanying notes to the financial statements.

F-57

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2015 and 2014

	Class A Common Stock		Additional Paid-in	Subscription	Accumulated
	Shares	Amount	Capital*	Receivable*	Deficit*	Total

Balance, December 31, 2013	-	$-	$67,496	$-	(80,832)	(13,336)

Direct costs incurred for equity financing	-	-	(25,000)	-	-	(25,000)
Sale of common stock	4,079,681	408	2,152	(2,560)	-	-
Net loss	-	-	-	-	(1,086,893)	(1,086,893)

Balance, December 31, 2014	4,079,681	408	44,648	(2,560)	(1,167,725)	(1,125,229)

Collection of shareholder receivable	-	-	-	585	-	585
Issuance of common stock for consulting services	103,349	10	55	-	-	65
Acquisition of Mimio	-	-	3,425,000	-	-	3,425,000
Net loss	-	-	-	-	(2,259,114)	(2,259,114)

Balance, December 31, 2015	4,183,030	$418	$3,469,703	$(1,975)	(3,426,839)	$41,307

* Financial information has been retrospectively adjusted for the acquisitions of Mimio and Genesis.

See accompanying notes to the financial statements.

F-58

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Statements of Cash Flows

For the Years ended December 31, 2015 and 2014

	2015*	2014*

Cash flows from operating activities:
Net loss	$(2,259,114)	$(1,086,893)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of debt discount	7,393	-
Bad debt expense	5,577	5,335
Stock-based compensation	65	-
Changes in operating assets and liabilities:
Accounts receivable	1,515,324	(41,288)
Accounts receivable – related party	(8,335)	16,600
Inventories	283,872	-
Other current assets and other assets	172,365	(11,644)
Accounts payable and accrued expenses	31,072	920,968
Accounts payable and accrued expenses – related parties	492,011	(243,956)
Other short-term liabilities	(24,661)	35,349
Net cash provided by (used in) operating activities	215,569	(405,529)

Cash flows from investing activities:
Cash acquired from Mimio	8,373	-
Net cash provided by investing activities	8,373	-

Cash flows from financing activities:
Proceeds from factoring of accounts receivable with recourse	49,582	48,928
Proceeds from subscription receivable	585	-
Direct costs incurred for equity financing	-	(25,000)
Proceeds from short-term debt	90,000	-
Proceeds from short-term debt – related parties	515,000	275,076
Proceeds from convertible note payable – related parties	95,000	-
Proceeds from line of credit - related party	-	45,000
Principal payment on short-term debt – related parties	(12,397)	-
Net cash provided by financing activities	737,770	344,004

Net increase (decrease) in cash and cash equivalents	961,712	(61,525)

Cash and cash equivalents, beginning of the year	32,391	93,916

Cash and cash equivalents, end of the year	$994,103	$32,391

Supplemental cash flows disclosures:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Subscription receivable from sale of common stock	$-	$2,560
Change in additional paid-in capital due to the acquisitions of Mimio and Genesis under common control	$3,425,000	$-
Goodwill from the acquisition of Mimio under common control	$224,653	$-

* Financial information has been retrospectively adjusted for the acquisitions of Mimio and Genesis.

See accompanying notes to the financial statements.

F-59

Boxlight Corporation

(Formerly known as Logical Choice Corporation)

Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Boxlight Corporation (formerly known as Logical Choice Corporation) (the “Company” or “Boxlight Parent”) was incorporated in the State of Nevada on September 18, 2014 with its headquarters in Atlanta, Georgia for the purpose of becoming a technology company that sells interactive educational products.

Mimio LLC (“Mimio”) was formed in Delaware on July 1, 2013 and maintains its headquarter in Boston, Massachusetts. Mimio designs, develops and sells interactive classroom technology products, much of which Mimio owns the design and performance patents of, and which are manufactured by a contract manufacturer (“CM”) in Shenzhen, China. Mimio also purchases and sells other non-proprietary products such as classroom projectors and flat panel displays on an original equipment manufacturer (“OEM”) basis from manufacturers in China and Taiwan. The primary market for Mimio’s products is classrooms K-12. All of the products are integrated in the classroom through Mimio’s award winning operating software “Mimio Studio.” Mimio’s products are distributed globally through a network of value added resellers (“VARs”) in the U.S. and Canada, and through master distributors in the rest of the world. On November 4, 2015, Mimio was acquired by Mim Holdings, Inc. (“Mim Holdings”), a Delaware corporation wholly-owned by Marlborough Trust. Marlborough Trust was established for the benefit of members of the families of affiliates of VC2 Partners, LLC (“VC2 Partners”). VC2 Partners and Mim Holdings are affiliates of Vert Capital Corp. (“Vert Capital”). On April 1, 2016, Boxlight Parent acquired 100% of the membership interests in Mimio from Mim Holdings.

Genesis Collaboration, LLC (“Genesis”) was formed as a limited liability company in September 2011 in Atlanta, Georgia, to provide solutions that enhance interactive learning in the business, government, and education markets. Genesis is a technology provider that facilitates effective communication in schools, training facilities and workplaces around the world. Genesis offers a wide range of integrated products that change the way individuals collaborate and learn. In the classroom, Genesis offers a wide range of integrated interactive solutions that transform the way teachers deliver lessons and assess progress. Genesis’ products include interactive whiteboard systems, interactive tables, interactive and standard projectors, audio systems, data loggers, software, assessment and student response systems. On October 31, 2013, Vert Capital’s subsidiary acquired all of the outstanding membership interests of Genesis. On May 12, 2016, the Company acquired Genesis from Vert Capital.

BASIS OF PRESENTATION AND PRINCIPLE OF CONSOLIDATION

Acquisitions from Vert Capital and Mim Holdings are considered common control transactions. When businesses are acquired from Vert Capital and Mim Holdings that will be consolidated by us, they are accounted for as if the transfer had occurred at the beginning of the period of transfer, with prior periods retrospectively adjusted to furnish comparative information. The acquisitions of Mimio and Genesis were transfers of businesses between entities under common control. Accordingly, the accompanying financial statements and related notes have been retrospectively adjusted to include the historical results and financial position of the acquired entities prior to the effective dates of such acquisitions. The information prior to the Company’s incorporation on September 18, 2014 represents the historical results of Genesis as Genesis was first controlled by Vert Capital and determined to be our predecessor entity for accounting purposes . The financial information for Mimio has been included in the Company’s consolidated financial statements beginning on November 4, 2015 when Mimio was acquired by Mim Holdings. See Note 3— Acquisitions, for additional information.

The accompanying consolidated financial statements include the accounts of Boxlight Corporation, Mimio and Genesis. Transactions and balances among Boxlight Corporation, Mimio and Genesis have been eliminated. The assets and liabilities of Mimio and Genesis in these financial statements have been reflected on a historical cost basis because the transfers of Mimio and Genesis to the Company are considered common control transactions. The accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

F-60

Common control transactions

Business acquired from Vert Capital are accounted for as common control transactions whereby the net assets (liabilities) acquired (assumed) are combined with the Company’s at their carrying value. Any difference between carrying value and recognized consideration is treated as a capital transaction. Cash received from the acquired entities is presented as an investing activity in our consolidated statement of cash flows.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company maintains cash balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits of $250,000 for banks located in the U.S. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any rick of loss on its cash bank accounts.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are stated at historical carrying amounts net of write-offs and allowance for doubtful accounts. Allowance for doubtful accounts represents management’s estimate of the amount that ultimately will be realized in cash. The Company reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, the age of receivables and knowledge of the individual customers. When the analysis indicates, management increases or decreases the allowance accordingly. However, if the financial condition of our customers were to deteriorate, additional allowances might be required. As of December 31, 2015 and 2014, we had an allowance for doubtful accounts of $81,243 and $12,209, respectively.

INVENTORIES

Inventories are stated at the lower of cost or net realizable value and included spare parts and finished goods. Inventories are primarily determined using specific identification method and the first-in, first-out (“FIFO”) cost method. Cost includes direct cost from the CM or OEM, plus material overhead related to the purchase, inbound freight and import duty costs.

The Company continuously reviews its inventory levels to identify slow-moving merchandise and markdowns necessary to clear slow-moving merchandise, which reduces the cost of inventories to its estimated net realizable value. Consideration is given to a number of quantitative and qualitative factors, including current pricing levels and the anticipated need for subsequent markdowns, aging of inventories, historical sales trends, and the impact of market trends and economic conditions. Estimates of markdown requirements may differ from actual results due to changes in quantity, quality and mix of products in inventory, as well as changes in consumer preferences, market and economic conditions. As of December 31, 2015 and 2014, we had a reserve for inventories of $430,318 and $0 respectively.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated life of the asset. Repairs and maintenance are charged to expense as incurred. All of the Company’s fixed assets are manufacturing tools and fixtures located at the CM factory in China and have been fully depreciated.

Intangible assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No material impairments of intangible assets have been identified during any of the periods presented. Intangible assets and goodwill are tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. Goodwill is not amortized and is not deductible for tax purposes.

DEBT DISCOUNT

Debt discount is amortized over the term of the debt using effective interest rate method.

F-61

REVENUE RECOGNITION

Revenue is comprised of product sales and service revenue, net of sales returns, co-operative advertising credits, early payment discounts, and special incentive payments (“SPIFF”) paid to VAR sales reps. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.

Revenue from product sales is derived from the sale of projectors, interactive panels and related accessories. Evidence of an arrangement consists of an order from its distributors, resellers or end users. The Company considers delivery to have occurred once title and risk of loss has been transferred.

Service revenue is comprised of product installation services and training services. These service revenues are normally entered into at the time products are sold. Service prices are established depending on product equipment sold and include a cost value for the estimated services to be performed based on historical experience. The Company outsources installation and training services to third parties and recognizes revenue upon completion of the services.

The Company evaluates the criteria outlined in FASB ASC Subtopic 605-45, Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as revenue. Generally, when the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded at the gross amount. If the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, the Company generally records the net amounts as revenue earned.

The Company’s standard terms and conditions of sale do not allow for product returns and it generally does not allow product returns other than under warranty. However, the Company, on a case by case basis, will grant exceptions, mostly “buyer’s remorse” where the VAR’s end user customer either did not understand what they were ordering, or determined that the product did not meet their needs. As a result, and considering that actual returns historically were immaterial, the Company does not record a return reserve.

While the Company uses resellers and distributors to sell its products, the Company’s sale agreements do not contain any special pricing incentives, right of return or other post shipment obligations.

The Company generally provides 24 to 60 months warranty coverage on all of Mimio’s products. Standard warranty period is 24 months, which can be extended to 60 months upon the end user “registering” their device on-line. The Company’s warranty provides for repair or replacement of the associated products during the warranty period. The Company does not record warranty cost upon sale, and instead conducts a quarterly review of the warranty liability reserve, and based on historical cost-to-trailing- revenue history, will adjust up or down the warranty liability, with the offset to this adjustment posted to cost of revenue.

SHIPPING AND HANDLING

The Company records shipping and handling expense, and shipping and handling costs billed to customers in cost of revenues.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed as incurred and consists primarily of personnel related costs, prototype and sample costs, design costs, and global product certifications mostly for wireless certifications.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

F-62

SHARE-BASED COMPENSATION

The Company estimates the fair value of each share-based compensation award at the grant date by using the Black-Scholes option pricing model. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

SUBSEQUENT EVENTS

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, a pronouncement was issued that creates common revenue recognition guidance for U.S. GAAP and International Financial Reporting Standards. The new guidance supersedes most preexisting revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with an option to adopt the standard one year earlier. The new standard is to be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact of the new pronouncement on its financial statements.

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU is effective for annual periods beginning after December 15, 2015, and interim periods within those annual periods, early adoption is permitted. The Company is currently evaluating the effects of ASU 2015-03 on the financial statements.

In February 2016, a pronouncement was issued that creates new accounting and reporting guidelines for leasing arrangements. The new guidance requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. The new standard is to be applied using a modified retrospective approach. The Company is currently evaluating the impact of the new pronouncement on its financial statements.

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of December 31, 2015, the Company had accumulated deficit of $3,426,839 and a working capital deficit of $193,853. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company plans to obtain fund for operations from its initial public offering and support from its majority shareholder.

F-63

NOTE 3 – ACQUISITIONS

Acquisition of Mimio

Effective April 1, 2016, pursuant to a membership interest purchase agreement, the Company acquired 100% of the membership interest in Mimio from Mim Holdings. As consideration, the Company issued a $2,000,000 unsecured convertible promissory note (the “Marlborough Note”) to Marlborough Trust. See Note 15.

Additionally, the Company assumed from Mim Holdings a $3,425,000 senior secured note that is payable to Skyview Capital, LLC, (“Skyview”), the former equity owner of Mimio (the “Skyview Note”) and interest accrued on the note. The Skyview Note was issued by Mim Holdings to Skyview on November 4, 2015 as payment for the acquisition of 100% of the membership equity of Mimio. See Note 15.

The Company’s financial statements included Mimio’s assets and liabilities at the historical cost of Mim Holdings. Mimio was acquired by Mim Holdings on November 4, 2015. Mim Holdings accounts for acquired businesses using the acquisition method of accounting, which requires, among other things, that most assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Transaction costs are expensed as incurred. Any excess of the consideration transferred over the assigned values of the net assets acquired is recorded as goodwill. The estimated fair values of assets acquired and liabilities assumed, were determined based on management’s best estimates. Preliminary estimated fair values are subject to measurement period adjustments which represent updates made to the preliminary purchase price allocation based on revisions to valuation estimates in the interim period subsequent to the acquisition and initial accounting date up until the purchase price allocation is finalized which cannot be any later than one year from the acquisition date. Mim Holdings is in the process of completing its assessment of the fair value of assets acquired and liabilities assumed. Thus the preliminary measurement of current assets, property and equipment, intangibles, and liabilities assumed are subject to change, which could be significant. As of June 30, 2016, the Company had $224,653 intangibles related to the acquisition of Mimio. The Company will finalize the amounts recognized as the Company obtains the information necessary from Mim Holdings. Mim Holdings expects to finalize these amounts as soon as possible but no later than one year from the acquisition date. The Company has not recorded any amortization expense related to the intangible assets acquired from the acquisition of Mimio for the period from November 4, 2015 to December 31, 2015 as the Company is still in the process of obtaining the fair value information of the intangible assets acquired.

Acquisition of Genesis

On May 12, 2016, Vert Capital contributed 100% of the membership interests in Genesis to the Company. In connection with the Company’s acquisition of Genesis, the former members of Genesis received 1,000,000 shares of the Company’s Series B Preferred Stock which, upon consummation of the Company’s initial public offering, will automatically convert into such number of shares that represents 4.0% of the Company’s fully diluted common stock as defined in the agreement. Upon completion of the Company’s initial public offering, an aggregate of 250,000 shares of the Company’s non-voting convertible Series A preferred stock will be issued to Vert Capital. Such 250,000 shares of the Company’s non-voting convertible Series A preferred stock will automatically convert into 398,406 shares of our Class A common stock on a date which shall be one year from the date of the Company’s initial public offering.

Common Control Transactions

The acquisitions of Mimio and Genesis were considered as transfers of businesses between entities under common control; and therefore, the assets acquired and liabilities assumed were transferred at historical cost of the ultimate parent, Vert Capital. Because the acquisitions were common control transactions in which the Company acquired businesses, the Company’s historical financial statements have been retrospectively adjusted to reflect the results of operations, financial position, and cash flows of Mimio and Genesis as if the Company owned Mimio and Genesis for all periods presented from the date Mimio, Genesis and the Company were under common control.

F-64

NOTE 4 – INVENTORIES

Inventories consisted of the following at December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014

Finished goods	$3,980,096	$-
Reserves for inventory obsoletes	(430,318)	-

Inventories, net of reserves	$3,549,778	$-

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2015 and 2014:

	December 31, 2015	December 31, 2014

Manufacturing fixtures and equipment	$1,422,396	$-
Accumulated depreciation	(1,422,396)	-

Property and equipment, net	$-	$-

NOTE 6 – SHORT-TERM DEBT

Line of Credit – Sy Silverstein

On April 3, 2015, the Company entered into a line of credit agreement with Sy Silverstein, an individual. Pursuant to the agreement, the Company obtained the line of credit for up to a maximum of $300,000 to complete its initial public offering (“IPO”) process. The advances from this agreement accrue interest at 12% per annum, along with a $10,000 documentation fee, and is due on the effective date of the Company’s IPO. The $10,000 documentation fee was recorded as debt discount. As of December 31, 2015, $7,393 of the discount was amortized. As of December 31, 2015, the outstanding principal and accrued interest under this agreement were $100,000 and $7,841, respectively.

NOTE 7 – SHORT-TERM DEBT– RELATED PARTIES

Line of Credit - Vert Capital

On September 30, 2014, the Company entered into a line of credit agreement with Vert Capital, the Company’s majority shareholder. Pursuant to the agreement, as amended, the Company obtained a line of credit from Vert Capital up to a maximum of $900,000 to complete its IPO process. The funds originally accrued interest at 10% per annum. Pursuant to an amendment to the purchase agreement with EDI entered in September 2016, the funds now accrue interest at 5.75% per annum. See Note 15. The advance is due on the effective date of the Company’s IPO. In connection with this agreement, the Company granted Vert Capital Corp. a first lien and security interest to all of its assets and properties. As of December 31, 2015, outstanding principal and accrued interest under this agreement were $592,550 and $36,938, respectively. As of December 31, 2014 outstanding principal and accrued interest under this agreement were $77,550 and $1,125, respectively.

Line of Credit - Logical Choice Corporation-Delaware

On May 21, 2014, the Company entered into a line of credit agreement with Logical Choice Corporation-Delaware (“LCC-Delaware”), former sole member of Genesis. The line of credit allows the Company to borrow up to $500,000 for working capital and business expansion. The funds when borrowed will accrue interest at 10% per annum. Interest accrued on any advanced funds is due monthly and the outstanding principal and any accrued interest are due in full on May 21, 2015. In May 2016, the maturity date was extended to May 21, 2017. The assets of Genesis have been pledged as a security interest against any advances on the line of credit. As of December 31, 2015, outstanding principal and accrued interest under this agreement was $45,000 and $4,500, respectively. As of December 31, 2014, outstanding principal and accrued interest under this agreement was $45,000 and $4,762, respectively.

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On September 30, 2014, the Company entered into a line of credit agreement with LCC-Delaware. Pursuant to the agreement, the Company obtained an additional line of credit from LCC-Delaware up to a maximum of $500,000 for a term of 3 years. The advances from this agreement accrue interest at 10% per annum and is due on demand. In connection with this agreement, the Company granted LCC-Delaware a second lien and security interest to all of its assets and properties, subordinate to the Vert Capital. As of December 31, 2015, outstanding principal and accrued interest under this agreement were $185,129 and $23,344, respectively. As of December 31, 2014, outstanding principal and accrued interest under this agreement were $197,526 and $4,828, respectively. Pursuant to an amendment to the purchase agreement with EDI entered in September 2016, LCC - Delaware agreed to forgive payable of $185,000 owed by the Company. See Note 15.

NOTE 8 – CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

Convertible Note Payable – Mark Elliott

On January 16, 2015, the Company issued a note to Mark Elliott, the Company’s Chief Executive Officer, in the amount of $50,000. The note is due on April 30, 2016 and bears interest at an annual rate of 10%, compounded monthly. The note is convertible to the Company’s common stock at the lesser of (i) $6.28 per share, (ii) a discount of 20% to the stock price if the Company’s common stock is publicly traded, or (iii) if applicable, such other amount negotiated by the Company. The note holder may convert all but not less than all of the outstanding principal and interest due under this note upon conversion date. As of December 31, 2015, outstanding principal and accrued interest under this agreement were $50,000 and $4,795, respectively.

Convertible Note Payable – James Lofgren

On August 19, 2015, the Company issued a convertible promissory note to James Lofgren, spouse of Sheri Lofgren, the Company’s Chief Financial Officer, in the amount of $45,000. The note is due on April 30, 2016 and bears interest at an annual rate of 13%, compounded monthly. Mr. Lofgren may convert all, but not less than all, of the outstanding principal and interest due under this note into the Company’s Class A common stock, at the lesser of (i) $6.28 per share or (ii) a discount of 20% to the trading price if the Company’s common stock is then publically traded. As of December 31, 2015, outstanding principal and accrued interest under this agreement were $45,000 and $2,404, respectively. All of the outstanding balance which included documentation fee of $15,000 under this note was repaid on March 31, 2016.

NOTE 9 – EQUITY

In 2014, the Company issued 4,079,681 shares of its Class A common stock to various investors for cash of $2,560. The Company received promissory notes from the investors for the proceeds. These notes were due on March 31, 2015 and bear no interest through March 31, 2015. After March 31, 2015, the notes bear interest of 12% per annum. In 2015, the Company received proceeds of $585 from issuance of these shares. As of December 31, 2015 and 2014, the Company had subscription receivable of $1,975 and $2,560, respectively.

Preferred Shares

The Company’s article of incorporation provides that the Company is authorized to issue 50,000,000 preferred shares consisting of: 1) 250,000 shares of voting Series A preferred stock, with a par value of $0.0001 per share; 2) 1,200,000 shares of voting Series B preferred stock, with a par value of $0.0001 per share; 3) 270,000 shares of voting Series C preferred stock, with a par value of $0.0001 per share; 4) 48,280,000 shares to be established by the Company’s Board of Directors.

Upon the effectiveness of a registration statement registering for the resale of the Company’s Class A common stock, all of the shares of Series B and Series C Preferred Stock shall be automatically converted into the applicable numbers of Class A common stock. All of the Series A Preferred Stock shall be automatically converted into Class A common stock not later than one year after the effective date of the Company’s registration statement in connection with an IPO of the Company’s Class A common stock. As of December 31, 2015, the Company had not issued any preferred shares.

Common Shares

In January 2015, the Company amended its articles of incorporation to state that the Company’s common shares consist of: 1) 150,000,000 shares of Class A voting common stock and 2) 50,000,000 shares of Class B non-voting common stock. Class A and Class B common stock has the same rights except that Class A common stock is entitled to one vote per share while Class B common stock has no voting rights. Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock. As of December 31, 2015, the Company had 4,183,030 shares of Class A common stock issued and outstanding.

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Adoption of the 2014 Stock Option Plan

On September 19, 2014, the Board approved the Company’s 2014 Stock Option Plan. The total number of underlying shares of the Company’s Class A common stock available for grant to directors, officers, key employees, and consultants of the Company or a subsidiary of the Company under the plan is 2,390,438 shares.

NOTE 10 – STOCK SPLITS

On August 3, 2015, the Company completed a 1 for 7.665 reverse stock split for its Class A common stock in preparation for its IPO. On September 1, 2015, the Company further completed a 1 for 1.18991 reverse stock split of its Class A common stock reducing its outstanding Class A common stock to 2,806,808 shares. On October 1, 2015, the Company completed an additional 1 for 1.31993 reverse stock split of its Class A common stock reducing its outstanding Class A common stock to 2,126,487 shares. On October 2, 2015, the Company completed an additional 1 for 1.041646 reverse stock split of its Class A common stock reducing its outstanding Class A common stock to 2,041,466 shares. In December 2015, the Company completed a stock split of 1.93369 for1 of its Class A common stock increasing its outstanding Class A common stock to 3,947,572 shares. In May 2016, the Company completed a stock split of 1.084448 for 1 of its Class A common stock increasing its outstanding Class A common stock to 4,389,380 shares. In October 2016, the Company completed a stock split of 1.005042 of its Class A common stock. All share numbers or per share information presented give effect to the stock splits.

NOTE 11 – STOCK-BASED COMPENSATION

Stock Options

Following is a summary of option activities for the years ended December 31, 2015 and 2014:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding, December 31, 2013	-	-
Granted	872,859	0.13
Outstanding, December 31, 2014	872,859	0.13
Cancelled	(143,425)	0.13
Outstanding, December 31, 2015	729,434	0.13	8.72
Exercisable, December 31, 2015	207,748	0.13	8.76

In 2014, the Company granted its employees and members of Board of Directors an aggregated number of 872,859 options to purchase the Company’s common stock with an exercise price of $0.13 per share and a term of 10 years, with vesting over a 3-year period. The options have an aggregated fair value of approximately $2 that was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include: (1) discount rate of 1.81% to 2.09% (2) expected life of 5.75 years, (3) expected volatility of 65% to 69%, and (4) zero expected dividends.

In July and December 2015, options to purchase 143,425 shares of the Company’s Class A common stock were cancelled. As of December 31, 2015, unrecognized compensation expense related to the options was $0.

Class A Common Shares Grant

On December 16, 2015, the Company executed a Business Consulting Services Agreement with Falcon Equity Partners, in which the Company agreed to issue 103,347 shares of its Class A common stock as compensation for financial advisory and business consulting services including, but not limited to international corporate advisory for European capital markets and strategy. Term of the service agreement commences immediately following the Company’s planned IPO on NASDAQ and continue for 12 months. Either party may cancel the agreement but all compensation and fess will be deemed earned upon executive of the agreement. The Company recorded stock compensation expense of $65 for the year ended December 31, 2015 based on the fair value of the shares issued on the grant date.

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NOTE 12 – RELATED PARTIES TRANSACTIONS

Management Agreement – VC2 Advisors, LLC

On July 15, 2015, the Company executed an agreement with VC2 Advisors, LLC (“VC2”), a Delaware limited liability company, in which Michael Pope, the Company’s President and Director, is a managing member. VC2 is owned by Sugar House Trust and AEL Irrevocable Trust, trusts for the benefit of the families of Michael Pope and Adam Levin, respectively. The effective date of this agreement is the date of the consummation of the IPO of the Company’s Class A common stock. Pursuant to the agreement, VC2 shall perform consulting services for the Company relating to, among other things, sourcing and analyzing strategic acquisitions and introductions to various financing sources. VC2 shall receive an annual management fee payable in cash equal to 1.5% of total consolidated revenues at the end of each fiscal year ended December 31, 2016, 2017 and 2018, payable in monthly installments, commencing as of the date of the Company’s IPO. The annual fee is subject to a cap of $1,000,000 in each of 2016, 2017 and 2018. At its option, VC2 may also defer payment until the end of each year, payable as an option to purchase shares of Class A common stock of the Company, at a price per share equal to 100% of the closing price of the Company’s Class A common stock as traded on Nasdaq or any other national securities exchange as of December 31 of such year in question. Effective as of October 12, 2016, as a result of Adam Levin and Michael Pope no longer working at VC2, the consulting agreement with VC2 was terminated. Subsequently, the Company entered into new consulting agreements on identical terms with other entities which now employ Michael Pope and Adam Levin.

Warrant Agreement

On November 7, 2014, the Company granted Vert Capital and a consultant warrants to purchase 796,813 and 23,904, respectively, shares of common stock with an exercise price equal to 110% of the price per share of the Company’s initial public offering or, in the situation that the Company become a public trading company through reverse merger or other alternative methods, the volume weighted average price per share for the 20 consecutive trading days immediately after the Company becomes public. In August 2015, Vert Capital assigned 5% of the warrants, or warrants to purchase 39,841 shares of Class A common stock, to an unaffiliated third party. Effective as of October 12, 2016, and as a result of Adam Levin and Michael Pope no longer working at Vert Capital, Boxlight Parent cancelled the remaining balance of the Vert Capital warrants and reissued 567,729 and 189,243 of such warrants to entities associated with Adam Levin and to Michael Pope, respectively. These warrants expire on December 31, 2019. These warrants will be valued using Black-Scholes option-pricing Model upon the completion of the Company’s initial public offering.

Transactions with Boxlight Inc.

The Company’s Chief Operating Officer is the president of Boxlight Inc. On July 18, 2016, the Company acquired 100% of the equity of the Boxlight Inc. As of June 30, 2016 and December 31, 2015, the Company had the following balances due to/from Boxlight, Inc. (rounded in thousands):

	December 31, 2015	December 31, 2014

Accounts payable	$545,000	$336,000
Accounts receivable	-	8,000

For the years ended December 31, 2015 and 2014, the Company had the following transactions with Boxlight, Inc.:

	2015	2014

Purchase from Boxlight Inc.	$777,000	$467,000
Rent expense to Boxlight Inc.	82,000	55,000

NOTE 13 – COMMITMENT AND CONTINGENCIES

Litigation

In July 2015, a supplier filed a lawsuit against the Company for its outstanding receivables from the Company of approximately $72,000. In February 2016, the supplier and the Company agreed to settle the indebted balance for $43,000 provided that the Company pays on or before March 16, 2016. The Company failed to make the payment and is currently negotiating new terms with the supplier.

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Operating Lease Commitments

The Company leases office space under a non-cancelable lease agreement. The lease provides that the Company pays only a monthly rental and is not responsible for taxes, insurance or maintenance expenses related to the property. Future minimum lease payments of the Company’s operating lease with a term over one year subsequent to December 31, 2015 are as follows:

Year ending December 31,
2016	$136,750
2017	136,750
Minimum Lease Payments	$273,500

The Company also has another office lease on a month to month basis. Rent expense under operating leases was $135,830 and $44,894 for the years ended December 31, 2015 and 2014, respectively.

Agreements with Board of Directors

In March 2015, as amended on February 26, 2016, the Company entered into agreements with two new Board members. In consideration of their agreement to serve on the Company’s Board, the Company agreed to sell a number of common shares equal to 0.5% and 1.25%, respectively, of the Company’s fully-diluted common shares to these members. The numbers of the fully-diluted common shares are to be determined on a date no later than 2 business days prior to the effective date of a registration statement in connection with an IPO of the Company’s Class A commons stock. The purchase price per share will be $0.0001 per share. The issuance of these shares will be recorded after the IPO. Additionally, one of the directors will receive a fee of $50,000 per annum commencing on February 26, 2016.

Warrant Agreement

On November 7, 2014, the Company granted warrants to Lackamoola, LLC to purchase an aggregate of 23,904 shares of common stock with an exercise price equal to 110% of the price per share of the Company’s IPO or, in the situation that the Company become a public trading company through reverse merger or other alternative methods, the volume weighted average price per share for the 20 consecutive trading days immediately after the Company becomes a publicly traded company. These warrants expire on December 31, 2019. These warrants will be valued using Black-Scholes option-pricing Model upon the completion of the Company’s initial public offering.

Agreement with Loeb & Loeb

On December 16, 2015, the Company executed an agreement with its legal counsel, Loeb & Loeb LLP (“Loeb”), pursuant to which the Company agreed to issue 231,152 Class A common shares of common stock as partial compensation for services rendered by Loeb in connection with the Company’s IPO. The shares will be issued upon the consummation of the Company’s IPO. Upon timely payment of the cash component of compensation due and owing to Loeb as set forth in the agreement, Loeb will be obligated to return to the Company up to 207,864 shares of common stock not yet sold by Loeb for no further consideration and will continue to beneficially own 23,288 shares of our common stock.

NOTE 14 – CUSTOMER AND SUPPLIER CONCENTRATION

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company generated a substantial portion of its revenues from one customer (13%) for the year ended December 31, 2014. As of December 31, 2014, the amount due from these customers included in accounts receivable was $0. In 2015, the Company generated a substantial portion of its revenues from two customers (17% and 19%). As of December 31, 2015, the aggregated amount due from these customers included in accounts receivable was $149,231. The loss of these significant customers or the failure to attract new customers could have a material adverse effect on our business, results of operations and financial condition.

The Company purchased a substantial portion of materials from three vendors (68%) for the years ended December 31, 2014. As of December 31, 2014, aggregated amounts due to these vendors included in accounts payable and accounts payable – related party was $391,978. In 2015, the Company purchased a substantial portion of materials from two vendors (31% and 42%). As of December 31, 2015, aggregated amounts due to these vendors included in accounts payable and accounts payable – related party was $2,091,993. The Company believes there are numerous other suppliers that could be substituted should the suppliers become unavailable or non-competitive.

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NOTE 15 – SUBSEQUENT EVENTS

Loan and Security Agreement – Hitachi Capital America Corp.

Effective July 6, 2016, the Company entered into a loan and security agreement with Hitachi Capital America Corp. (“Hitachi”). The agreement allows the Company to borrow up to $2,500,000 based on the balance of eligible accounts receivable and inventory at an interest rate equal to 1.75% in excess of the prime rate. The loan is due and payable on demand. Under the terms of the Hitachi loan agreement, the Company applied $1,000,000 of the initial funding to pay EDI $1,000,000 in reduction of the Boxlight Group’s outstanding accounts payable. The Hitachi loan is secured by all assets of Boxlight Inc. and guaranteed by Boxlight Parent. The Company retired the outstanding amount payable to Hitachi on September 29, 2016, out of the proceeds of the line of credit financing received from Crestmark Bank.

Acquisition of Boxlight Inc., Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica Servicios, S.A. DE C.V

On July 18, 2016, the Company acquired 100% of the equity interest of the Boxlight Group pursuant to the terms of a share purchase agreement dated May 12, 2016, with Everest Display, Inc., a Taiwan corporation (“EDI”) and its subsidiary, Guang Feng International Ltd. (“Guang Feng”), the former shareholder of the Boxlight Group.

Under the terms of the share purchase agreement, Boxlight Holdings, Inc., a newly formed Delaware subsidiary of Boxlight Parent acquired the equity of the Boxlight Group. The purchase price was paid by delivery of 270,000 shares of Boxlight Parent’s Series C Preferred Stock, that has a stated or liquidation value of $20.00 per share. Upon completion of this offering and subject to the listing of the Company’s Class A common stock on the Nasdaq Capital Market or other securities exchange acceptable to EDI, the Series C Preferred Stock shall automatically, and without any further action on the part of the holders or Boxlight Parent, convert into shares of Class A common stock. Such newly converted shares of Class A common stock to be issued to EDI or its subsidiaries, (including certain bonus shares of Class A common stock representing 8% of the shares issuable upon conversion of the Series C Preferred Stock), will total 2,055,872 shares of the Company’s Class A common stock, representing approximately 22.22% of our fully-diluted common stock defined in the agreement .

Under the terms of the EDI share purchase agreement, as amended on September 28, 2016, the parties agreed that Boxlight Group and Boxlight Parent will settle and pay approximately $5.75 million of accrued accounts payable owed to EDI at September 28, 2016, in the manner set forth below.

(1)	$1,000,000 was paid at the closing of the Boxlight Group acquisition out of the net proceeds of the Hitachi financing;

(2)

An additional $1,500,000 of the $5.75 million owed to EDI was to be paid by the Boxlight Group and Mimio in six monthly installments of $250,000 each, commencing 30 days after the initial $1,000,000 payment referred to above. However, in view of the fact that such installment payments cannot be presently made by the Company under the subordination agreement between EDI and Crestmark Bank, the Company and EDI agreed that the net proceeds from IPO shall be applied, first to prepay the $1,460,508 principal balance due under the Skyview Note, and second to prepay the balance of the $1,500,000 installment obligation owed to EDI referred to above;

(3)	$2,000,000 of the unpaid balance of the Company’s account payable is settled with a 4% non-negotiable convertible promissory note of Boxlight Parent payable to EDI, together with accrued interest, on March 31, 2019 (the “EDI Note”). Following the completion of IPO, the EDI Note is convertible to shares of our Class A common stock at a conversion price equal to 80% of the initial per share offering price of the Class A common stock offered under our IPO. The Company has the option, in lieu of issuing its Class A common stock, to prepay the entire unpaid principal amount of the EDI Note plus accrued interest thereon within 72 hours of the first conversion notice.

In addition, Vert Capital agreed to decrease the interest rate on its line of credit to the Company from 10% per annum to 5.75% per annum and LCC-Delaware agreed to forgive $185,000 owed by the Company.

Acquisition of Mimio

On May 5, 2016, pursuant to a membership interest purchase agreement, dated as of April 1, 2016, the Company acquired 100% of the membership interest in Mimio, from Mim Holdings, Inc., a Delaware corporation wholly-owned by Marlborough Trust, a trust established for the benefit of members of the families of affiliates of VC2 Partners LLC. As consideration, the Company issued a $2,000,000 unsecured convertible promissory note (the “Marlborough Note”) to Marlborough Trust. The Marlborough Note is convertible by the holder into the Company’s Class A common stock at a per share conversion price equal to 55% of the initial offering price. The Marlborough note accrues interest at 4% per annum and is due on March 31, 2019.

Additionally, the Company assumed from Mim Holdings, Inc. a $3,425,000 senior secured note that is payable to Skyview Capital, LLC, (“Skyview”), the former equity owner of Mimio (the “Skyview Note”). The Skyview Note accrues interest at 4% per annum and is on due July 3, 2016. The Skyview Note was issued by Mim Holdings, Inc. to Skyview on November 4, 2015 as payment for the acquisition of 100% of the membership equity of Mimio. The Skyview Note is guaranteed and secured by a lien and security interest on all of the assets of Mimio. The acquisition was completed in April 2016 and the consolidated financial statements of Boxlight Corporation has been retrospectively adjusted. See Note 3.

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On July 5, 2016 and August 4, 2015, the Skyview note was amended. On August 4, 2016, pursuant to the amendments, the Company paid Skyview $50,000 fees plus interest on the Skyview note accrued through July 31, 2016. Additionally, principal of the Skyview Note was increased to $3,960,508; $2,500,000 of the note is due on the earlier of (1) September 30, 2016 and (2) the date the Company obtained a debt facility; and the remaining outstanding balance together with any unpaid accrued interest is due on December 15, 2016. The Company made the $2,500,000 payment on September 29, 2016 with the proceeds from Crestmark Bank line of credit. The restated Skyview Note is guaranteed by Boxlight Parent, Mim Holdings, VC2 Partners LLC, the former owner of Mim Holdings, and Vert Capital.

Acquisition of Genesis

On May 12, 2016, Vert Capital contributed 100% of the membership interests in Genesis Collaboration, LLC (“Genesis”) to the Company. In connection with the Company’s acquisition of Genesis, the former members of Genesis received 1,000,000 shares of the Company’s Series B Preferred Stock which, upon consummation of the Company’s initial public offering, will automatically convert into such number of shares that represents 4.0% of the Company’s fully diluted common stock as defined in the agreement. Upon completion of the Company’s initial public offering, an aggregate of 250,000 shares of the Company’s non-voting convertible Series A preferred stock will be issued to Vert Capital held in escrow. Such 250,000 shares of the Company’s non-voting convertible Series A preferred stock will automatically convert into 398,406 shares of our Class A common stock on a date no later than one year from the date of the Company’s initial public offering. The acquisition was completed in May 2016 and the consolidated financial statements of Boxlight Corporation has been retrospectively adjusted. See Note 3.

Options

On May 13, 2016, the Company granted options to purchase 116,016 shares of Series A common stock at $0.13 per share to an employee for service. These options vest in four years commenced on the quarter ended June 30, 2016 and expire 5 years from the date of grant. The options have a fair value of $108,253 that was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include: (1) discount rate of 0.97% (2) expected life of 3.75 years, (3) expected volatility of 69%, and (4) zero expected dividends.

Note payable – Boxlight Inc.

On June 3, 2016, the Company issued a promissory note to Boxlight Inc. for outstanding payable to a vendor that was settled by Boxlight Inc. on behalf of the Company. Boxlight Inc. was acquired by the Company in July 2016. The Company’s Chief Operating Officer is the president of Boxlight Inc. The note accrues interest at 5% per annum. Outstanding principal and accrued interest are due in full on December 31, 2017. The note payable was eliminated and accounted for as a reduction to the consideration paid to acquire Boxlight Inc. upon the completion of Boxlight Inc. acquisition in July 2016.

Line of Credit – Crestmark Bank

On September 29, 2016, the Company entered into a $5,000,000 line of credit agreement with Crestmark Bank. Advances against this agreement accrue interest at 2.25% in excess of prime rate, with a minimum rate of 5.75% per annum. The outstanding balance under this agreement is secured by all assets of the Boxlight Parent and its subsidiaries and is due and payable upon demand.

On September 29, 2016, the Company withdrawn approximately $2.9 million under this line of credit to pay the entire outstanding amount owed to Hitachi and $2.5 million owed under Skyview Note.

Shares issued for cash and settlement of debt

On September 28, 2016, pursuant to an amendment agreement with EDI, K Laser, the principal stockholder of EDI, purchased 178,572 shares of Class A common stock at $5.60 per share. The per share sale price is intended to be 80% of the initial price per share of the Company’s Class A common stock offered to the public under IPO. Accordingly, the 178,572 shares of Class A common stock are subject to increase in the event that the initial offering price of the shares offered is less than $7.00. The $5.60 price and the number of shares sold in the private placement will not change if the initial per share offering price is greater than $7.00. The Company agreed to use $650,000 of the proceeds to retire a separate obligation owned by Boxlight Inc. to EDI.

In October 2016, the Company issued 94,735 shares at $1.055 per share to settle accounts payable of $99,911 (including $77,268 accrued commission payable to Mark Elliott, the Company’s CEO). In October 2016, the Company issued additional 3,556 shares at $5.91 per share to settle accounts payable of $21,000.

In October 2016, Mr. Silverstein agreed to settle $100,000 of the outstanding principal and $15,919 of accrued interest with 109,915 shares of the Company’s Class A common stock.

In October 2016, the Company issued 18,014 shares of Class A common stock at $1.055 per share for cash.

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1,000,000 Shares of Class A

Common Stock

PROSPECTUS

Until              , 2016, all dealers that buy, sell or trade in our common stock whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable in connection with the sale of the shares of common stock being registered. The registrant will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. All of the amounts shown are estimates except the SEC registration fee.

	Amount
SEC Registration Fee	$407
*Printing and Engraving Expenses	$15,000
*Transfer Agent and Registrar Fees	$1,000
*Legal Fees and Expenses	$158,593	**
*Accounting Fees and Expenses	$125,000
*Total	$300,000

*	Estimated

** On December 16, 2015, we executed an agreement with our legal counsel, Loeb & Loeb LLP, pursuant to which we agreed to issue 231,152 shares of our common stock as partial compensation for services rendered by Loeb & Loeb LLP in connection with this offering and make cash payments pursuant to an agreed upon payment arrangement over a period of twelve months in the amount of $650,000. The shares will be issued upon the consummation of this offering. Upon our timely payment of the cash component of compensation due and owing to Loeb as set forth in the agreement, Loeb will be obligated to return to us up to 207,864 shares of common stock for no further consideration and will continue to beneficially own 23,288 shares of our common stock. If we fail to timely make the cash payments, Loeb would be entitled to keep all of the shares.

In addition, CKR Law LLP, who has acted as our corporate and acquisition counsel, has agreed to defer payment of approximately $125,000 in accrued and unpaid legal fees over a period of up to six months following the effective date of this registration statement.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Second Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Second Amended and Restated Articles of Incorporation provides that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company has sold within the past three years, the following securities which were not registered under the Securities Act:

In connection with the formation of the Company, on September 18, 2014, a total of 2,675,585 shares of Class A common stock were issued to Vert Capital Corporation in reliance on Section 4(a)(2).

On November 7, 2014, we issued to Vert Capital Corp. and a consultant five year warrants to purchase 820,717 shares of our Class B common stock, at an exercise price payable by warrant holders equal to 110% of the initial per share offering price of the shares being sold under this prospectus. Among other provisions, such warrants contain “cashless” exercise rights and prohibit the holder from selling any of the shares issuable upon exercise of such warrants for a period of not less than nine months from the date of issuance. Such warrants were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

On January 16, 2015, we issued a convertible promissory note to Mark Elliott, in the amount of $50,000. Mr. Elliott may convert all but not less than all of the outstanding principal and interest due under this note into the Company’s Class A common stock, at the lesser of (i) $6.28 per share or (ii) a discount of 20% to the trading price if the Company’s Class A common stock is then publicly traded. The note was issued pursuant to an exemption from registration under section 4(2) of the Securities Act.

In connection with the acquisition of Mimio by Boxlight Parent, in May 2016 we assumed and guaranteed payment of a $3,245,000 senior secured note previously issued to Skyview Capital LLC, and issued a $2,000,000 note payable to Mim Holdings, Inc., the former stockholder of Mimio. The note is convertible by the holder into shares of Class A common stock of Boxlight Parent at a per share conversion price equal to 55% of the initial offering price per share of BOXL common stock offered to the public under this registration statement. Accordingly, and assuming a $7.00 per share initial offering price of the shares offered hereby, the $2,000,000 Marlborough Note would be convertible into an aggregate of 519,481 shares of our Class A common stock, based on a $3.85 per share conversion price. The note has full-ratchet anti-dilution protection and is pre-payable at the Company’s election during the first 180 days after issuance at premiums of 25% to 45%. Under various circumstances, including a change in control of the Company or a default on the note, at the holder’s option, the Company must prepay the note with a 50% premium. Mim Holdings is wholly-owned by the Marlborough Brothers Family Trust, a trust established for the benefit of members of the families of Adam Levin and Michael Pope. Mr. Pope is the President and a member of our board of directors. The notes were issued pursuant to an exemption from registration under section 4(2) of the Securities Act.

On September 29, 2016, we issued a $2,000,000 convertible promissory note to Everest Display Technologies, Inc. (“EDI”) in payment of a portion of accrued accounts payable owed to EDI. The Note is due March 31, 2019 and is convertible into the Company’s Class A common stock, at the lesser of (i) $5.60 per share or (ii) a discount of 20% to the initial offering price of the Class A common stock offered in this registration statement. The note was issued pursuant to an exemption from registration under section 4(2) of the Securities Act.

On September 29, 2016, K Laser International, Inc., an affiliate of EDI, purchased for $1,000,003, an aggregate of 178,572 shares of our Class A common stock. The per share purchase price is intended to be 80% of the initial offering price of the Class A common stock offered in this registration statement. If our initial per share offering price is less than $7.00, the 178,572 shares purchased will be increased proportionally. The shares were issued pursuant to an exemption from registration under section 4(2) of the Securities Act. In addition, Boxlight Parent also sold additional 18,014 and 33,865 shares of Class A common stock for $19,000 and $200,004 in October and November 2016, respectively .

In October and November, 2016, prior to the date of this prospectus, Boxlight Parent issued to 5 accredited investors (including Mark Elliott, our Chief Executive Officer) an aggregate of 204,650 additional shares of our Class A common stock at a price of $1.055 per share. The purpose of the issuances of these $1.055 Shares was intended to reduce debt and related obligations aggregating $215,830 that was owed to such individuals. In October 2016, Boxlight Parent issued additional 3,556 shares at $5.91 per share to settle accounts payable of $21,000.

Upon consummation of the offering contemplated by the prospectus included in this registration statement, the Company will issue shares of its capital stock, as follows:

●	in exchange for 100% of the membership interest equity in Genesis, a total of 1,000,000 shares of the Company’s Series B preferred stock were issued to the four former members of Genesis Collaboration LLC, which shall automatically be converted into 370,040 shares of Class A common stock or such other number of shares as shall represent 4.0% of the Company’s fully-diluted common stocks;

●	an aggregate of 250,000 shares of Series A Preferred stock were issued to Vert Capital Corp., to be held in trust for the benefit of the existing holders of Series A Preferred stock in LCC-Delaware; such 250,000 shares of Series A Preferred stock will automatically convert into 398,406 shares of class A Common stock on a date that is one year from the date of this prospectus.

●	in exchange for 100% of the shares of the Boxlight Group, a total of 270,000 shares of our Series C preferred stock were issued to Everest Display, Inc. on July 18, 2016, which will automatically convert into 2,055,872 shares of our Class A common stock, including 152,287 bonus shares of our Class A common stock.

●	BOXL has also agreed to grant employee stock options entitling the option holders to purchase upon full vesting, at the offering price of our Class A common stock, an additional 1,049,255 shares of our Class B common stock. Class B common stock is identical to Class A common stock, except that Class B common stock carries no vote, other than as required by law.

●	231,152 shares of our Class A common stock to be issued to our legal counsel, Loeb & Loeb LLP upon consummation of this offering as partial compensation for services rendered in relation to this initial public offering.

The above securities were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

In addition, in exchange for a transfer to a subsidiary of Everest Display of the “Boxlight” and “Boxlight Display” trademarks, the Company agreed to issue an additional 35,714 shares of its common stock to the current owner of such trademarks. Such shares will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules

See page F-1 for an index of the financial statements and financial statement schedules included in this Registration Statement.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide certificates in such denominations and registered in such names as required by the purchasers to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, of the State of Georgia, on this 15 th day of December, 2016.

BOXLIGHT CORPORATION

By:	/S/ JAMES MARK ELLIOTT
James Mark Elliott
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES MARK ELLIOTT	Chief Executive Officer and Chairman	December 15 , 2016
James Mark Elliott	(Principal Executive Officer)

/S/ Henry (“Hank”) Nance	Chief Operating Officer	December 15 , 2016
Henry (“Hank”) Nance

/S/ SHERI LOFGREN	Chief Financial Officer	December 15 , 2016
Sheri Lofgren	(Principal Financial and Accounting Officer)

/S/ MICHAEL POPE	President and Director	December 15 , 2016
Michael Pope

*	Director	December 15 , 2016
Tiffany Kuo

*	Director	December 15 , 2016
Robin Richards

*	Director	December 15 , 2016
Dr. Rudolph Crew

*/S/ JAMES MARK ELLIOTT
James Mark Elliott
Authorized Signatory

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1	Eighth Amended and Restated Articles of Incorporation*

3.2	Bylaws*

3.3	Ninth Amended and Restated Articles of Incorporation *

3.4	Tenth Amended and Restated Articles of Incorporation *

3.5	Eleventh Amended and Restated Articles of Incorporation ***

4.1	Certificate of Designations of Series A Convertible Preferred Stock*

4.2	Certificate of Designations of Series B Convertible Preferred Stock*

4.3	Amended and Restated Certificate of Designations of Series C Convertible Preferred Stock*

4.4	Form of Warrant Held by Vert Capital Corp.*

4.5	Form of Warrant Held by Lackamoola, LLC*

4.6	Form of Subscription Agreement for $1.00 per share *

4.7	Form of Conversion Agreement of Accounts Payable for $1.00 per share. *

4.8	Form of Subscription Agreement for Common Stock to Subscribers in the IPO *

5.1	Opinion of Loeb & Loeb, LLP as to the legality of the securities being offered*

10.1	Share Purchase Agreement, dated as of May 10, 2016 by and among Everest Display, Inc., Guang Feng International Ltd., Boxlight Holdings, Inc., the registrant, Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. and Boxlight Latinoamerica, Servicios S.A. DE C.V.*

10.2	Amended and Restated Share Exchange Agreement, dated as of May 9, 2016, by and among Vert Capital Corporation and the former members of Genesis Collaboration LLC, the Delaware subsidiary of the registrant *

10.3	Membership Interest Purchase Agreement, dated as of April 1, 2016, by and among the registrant, Mim Holdings, Inc., Mimio LLC and the Marlborough Partners Family Trust *

10.4	Form of Stock Purchase Agreement, by and among the registrant and certain founding shareholders of the registrant*

10.5	Form of 4% Promissory Note payable to the registrant by certain founding shareholders of the registrant*

10.6	Trademark Assignment between Herbert Myers, the registrant and Boxlight, Inc.*

10.7	Intellectual Property Asset Purchase and Assignment Agreement, by and among Herbert H. Myers, Boxlight, Inc., Boxlight Technologies Ltd. and the registrant*

10.8+	Employment Agreement effective as September 18, 2014, by and between James Mark Elliott and the registrant*

10.9+	2014 Stock Incentive Plan of the registrant*

10.10+	Employment Agreement between Sheri Lofgren and the registrant **

10.11+	Employment Agreement between Henry (“Hank”) Nance and the registrant*

10.12	Line of Credit Agreement between Vert Capital Corp. and the registrant*

10.13	Stock Transfer Agreement by and among the registrant, Logical Choice Corporation (a Delaware Corporation), Vert Capital Corp. and LCT Minority Stockholders*

10.14	$2,000,000 convertible promissory note of the registrant to Mim Holdings, dated as of April 1, 2016 *

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10.15	Line of Credit Agreement between Logical Choice Corporation (a Delaware Corporation) and the registrant*

10.16	Convertible Promissory Note dated January 16, 2015, issued to Mark Elliot*

10.17	Line of Credit Agreement between Sy Silverstein and the registrant*

10.18	Line of Credit Agreement between Genesis Collaboration LLC and the registrant*

10.19	Letter of Agreement by and between Dr. Rudolph Crew and the registrant*

10.20	Letter of Agreement by and between Robin D. Richards and the registrant*

10.21	Agreement by and between Vert Capital Corp. and the registrant relating to the registrant’s right to participate in certain future acquisitions*

10.22	Amendment to Convertible Promissory Note dated January 16, 2015, issued to Mark Elliot*

10.23	Management Agreement dated July 15, 2015, by and between VC2 Advisors LLC and the registrant*

10.24	Form of Stock Option Agreement of the registrant*

10.25	Convertible Promissory Note dated August 19, 2015, issued to James Lofgren*

10.26	Amendment No. 1 to Line of Credit Agreement between Vert Capital Corp. and the registrant*

10.29	Agreement by and between Loeb & Loeb LLP and the registrant*

10.30	Amendment No. 2 to Membership Interest Purchase Agreement among Skyview Capital, LLC, Mimio LLC, MIM Holdings, LLC and the registrant.*

10.31	Amendment No. 2 to Line of Credit Agreement between Vert Capital Corp and registrant *

10.32	Promissory Note between Boxlight, Inc. and AHA Inc Co Ltd. *

10.33	Loan and Security agreement with Hitachi Capital America Corp. *

10.34	Amendment No. 3 to Membership Interest Purchase Agreement among Skyview Capital, LLC, Mimio LLC, MIM Holdings, LLC and the registrant ***

10.35	Intentionally Omitted

10.36

Amendment 1 to Share Purchase Agreement and Option Agreement by and Among Everest Display, Inc., Guang Feng International, Ltd., Boxlight Holdings, the Registrant, Boxlight Inc.,  Boxlight Latinoamerica S.A. and  Boxlight Latinoamerica Servicios, S.A. DE C.V. *

10.37	Subscription Agreement between K Laser International Co., Ltd. And the Registrant for $1,000,000 equity investment at $5.60 per share *

10.38	$2,000,000 Convertible Promissory Note between the Registrant and Everest Display, Inc., dated September 29, 2016 *

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.2	Consent of GBH CPAs, PC ***

23.3	Consent of Heaton & Company, PLLC ***

24.1	Power of Attorney (included in signature pages) *

99.1	Unaudited pro forma combined financial information and accompanying notes of Boxlight Corporation as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015 *

(*) Previously filed

(**) Filed herewith; which agreement or instrument supersedes and replaces all prior agreements and amendments thereto among the registrant, its affiliates and the other parties thereto.

(***) Filed herewith

+ Indicates management contract or compensatory plan

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